Exhibit 10.32

MACY’S, INC.

CASH ACCOUNT PENSION PLAN

(Amending and restating the Federated Department Stores, Inc.

Cash Account Pension Plan effective as of January 1, 2007)

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ARTICLE 8 PRE-PENSION DEATH BENEFITS		40
8.1	Eligibility for Pre-Pension Death Benefit	40
8.2	Beneficiary	40
8.3	Rules as to Pre-Pension Death Benefit if Beneficiary is Participant’s Spouse	40
8.4	Rules as to Pre-Pension Death Benefit if Beneficiary is Not Participant’s Spouse	43

ARTICLE 9 MAXIMUM RETIREMENT BENEFIT LIMITATIONS		44
9.1	Maximum Plan Benefit	44
9.2	Restrictions on Benefits Payable to Certain Highly Compensated Participants	50

ARTICLE 10 ADDITIONAL RETIREMENT AND DEATH BENEFIT PROVISIONS		53
10.1	Incompetency	53
10.2	Commercial Annuity Contracts and Other Administrative Adjustments of Benefits	53
10.3	Timing of Benefit Distributions	53
10.4	Nonalienation of Benefits	54
10.5	Actuarial Assumptions	55
10.6	Applicable Benefit Provisions	57
10.7	Coverage of Pre-Effective Amendment Date Participants	57
10.8	Forfeitures	57
10.9	Direct Rollover Distributions	57
10.10	Marriage Status	59

ARTICLE 11 TRUST FUND		60
11.1	Contributions	60
11.2	Prohibition Against Reversion	60
11.3	Investment of Trust Fund	60

ARTICLE 12 NAMED FIDUCIARIES		61

ARTICLE 13 RETIREMENT COMMITTEE		62
13.1	Appointment of Committee	62
13.2	General Powers of Committee	62
13.3	Records of Plan	64
13.4	Actions of Committee	64
13.5	Compensation of Committee and Payment of Plan Administrative and Investment Charges	64
13.6	Limits on Liability	65
13.7	Claim and Appeal Procedures	65
13.8	Limits on Duties	67

ARTICLE 14 TERMINATION OR AMENDMENT		68
14.1	Right to Terminate	68
14.2	Full Vesting Upon Termination	68

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14.3	Allocation of Assets on Termination	68
14.4	Amendment of Plan	70

ARTICLE 15 TOP HEAVY PROVISIONS		73
15.1	Determination of Whether Plan is Top Heavy	73
15.2	Effect of Top Heavy Status on Vesting	76
15.3	Effect of Top Heavy Status on Benefit Amounts	77

ARTICLE 16	SPECIAL MINIMUM BENEFITS FOR CERTAIN COLLECTIVELY BARGAINED MACY’S EMPLOYEES	79
16.1	General Rules for Minimum Benefits	79
16.2	Certain Applications of Minimum Benefits	84
16.3	Special Disability Retirement Benefit for Certain Participants	84

ARTICLE 17 MISCELLANEOUS		86
17.1	Trust	86
17.2	Mergers, Consolidations, and Transfers of Assets	86
17.3	Special Benefit Payment Rules for Certain Collectively Bargained Employees	86
17.4	Merger of Other Defined Benefit Pension Plans Into Plan	87
17.5	Special Provisions for May Retirement Plan	90
17.6	Benefits and Service for Military Service	90
17.7	Employment Rule	90
17.8	Employees Transferring To or From Noncovered Employment	90
17.9	Reporting and Disclosure	91
17.10	Agent for Service of Process	92
17.11	Authority to Act for Macy’s or Other Employer	92
17.12	Relationship of Plan to Employment Rights	92
17.13	Applicable Law	92
17.14	Separability of Provisions	92
17.15	Counterparts and Headings	92
17.16	Application of Certain Plan Provisions to Prior Plans	92
17.17	Schedules and Exhibits	93

SIGNATURE PAGE		Sig-1

SCHEDULE A ACTUARIAL ASSUMPTIONS		Sch-1

SCHEDULE B MINIMUM BENEFIT SCHEDULES		Sch-2

APPENDIX 1 SPECIAL MAY RETIREMENT PLAN PROVISIONS		App-Cover

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MACY’S, INC.

CASH ACCOUNT PENSION PLAN

(Amending and restating the Federated Department Stores, Inc.

Cash Account Pension Plan effective as of January 1, 2007)

ARTICLE 1

NAME AND PURPOSE OF PLAN

1.1 Name of Plan. The plan set forth herein shall be known as the Macy’s, Inc. Cash Account Pension Plan (hereinafter referred to, for all purposes of this document, as the Plan).

1.2 Purpose of Plan. The Plan provides additional retirement income to persons who participate in the Plan. It is intended that the Plan (together with the Trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under Sections 401(a) and 501(a) of the Code, and it shall be interpreted in a manner consistent with Sections 401(a) and 501(a) of the Code.

1.3 Amendment of Prior Version of Plan.

1.3.1 This Plan document is intended to amend and restate, effective as of the Effective Amendment Date (January 1, 2007), the Federated Department Stores, Inc. Cash Account Pension Plan as it was in existence on December 31, 2006 and to supersede all versions of the Plan and all amendments to the Plan that both (i) were adopted prior to the date on which this Plan document is signed and (ii) had an effective date that was on or prior to the Effective Amendment Date. For all purposes hereof, however, any reference to the Plan shall, when appropriate, refer to all versions of the Plan which were in effect before the Effective Amendment Date.

1.3.2 In addition, certain provisions of this Plan document amend provisions of the Plan, the May Retirement Plan (The May Department Stores Company Retirement Plan), and the Federated Department Stores, Inc. Former Subsidiary Pension Plan (which latter two plans were merged into the Plan effective as of July 31, 2006) as of dates earlier than the Effective Amendment Date in order to satisfy certain requirements of applicable law.

1.4 Special May Retirement Plan Provisions. Certain Employees will accrue benefits on or after the Effective Amendment Date under eligibility, vesting, benefit, and ancillary provisions that mainly reflect the terms of the May Retirement Plan as in effect prior to its July 31, 2006 merger into the Plan (with only minor adjustments). Those May Retirement Plan provisions are set forth in Appendix 1 to this Plan. In this regard, the provisions of Articles 2 through 17 below do not apply to the Employees who participate on or after the Effective Amendment Date under the provisions of Appendix 1 to this Plan (except to the extent the provisions of Articles 2 through 17 below are incorporated by reference into Appendix 1 by the terms of such Appendix or to the extent the context of such provisions clearly indicates that they are intended to apply to Appendix 1).

ARTICLE 2

GENERAL DEFINITIONS; GENDER AND NUMBER

2.1 General Definitions. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires.

2.1.1 “Accrued Benefit” means, when applied to any Participant and his or her interest under this Plan as of any specified date (for purposes of this Subsection 2.1.1, the “determination date”), the monthly amount of the benefit to which the Participant would be entitled under the Plan: (i) if the Participant permanently ceased to be an Employee as of the determination date (if he or she has not already done so); (ii) if the Participant was fully vested in (i.e., had a nonforfeitable right to) his or her benefit under the Plan as of the determination date (even if he or she is not yet fully vested in such benefit); and (iii) if the Participant’s benefit under the Plan is paid in the form of a Single Life Annuity commencing as of the Participant’s Normal Retirement Date (or, if the determination date is later than the Participant’s Normal Retirement Date, commencing as of the determination date). For purposes of the Plan and when the Participant’s Plan benefit is based on the amount credited to his or her Cash Balance Account, the Participant’s “Accrued Benefit” as of the determination date is calculated:

(a) first, by calculating the amount that as of the determination date is credited to the Participant’s Cash Balance Account;

(b) next, in the event (and only in the event) the determination date occurs before the Participant’s Normal Retirement Date, by projecting the amount calculated under paragraph (a) immediately above from the determination date to the Participant’s Normal Retirement Date at an annual interest rate equal to the greater of (i) the annual interest rate on 30-year U.S. Treasury securities for the second calendar month which precedes the start of the Plan Year during which the determination date occurs or (ii) an interest rate equal to 5-1/4% per annum; and

(c) next and last, by converting the amount calculated under paragraph (a) above, as projected to the Participant’s Normal Retirement Date under the provisions of paragraph (b) immediately above in the event the determination date occurs before the Participant’s Normal Retirement Date, into an actuarially equivalent hypothetical Single Life Annuity benefit that commences as of the later of the determination date or the Participant’s Normal Retirement Date. The actuarial assumptions used to make such conversion shall be the actuarial assumptions described in Subsection 10.5.3 below that would apply under the terms of such subsection were the determination date treated as the commencement date of the Accrued Benefit. (The actuarial assumptions set forth in Subsection 10.5.3 below are an applicable interest rate and an applicable mortality assumption intended to be in accord with Section 417(e)(3) of the Code.)

2.1.2 “Accrued Benefit Final Payment Amount” means, when applied to any Participant and his or her interest under this Plan as of any specified date (for purposes of this Subsection 2.1.2, the “initial payment date”), the monthly amount of the benefit to which the Participant would be entitled under the Plan: (i) if the Participant permanently ceased to be an Employee as of the initial payment date (if he or she has not already done so); (ii) if the Participant was fully vested in (i.e., had a nonforfeitable right to) his or her benefit under the Plan as of the initial payment date (even if he or she is not yet fully vested in such benefit); and (iii) if the

Participant’s benefit under the Plan is paid in the form of a Single Life Annuity commencing as of the initial payment date (even if it precedes or follows the Participant’s Normal Retirement Date).

(a) When the initial payment date occurs on or after the Participant’s Normal Retirement Date and the Participant’s Plan benefit is based on the amount credited to his or her Cash Balance Account, the Participant’s “Accrued Benefit Final Payment Amount” as of the initial payment date is, for purposes of the Plan, equal to his or her Accrued Benefit determined as of the initial payment date.

(b) When the initial payment date occurs prior to the Participant’s Normal Retirement Date, the Participant’s “Accrued Benefit Final Payment Amount” as of the initial payment date is, for purposes of the Plan, equal to the monthly amount of the retirement benefit that would be payable to the Participant under the Plan if such benefit were paid in the form of a Single Life Annuity that commenced as of the initial payment date and if such benefit were actuarially equivalent to (i) the Participant’s retirement benefit under the Plan had such benefit been paid in the form of a Single Life Annuity that commenced as of the Participant’s Normal Retirement Date and that had a monthly amount equal to the Participant’s Accrued Benefit determined as of the Participant’s initial payment date or (ii) the amount that as of the initial payment date is credited to the Participant’s Cash Balance Account, whichever produces the greater monthly amount. The actuarial assumptions used to make any such actuarial equivalency determination shall be the actuarial assumptions described in Subsection 10.5.3 below that would apply under the terms of such subsection were the initial payment date treated as the commencement date of the Participant’s Plan benefit. (The actuarial assumptions described in Subsection 10.5.3 below are an applicable interest rate and an applicable mortality assumption intended to be in accord with Section 417(e)(3) of the Code).

2.1.3 “Active Participant” means, at any relevant time, a person who at such relevant time is a Participant in the Plan other than as a Retired Participant.

2.1.4 “Affiliated Employer” means each of: (i) Macy’s; (ii) each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code as modified when applicable by Section 415(h) of the Code) which includes Macy’s; (iii) each trade or business whether or not incorporated which is (and only during the period it is) under common control (within the meaning of Section 414(c) of the Code as modified when applicable by Section 415(h) of the Code) with Macy’s; (iv) each member (and only during the period it is such a member) of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes Macy’s; and (v) each other entity required to be aggregated with Macy’s under Section 414(o) of the Code (and only during the period it is required to be so aggregated).

2.1.5 “Annuity” means a form of benefit without life insurance which provides for equal payments at monthly installments (or, only to the extent provided in Subsection 10.2.2 below, quarterly installments) over more than a one year period.

2.1.6 “Board” means the Board of Directors of Macy’s.

2.1.7 “Cash Balance Account” means, with respect to any Participant, the bookkeeping account established with respect to the Participant under Article 4 below.

2.1.8 “Code” means the Internal Revenue Code of 1986 and the sections thereof, as it and they exist as of the Effective Amendment Date (or, when used in a Plan provision that has an effective date that is earlier than the Effective Amendment Date, as of such earlier effective date) or are thereafter amended or renumbered.

2.1.9 “Committee” means the Pension and Profit Sharing Committee appointed to administer the Plan in accordance with the provisions of Article 13 below.

2.1.10 “Compensation” means, with respect to an Employee and for any specified period, the amount determined in accordance with the following paragraphs of this Subsection 2.1.10.

(a) Subject to paragraphs (b), (c), (d), and (e) below, the Employee’s “Compensation” for any specified period shall mean his or her wages (within the meaning of Section 3401(a) of the Code) and all other compensation paid during such period to the Employee by each Affiliated Employer (in the course of the Affiliated Employer’s trade or business) for his or her services as an Employee and for which the Affiliated Employer is required to furnish him or her a written statement under Section 6041(d), 6051(a)(3), or 6052 of the Code (e.g., compensation reported in Box 1 on a Form W-2). Such Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

(b) Notwithstanding the provisions of paragraph (a) above, the Employee’s “Compensation” for any period that begins on or after January 1, 2008 shall not in any event include any wages or other compensation paid after he or she has ceased to be an Employee, unless such wages or other compensation is paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he or she has ceased to be an Employee and reflects either:

(1) payments that, absent his or her severance from employment with the Affiliated Employers, would have been paid to him or her while he or she was an Employee and would have been regular compensation for services during his or her regular working hours, compensation for services outside his or her regular working hours (such as overtime or shift differentials), commissions, bonuses, or similar compensation; or

(2) payments for accrued bona fide sick, vacation, or other leave, but only if he or she would have been able to use the leave if he or she had not ceased to be an Employee.

In no event, even if paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he or she has ceased to be an Employee, shall any severance pay be treated as part of the Employee’s “Compensation” for any period that begins on or after January 1, 2008 under the provisions of this paragraph (b).

(c) Notwithstanding the provisions of paragraph (a) above, the Employee’s Compensation for any period shall also not include any reimbursement or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, even if any such items are included in the Employee’s income for Federal income tax purposes.

(d) In addition to the amounts included in the Employee’s “Compensation” for any specified period under paragraphs (a), (b), and (c) above, and notwithstanding such paragraphs, the Employee’s “Compensation” for any period shall also include any amounts which are not treated as the Employee’s Compensation for such specified period under paragraphs (a), (b), and (c) above solely because such amounts are considered elective contributions that are made by an Affiliated Employer on behalf of the Employee and are not includable in the Employee’s gross income for Federal income tax purposes by reason of Section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code Section 414(s)(2) or Treasury Regulations Section 1.414(s)-1(c)(4).

(e) Finally, notwithstanding any of the provisions of the foregoing paragraphs of this Subsection 2.1.10, the “Compensation” of the Employee for any twelve consecutive month period which is taken into account under any other provision of the Plan shall not exceed the dollar amount set forth in Section 401(a)(17)(A) of the Code, as such amount is adjusted under Code Section 401(a)(17)(B) by the Secretary of the Treasury or his or her delegate for the calendar year in which such twelve consecutive month period begins. The provisions of this paragraph (e) shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on January 1, 2002, be effective as of January 1, 2002 with respect to any period beginning on or after such date. In accordance with such Code sections, the dollar amount set forth in Code Section 401(a)(17)(A), as adjusted under Section 401(a)(17)(B) of the Code, is:

(1) $150,000 for any such twelve consecutive month period that began in 1996 or an earlier calendar year;

(2) $160,000 for any such twelve consecutive month period that began in 1997, 1998, or 1999;

(3) $170,000 for any such twelve consecutive month period that began in 2000 or 2001;

(4) $200,000 for any twelve month determination period that began in 2002 or 2003;

(5) $205,000 for any twelve month determination period that began in 2004;

(6) $210,000 for any twelve month determination period that began in 2005;

(7) $220,000 for any twelve month determination period that began in 2006;

(8) $225,000 for any twelve month determination period that begins in 2007;

(9) $230,000 for any twelve month determination period that begins in 2008; and

(10) a dollar amount to be determined under Code Sections 401(a)(17)(A) and 401(a)(17)(B) for any twelve month determination period that begins after 2008.

2.1.11 “Covered Compensation” means, with respect to an Employee and for any specified period, the amount that would be considered the Employee’s Compensation for such period under the provisions of Subsection 2.1.10 above if the adjustments described in the following paragraphs of this Subsection 2.1.11 applied under Subsection 2.1.10 above.

(a) Each reference to “Employee,” “Affiliated Employer,” or “Affiliated Employer’s” that is contained in Subsection 2.1.10 above shall be deemed a reference to “Covered Employee,” “Employer,” and “Employer’s,” respectively.

(b) The following types of irregular or additional compensation shall be deemed not to be included in any event in the “Compensation” of the Employee for any period under Subsection 2.1.10 above (even if such amounts would have been so included in the absence of this paragraph (b)): director’s fees; contributions made to or payments received from a plan of deferred compensation; amounts realized from or recognized by reason of a restricted stock award; amounts realized from or recognized by reason of stock appreciation rights; amounts realized from or recognized by reason of the exercise of a stock option or the disposition of stock acquired under a stock option; long-term cash bonuses based on meeting performance goals which are measured over more than a one year period; moving expense reimbursements or payments made to cover mortgage interest differentials resulting from a move; merchandise or savings bond awards; reimbursements for tuition or educational expenses; cost of living allowances; amounts resulting from a forgiveness of a loan; retention bonuses that either are paid under an Affiliated Employer policy which states that such bonuses shall not be considered as compensation under the Plan or under the Employer’s retirement plans in general or are paid by reason of or in accordance with the approval of an order of a court; any compensation that is paid as severance pay, including payments made in settlement of disputes involving termination of employment, even when it is paid before the Employee ceases to be an Employee and regardless of whether or not it is paid in installments or in a lump sum; amounts which represent a sign-on bonus for agreeing to be employed by the Employer; sick pay or disability payments made under a third-party payor arrangement; any imputed income or the like arising under welfare or other fringe benefit plans or programs (including but not limited to group term life insurance, use of employer cars, financial counseling, and employee discounts); and any payments made to cover any personal income taxes resulting from the imputing of income by reason of welfare or other fringe benefits.

2.1.12 “Covered Employee” generally refers to an individual who is eligible to be a Participant in the Plan if and after he or she meets all of the participation requirements set forth in Article 4 below (including certain minimum age and minimum service requirements set forth in Article 4 below). In addition, only service while a “Covered Employee” is taken into account in determining the amount of any benefit accrued by a Participant under the Plan. For these and all other purposes of the Plan, a “Covered Employee” means an individual who meets the criteria described in the following paragraphs of this Subsection 2.1.12.

(a) Subject to the following paragraphs of this Subsection 2.1.12, a person shall be considered a “Covered Employee” for any period if he or she is or was during such period an Employee of the Employer.

(b) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he or she is not or was not on an employee payroll of the Employer or during which he or she is or was a Leased Employee. In particular, it is expressly intended that any person not treated as an employee by the Employer on its employee payroll records (for example, when the Employer treats the person as an independent contractor and/or reports his or her compensation from the Employer on any type of Form 1099 or any successor form thereto) shall not be considered a Covered Employee for purposes of this Plan even if a court or administrative agency determines that such individual is a common law employee of the Employer.

(c) Also notwithstanding the provisions of paragraph (a) above, none of the following individuals shall be considered a “Covered Employee” for purposes of the Plan: (i) except where Macy’s has otherwise agreed, any person who is employed in a leased department in a store operated by the Employer; (ii) any person who is stationed outside the United States (including its territories, whether or not incorporated or organized) from the time he or she first becomes employed by the Employer or who receives his or her Compensation in foreign currency; (iii) any person whose compensation consists solely of a retainer or fee; or (iv) any person who is represented by a collective bargaining unit (unless a collective bargaining agreement between the authorized representatives of such collective bargaining unit and the Employer approves such person’s eligibility to participate in plans both which are qualified as tax-favored plans under Section 401(a) of the Code and the sponsor, as such term is defined in ERISA, of which is the Employer).

(d) Also, subject to the following provisions of this paragraph (d) but notwithstanding the provisions of paragraph (a) above, unless included in the Plan by action of the Board or pursuant to an applicable collective bargaining agreement, a “Covered Employee” for purposes of the Plan shall not include any person who is a participant, eligible for participation, or in the process of qualifying for participation in any other defined benefit plan (within the meaning of Section 414(j) of the Code) which qualifies under Section 401(a) of the Code and the cost of which is borne, in whole or in part, by any Affiliated Employer. However, a person who otherwise qualifies as a “Covered Employee” under the other provisions of this Subsection 2.1.12 shall not be considered other than as a “Covered Employee” merely because of his or her participation in another defined benefit pension plan if such participation relates solely to employment which preceded the date on which he or she would otherwise become a Participant under the Plan and the person’s benefits under such other plan relate solely to such past service.

(e) Further, when any corporation or other entity which is an Employer at any point in time later loses its status as an Employer (because it no longer is part of a controlled group of corporations which includes Macy’s or because of any other reason), any person who is considered a “Covered Employee” under this Plan solely by reason of his or her employment by such corporation or other entity immediately prior to such corporation or other entity losing its status as an Employer shall no longer be considered a “Covered Employee” under this Plan upon such corporation’s or other entity’s loss of Employer status.

(f) Notwithstanding any of the foregoing provisions of this Subsection 2.1.12, any person who on August 30, 2005 (the effective date of the May Company Merger) was a May Company Defined Benefit Plan Active Participant shall not ever be considered a Covered Employee for purposes of this Plan. Further and also notwithstanding any of the foregoing provisions of this Subsection 2.1.12, any person who, on any date that occurs both (i) in the period beginning on August 31, 2005 and ending on August 31, 2008 and (ii) prior to such person becoming on or after August 30, 2005 either a May Company Defined Benefit Plan Active Participant or a Macy’s Defined Benefit Plan Active Participant, is a May Company Employee shall not be considered a Covered Employee for purposes of this Plan on such date. Finally and also notwithstanding any of the foregoing provisions of this Subsection 2.1.12, any person who was not a May Company Defined Benefit Plan Active Participant on August 30, 2005 but who becomes a May Company Defined Benefit Plan Active Participant on any date in the period beginning on August 31, 2005 and ending on August 31, 2008 (and has not on any prior date in such period become a Macy’s Defined Benefit Plan Active Participant) shall not ever be considered a Covered Employee for purposes of this Plan. For purposes of this paragraph (f), the following terms shall have the meanings indicated below.

(1) “May Company” means the corporation that, immediately prior to the May Company Merger, was named The May Department Stores Company and had an employer identification number (as assigned by the Internal Revenue Service) of 43-1104396.

(2) “May Company Employer” means each of May Company and each corporation, partnership, or other organization other than May Company that, immediately prior to the May Company Merger, was in a chain of corporations, partnerships, and/or other organizations that began with May Company and in which at least 80% of the voting interests in such corporation, partnership, or other organization in such chain (other than May Company) was owned by May Company or another corporation, partnership, or other organization in such chain.

(3) “May Company Merger” means the merger of May Company into a subsidiary of Macy’s, the effective date of which was August 30, 2005.

(4) “May Company Employee” means, as of any date, a person who on such date (i) is or was a common law employee of the Employer or an Affiliated Employer and (ii) is or was working at or assigned to an office, store, or other facility that had immediately prior to the May Company Merger been an office, store, or other facility of a May Company Employer.

(5) “May Company Defined Benefit Plan Active Participant” means, as of any date, a person who on such date (i) is or was a May Company Employee and (ii) meets or met all requirements of the May Retirement Plan (as defined in Subsection 2.1.25 below), including any minimum service, age, entry date, and employee classification requirements of such plan, to be a participant in such plan.

(6) “Macy’s Defined Benefit Plan Active Participant” means, as of any date, a person who on such date (i) is or was a common law employee of the Employer,

(ii) is or was not a May Company Employee, and (iii) meets or met all requirements of this Plan, including this Plan’s minimum service, age, entry date, and employee classification requirements, to be a participant in this Plan.

2.1.13 “Effective Amendment Date” refers to the effective date of this amendment and restatement of the Plan and means January 1, 2007.

2.1.14 “Employee” means any person who either (i) is employed as a common law employee of an Affiliated Employer (i.e., a person whose work procedures are subject to control by an Affiliated Employer) or (ii) is a Leased Employee. The following paragraphs of this Subsection 2.1.14 shall also apply in determining when a person is an Employee for purposes of the Plan.

(a) A person who is an Employee shall no longer be considered an Employee when he or she dies or otherwise terminates all employment with the Affiliated Employers.

(b) A person who is an Employee shall not be deemed to have terminated such employment while he or she is then on a bona fide military leave, sick leave, vacation leave, or other leave of absence (where there is a reasonable expectation that he or she will return to perform services for an Affiliated Employer) if the period of the leave does not exceed six months (or, if longer, so long as the person retains a right to reemployment with an Affiliated Employer under an applicable law or by contract). For purposes hereof, a bona fide leave of absence of an Employee shall be deemed to include an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period immediately following such birth or placement.

2.1.15 “Employer” means each Affiliated Employer described in clauses (i), (ii), and (iii) of Subsection 2.1.4 above. Except where the context otherwise is clear (such as when a provision is referring to “an” Employer), any reference to the Employer in this Plan shall be deemed to be referring collectively to all of the corporations, partnerships, and other entities which comprise the Employer. Notwithstanding the foregoing, any corporation or other entity (for purposes of this Subsection 2.1.15, an “acquired company”) that first becomes an Affiliated Employer after the Effective Amendment Date as a result of the acquisition by an Employer of the stock or interests of the acquired company or substantially all of the assets of a trade or business previously operated by another entity shall not be considered a part of the Employer unless and until the first date as of which both (i) the agreements by which such stock, interests, or assets were acquired by an Employer do not require that the employees of the acquired company be eligible to actively participate in another defined benefit plan (within the meaning of Code Section 414(j)) maintained by the acquired company or another Affiliated Employer (and do not otherwise prohibit the employees of the acquired company from participating in the Plan) and (ii) Macy’s has taken such actions (such as, but not necessarily limited to, the providing of notices) so as to clearly indicate that employees of the acquired company are to begin participating in the Plan as of such date.

2.1.16 “ERISA” means the Employee Retirement Income Security Act of 1974 and the sections thereof, as it and they exist as of the Effective Amendment Date or are thereafter amended or renumbered.

2.1.17 “Former Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Subsection 2.1.17, the “subject Plan Year”), any person (i) who is a former Employee at the start of the subject Plan Year (or who, while an Employee at the start of such year, performs no services for an Affiliated Employer during such year by reason of being on a leave of absence or for some other reason), (ii) who had a separation year prior to the subject Plan Year, and (iii) who was a Highly Compensated Employee for the person’s separation year or any other Plan Year which ended on or after the person’s 55th birthday. Except as is otherwise required in regulations issued under Section 414(q) of the Code, a person’s “separation year” refers to the Plan Year in which the person ceased to be an Employee. For purposes of this rule, an Employee who performs no services for any Affiliated Employer during the subject Plan Year shall be treated as having ceased to be an Employee in the Plan Year in which such Employee last performed services for any Affiliated Employer.

2.1.18 “Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Subsection 2.1.18, the “subject Plan Year”), any person who is an Employee during at least part of the subject Plan Year and (i) was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of any Affiliated Employer during the subject Plan Year or the immediately preceding Plan Year (for purposes of this Subsection 2.1.18, the “look-back Plan Year”) or (ii) received in the look-back Plan Year Compensation in excess of the dollar amount set forth in Section 414(q)(1)(B)(i) of the Code, as such dollar amount is adjusted under Code Section 414(q)(1) by the Secretary of the Treasury or his or her delegate for such look-back Plan Year. In accordance with such Code sections, the dollar amount set forth in Code Section 414(q)(1)(B)(i), as adjusted under Section 414(q)(1) of the Code, is (i) $100,000 for the look-back Plan Year that begins on January 1, 2006 and for the look-back Plan Year that begins on January 1, 2007, (ii) $105,000 for the look-back Plan Year that begins on January 1, 2008, and (iii) a dollar amount to be determined under Code Sections 414(q)(1)(B)(i) and 414(q)(1) for any look-back Plan Year that begins after 2008.

2.1.19 “Joint and Survivor Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life, and after his or her death monthly survivor payments continue to a contingent beneficiary chosen by the Participant (who may be any person other than the person who is the Participant’s spouse as of the date payments under the Annuity begin to the Participant) for such contingent beneficiary’s life. Each monthly survivor payment to the contingent beneficiary shall be equal in amount to 50% or an optional percentage (as is chosen by the Participant when he or she elects the form of his or her retirement benefit under the subsequent provisions of the Plan) of the monthly payment amount made during the life of the Participant under the same Annuity. For purposes of the immediately preceding sentence, the “optional percentage” means either 100%, 75%, or 66-2/3%. A Joint and Survivor Annuity shall end with the monthly payment due for the month in which occurs the death of the survivor of the Participant and his or her contingent beneficiary.

2.1.20 “Leased Employee” means any person who provides services to an Affiliated Employer in a capacity other than as a common law employee of the Affiliated Employer, in accordance with each of the following three requirements: (i) the services are provided pursuant to one or more agreements between the Affiliated Employer and one or more leasing organizations; (ii) the individual has performed such services for the Affiliated Employer on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under the primary direction or control by the Affiliated Employer. The determination of who is a Leased Employee shall be consistent with the provisions of Section 414(n) of the Code and, to the extent not inconsistent with Code Section 414(n), any regulations issued under Section 414(n) of the Code.

2.1.21 “Life and Five Year Certain Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life, and such payments end with the monthly payment for the month in which occurs the Participant’s death if at least 60 monthly payments have been made on behalf of the Participant. If not, the monthly payments continue after the Participant’s death to a contingent beneficiary (who is chosen by the Participant when he or she elects the form of his or her retirement benefit under the subsequent provisions of the Plan) until 60 monthly payments have been made, when aggregated, to the Participant and the contingent beneficiary. In addition, the following paragraphs of this Subsection 2.1.21 apply to such Life and Five Year Certain Annuity.

(a) The Participant may name any person or entity as the contingent beneficiary under this form of Annuity, including a contingent beneficiary only to take effect if another named contingent beneficiary dies before the period certain payment period under such form of Annuity expires. If any contingent beneficiary dies after payments have begun under this form of Annuity but before all scheduled payments have been made and no other person or entity has previously been named to succeed as contingent beneficiary, the successor contingent beneficiary shall be deemed to be the estate of such deceased contingent beneficiary.

(b) If monthly payments are payable under this form of Annuity after the Participant’s death to a contingent beneficiary which is an estate, the monthly payments otherwise remaining to be paid shall be converted to a single sum (which is equal to the then present value of the otherwise remaining payments) and paid to the estate.

2.1.22 “Life and Ten Year Certain Annuity” has the same meaning as and is subject to the same rules as apply to a Life and Five Year Certain Annuity, as such term is defined in Subsection 2.1.21 above, except that each reference to “60” contained in Subsection 2.1.21 above shall be read for this purpose to be a reference to “120.”

2.1.23 “Life and Twenty Year Certain Annuity” has the same meaning as and is subject to the same rules as apply to a Life and Five Year Certain Annuity, as such term is defined in Subsection 2.1.21 above, except that each reference to “60” contained in Subsection 2.1.21 above shall be read for this purpose to be a reference to “240.”

2.1.24 “Macy’s” means Macy’s, Inc. Macy’s is the sponsor of this Plan. Prior to June 1, 2007, Macy’s was named Federated Department Stores, Inc., and the change to Macy’s, Inc. represented only a change in name.

2.1.25 “May Retirement Plan” means and refers to both (i) The May Department Stores Company Retirement Plan, a Prior Plan that merged into the Plan effective as of July 31, 2006 and that immediately prior to its merger was sponsored by Macy’s and identified for reporting purposes by an employer identification number of 13-3324058 and a plan number of 023, and (ii) the provisions of the plan document applicable to The May Department Stores

Company Retirement Plan that has represented a part of the Plan since July 31, 2006 (and as to which special provisions apply under Appendix 1 hereto).

2.1.26 “Normal Retirement Age” means, with respect to any Participant, the later of: (i) the date of the Participant’s 65th birthday; or (ii) the fifth annual anniversary of the date the Participant first became a Participant in the Plan.

2.1.27 “Normal Retirement Date” means, with respect to any Participant, the first day of the first month which begins on or after the date on which the Participant first attains his or her Normal Retirement Age.

2.1.28 “Notice” means a written notice provided to the Committee (or a Committee Representative or a Plan Representative) and which is made either in a writing approved by the Committee for the purpose as to which the notice is being provided or on a form prepared by the Committee for the purpose as to which the notice is being provided.

2.1.29 “Participant” means a person who has become a Participant in the Plan in accordance with the provisions of Article 4 below, so long as he or she remains a Participant under the provisions of Article 4 below.

2.1.30 “Plan” means the Macy’s, Inc. Cash Account Pension Plan, as set forth in this document and as may be amended hereafter. In addition, any reference to the “Plan” contained in this document also refers to all Prior Plans.

2.1.31 “Prior Plan” means and refers to: (i) each defined benefit plan (within the meaning of Section 414(j) of the Code) which as of the Effective Amendment Date or any earlier date is or was restated by this document or by any such other preceding plan; and (ii) each defined benefit plan which as of or prior to the Effective Amendment Date is or was merged into or had assets and liabilities directly transferred to any of such preceding plans.

(a) If the provisions of this document refer to or require the determination of the amount of any retirement benefits that would apply under any Prior Plan had such Prior Plan continued in effect after the Effective Amendment Date or any earlier date, or the amount of any retirement benefit that would apply under any Prior Plan if such benefit were determined immediately prior to the Effective Amendment Date or any earlier date, the provisions of the Prior Plan shall be used to make such determination. The provisions of the Prior Plans are hereby incorporated by reference in this document to the extent necessary to make any such determination.

(b) The Prior Plans include, but are not necessarily limited to, each of the following plans:

(1) the Federated Department Stores, Inc. Cash Account Pension Plan (which was renamed as the Macy, Inc. Cash Account Pension Plan as of June 1, 2007) as in effect from January 1, 1997 through December 31, 2006;

(2) each restated version of the Federated Department Stores, Inc. Pension Plan as in effect prior to January 1, 1997;

(3) the Allied Stores Corporation Retirement Benefit Plan, which merged into another Prior Plan as of December 31, 1995;

(4) the Pension Plan for Employees of Broadway Stores Inc., which merged into another Prior Plan as of January 31, 1996;

(5) the R.H. Macy & Co., Inc. Pension Plan, which merged into another Prior Plan as of December 31, 1996;

(6) the Supplemental Pension Plan for Hourly Employees of The Emporium, which merged into another Prior Plan as of December 31, 1996;

(7) the Amended and Restated Joseph Horne Co., Inc. Pension Plan, which merged into another Prior Plan as of December 31, 1996;

(8) the Federated Department Stores, Inc. Former Subsidiary Pension Plan, which merged into another Prior Plan as of July 31, 2006; and

(9) The May Department Stores Company Retirement Plan, which merged into another Prior Plan as of July 31, 2006.

2.1.32 “Plan Year” means a calendar year.

2.1.33 “Qualified Joint and Survivor Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life, and after his or her death monthly survivor payments continue to the person who was the Participant’s spouse as of the date payments under the Annuity commence to be paid to the Participant (for purposes of this Subsection 2.1.33, the “Participant’s spouse”) for the Participant’s spouse’s life. Each monthly survivor payment to the Participant’s spouse shall be equal in amount to 50% (or, if the Participant otherwise chooses when he or she elects the form of his or her retirement benefit under the subsequent provisions of the Plan, the optional percentage) of the monthly payment amount made during the life of the Participant under the same Annuity. For purposes of the immediately preceding sentence, the “optional percentage” means 100%, 75%, or 66-2/3%. A Qualified Joint and Survivor Annuity shall end with the monthly payment due for the month in which occurs the death of the survivor of the Participant and the Participant’s spouse. In addition, for purposes of the subsequent provisions of the Plan, any reference to a “Qualified Joint and 50% Survivor Annuity” means a Qualified Joint and Survivor Annuity under which each monthly survivor payment to the applicable Participant’s spouse is equal in amount to 50% of the monthly payment amount made during the life of the Participant under the same Annuity.

2.1.34 “Required Commencement Date” means, with respect to any Participant, a date determined by the Committee for administrative reasons to be the date as of which the Participant’s nonforfeitable retirement benefit under the Plan (if any such benefit would then exist and not yet have begun to be paid) is to commence in order to meet the requirements of Section 401(a)(9) of the Code (or, for any Participant who attained age 70-1/2 prior to January 1, 1999, in order to meet the requirements of Code Section 401(a)(9) as in effect before the effect of the Small Business Job Protection Act of 1996 is taken into account), which date shall be a first day of a month and subject to the parameters described in the following paragraphs of this Subsection 2.1.34. The provisions of this Subsection 2.1.34 shall not only be effective as of the

Effective Amendment Date but shall also, for each Prior Plan that was in effect on January 1, 2003, be effective as of January 1, 2003 with respect to any Plan Year beginning on or after that date.

(a) Subject to paragraph (e) below, for a Participant who attained age 70-1/2 on or after January 1, 1987 and prior to January 1, 1999, his or her Required Commencement Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the calendar year in which he or she attained age 70-1/2.

(b) Subject to paragraph (e) below, for a Participant who attains or attained age 70-1/2 prior to January 1, 1987 or on or after January 1, 1999 and is not a 5% owner of an Affiliated Employer, his or her Required Commencement Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he or she attains or attained age 70-1/2; or (ii) the calendar year in which he or she ceases or ceased to be an Employee.

(c) Subject to paragraph (e) below, for a Participant who attains or attained age 70-1/2 prior to January 1, 1987 or on or after January 1, 1999 and is a 5% owner of an Affiliated Employer, his or her Required Commencement Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he or she attains or attained age 70-1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which he or she becomes or became a 5% owner of an Affiliated Employer or the calendar year in which he or she ceases or ceased to be an Employee.

(d) A Participant is deemed to be a 5% owner of an Affiliated Employer for purposes hereof if he or she is a 5% owner of the Affiliated Employer (as determined under Section 416(i)(1)(B) of the Code) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 66-1/2 or any subsequent Plan Year. Once a Participant meets this criteria, he or she shall be deemed a 5% owner of the Affiliated Employer even if he or she ceases to own 5% of the Affiliated Employer in a later Plan Year.

(e) Notwithstanding the foregoing, if a Participant first earns a nonforfeitable retirement benefit under the Plan after the date which would otherwise be his or her Required Commencement Date under the foregoing paragraphs of this Subsection 2.1.34, then his or her Required Commencement Date shall not be determined under such foregoing provisions but rather must be a date within the calendar year next following the calendar year in which he or she first earns a nonforfeitable retirement benefit under the Plan.

2.1.35 “Retired Participant” means, as of any relevant time, a Participant who has previously ceased to be an Employee when eligible for a retirement benefit under the other provisions of the Plan, who is still receiving or remains eligible for the payment of his or her benefit under this Plan, and who has not again begun accruing additional benefits under the Plan after the latest date he or she ceased employment.

2.1.36 “Single Life Annuity” means an Annuity payable as follows. Monthly payments are made to a Participant for his or her life and end with the monthly payment due for the month in which occurs the Participant’s death.

2.1.37 “Social Security Leveling Annuity” means an Annuity payable as follows. Monthly payments must begin being paid to a Participant prior to the first month (for purposes of this Subsection 2.1.37, the “first Social Security month”) in which the Participant would be entitled (upon proper application) to receive on a reduced or unreduced basis his or her primary old-age Federal Social Security Act benefit (which first Social Security month is generally the month in which the Participant attains age 62). Further, the monthly payments under such Annuity are made to the Participant in a manner that (i) treats the monthly payments under such Annuity and the monthly payments of the Participant’s primary old-age Federal Social Security Act benefit that the Committee reasonably determines would be received by the Participant beginning in his or her first Social Security month (if such Social Security benefit would begin in such month) as if they were part of one combined Single Life Annuity (for purposes of this Subsection 2.1.37, the “combined Annuity”) and (ii) makes, to the maximum extent possible, the payment under the Social Security Leveling Annuity for each month prior to the Participant’s first Social Security month equal to the payment under the combined Annuity for each month on or after the Participant’s first Social Security month. For purposes hereof, the Committee shall determine the monthly payments of the Participant’s primary old-age Federal Social Security Act benefit that would be received by the Participant beginning in his or her first Social Security month on the basis of the benefit and wage base levels in effect under the Federal Social Security Act on the date as of which the Social Security Leveling Annuity is to commence and on the basis of a compensation record determined in accordance with the rules described in the following paragraphs of this Subsection 2.1.37.

(a) For each of the first calendar year in which the Participant completed an Hour of Service and all prior calendar years, the Participant shall be deemed to have wages for Federal Social Security Act purposes equal to the result produced by discounting his or her Compensation for the calendar year immediately following the first calendar year in which the Participant completed an Hour of Service backwards to the applicable calendar year, using for this purpose the actual change in the average wages as determined by the Federal Social Security Administration.

(b) For each of the calendar years beginning with the calendar year immediately following the first calendar year in which the Participant first completed an Hour of Service and ending with the last full calendar year ending on or before the latest date on which he or she completed an Hour of Service, the Participant shall be deemed to have wages for Federal Social Security Act purposes equal to his or her Compensation for the applicable calendar year.

(c) For the period which begins on the first day of the first calendar year ending after the latest date on which he or she completed an Hour of Service and ends on the date the Participant first attains his or her Normal Retirement Age, the Participant shall be deemed to have an annual rate of wages for Federal Social Security Act purposes equal to the Participant’s Compensation for the last full calendar year ending on or before the latest date on which he or she completed an Hour of Service.

2.1.38 “Social Security Retirement Age” means, with respect to any Participant, the age used as the Participant’s retirement age under Section 216(l) of the Federal Social Security Act, as amended, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under such Section were age 62. Accordingly, as of the Effective Amendment Date, the Social Security Retirement Age for purposes of the

Plan is: (i) age 65 for a Participant who is born before January 1, 1938; (ii) age 66 for a Participant who is born after December 31, 1937 and before January 1, 1955; and (iii) age 67 for a Participant who is born after December 31, 1954.

2.1.39 “Trust” means the trust agreement which is created by Macy’s to serve as the funding media for this Plan. The Trust is hereby incorporated by reference and made a part of this Plan. Any reference to the Plan herein shall, where the context permits, be deemed to be a reference to the Plan and the Trust.

2.1.40 “Trust Fund” means any assets of the Plan which are held under the Trust.

2.1.41 “Trustee” means the persons or entity serving at any time as trustee of the Trust.

2.1.42 “Vested Participant” means a Participant who is (or, if he or she ceased to be an Employee immediately, would be) entitled to some retirement benefit under the Plan.

2.2 Gender and Number. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.

ARTICLE 3

SERVICE DEFINITIONS AND RULES

3.1 Service Definitions. For purposes of the Plan, the following terms related to service shall have the meanings hereinafter set forth in this Section 3.1 unless the context otherwise requires.

3.1.1 “Break-in-Service” means, with respect to an Employee, any period which meets the conditions set forth in the following paragraphs of this Subsection 3.1.1.

(a) The Employee shall be considered to have incurred a Break-in-Service for any Plan Year which begins on or after the Effective Amendment Date and for which the Employee is credited with not more than 500 Hours of Service.

(b) If the Employee participated in a Prior Plan (or was in the process of qualifying to participate in a Prior Plan) before the Effective Amendment Date, the Employee shall also be considered to have incurred a Break-in-Service for any twelve month period which occurs prior to the Effective Amendment Date to the extent that the provisions of the Prior Plan treated such period as a break-in-service of the Employee as of the date immediately preceding the Effective Amendment Date.

3.1.2 “Eligibility Service” means, with respect to an Employee, the Employee’s period of service with the Employer to be taken into account for purposes of determining his or her eligibility to become a Participant in the Plan, computed in accordance with the following paragraphs of this Subsection 3.1.2.

(a) If the Employee completes at least 1,000 Hours of Service during the twelve consecutive month period commencing on his or her Employment Date, he or she shall be credited with one year of Eligibility Service at the end of such twelve consecutive month period.

(b) Further, if the Employee fails to complete at least 1,000 Hours of Service during the twelve consecutive month period commencing on his or her Employment Date, he or she shall be credited with one year of Eligibility Service at the end of the first Plan Year commencing after such Employment Date during which he or she completes at least 1,000 Hours of Service.

(c) If the Employee both (i) ceases to be an Employee prior to his or her completing at least 1,000 Hours of Service in a computation period described in paragraph (a) or (b) above, and (ii) suffers a Break-in-Service before being subsequently reemployed as an Employee, his or her service with the Affiliated Employers prior to his or her reemployment shall be disregarded in determining the Eligibility Service he or she needs under the Plan to become a Participant (and his or her Reemployment Date shall be treated as if it were his or her Employment Date for such purposes).

3.1.3 “Employment Date” means, with respect to an Employee, the date on which the Employee first performs an Hour of Service.

3.1.4 “Hour of Service” means, with respect to an Employee, each hour for which the Employee: (i) is paid, or is entitled to payment, for the performance of duties as an Employee; (ii) is directly or indirectly paid, or is entitled to payment, for a period of time (without regard to whether the employment relationship is terminated) when he or she performs no duties as an Employee due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (iii) is paid for any reason in connection with his or her employment as an Employee an amount as “back pay,” irrespective of mitigation of damages. The crediting of Hours of Service to an Employee under the Plan shall also be subject to the provisions of the following paragraphs of this Subsection 3.1.4.

(a) Notwithstanding the foregoing provisions of this Subsection 3.1.4, an hour for which the Employee is paid or entitled to be paid on account of a period during which no duties are performed as an Employee will not be credited as an Hour of Service if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or if the payment solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(b) Also, subject to the other provisions of this Subsection 3.1.4, Hour of Service credit shall be calculated in accordance with paragraphs (b) and (c) of the Department of Labor Regulations Section 2530.200b-2, which paragraphs are hereby incorporated by reference into this Plan.

(c) If the Employee is exempt from the minimum wage and overtime pay requirements of the Federal Fair Labor Standards Act, and as to whom records of actual hours worked are thereby not needed to be kept for such purposes, he or she shall be credited with: (i) if the period on which the Employee is paid is a week (or a multiple of a week), 45 Hours of Service for each week included in each such period for which he or she would be credited with at least one Hour of Service under the other provisions of this Subsection 3.1.4; (ii) if the period on which the Employee is paid is a semi-monthly period, 95 Hours of Service for each such semi-monthly payroll period for which he or she would be credited with at least one Hour of Service under the other provisions of this Subsection 3.1.4; or (iii) if the period on which the Employee is paid is a month (or a multiple of a month), 190 Hours of Service for each month included in each such period for which he or she would be credited with at least one Hour of Service under the other provisions of this Subsection 3.1.4.

(d) Hours of Service to be credited to the Employee in connection with each period (i) which is of no more than 31 days, (ii) which begins on the first day of a pay period for the Employee (for purposes of this paragraph (d), the “initial pay period”), (iii) which ends on the last day of the Employee’s pay period which includes the pay day for the initial pay period, and (iv) which overlaps two computation periods or occurs in a month which overlaps two computation periods shall be credited on behalf of the Employee to the computation period in which falls the first day of the month during which the pay day for the initial pay period occurs.

3.1.5 “Reemployment Date” means, with respect to an Employee who has previously incurred a Break-in-Service, the first day after the Employee’s most recent Break-in-Service on which the Employee performs an Hour of Service.

3.1.6 “Six-Year Break-in-Service” means, with respect to an Employee who has ceased to be an Employee, a period of six or more Breaks-in-Service which is not interrupted by any period which is not included in a period of a Break-in-Service.

3.1.7 “Vesting Service” means, with respect to a Participant, the Participant’s service with the Employer which is taken into account under the Plan for vesting purposes (i.e., for purposes of determining the Participant’s eligibility for and the nonforfeitable percentage of a retirement benefit under the Plan), and for purposes of helping to determine the pay credit amounts to be credited to the Participant’s Cash Balance Account under the subsequent provisions of the Plan, computed in accordance with the following paragraphs of this Subsection 3.1.7.

(a) The Participant shall be credited with one year of Vesting Service for each Plan Year which begins on or after the Effective Amendment Date and for which the Participant is credited with at least 1,000 Hours of Service.

(b) The Participant shall also be credited with years of Vesting Service equal to the number of whole years of vesting service he or she was credited with as of December 31, 2006 under the terms (as then in effect) of the Prior Plans in which he or she participated prior to the Effective Amendment Date (taking into account the provisions of each such Prior Plan for determining vesting service, including each such plan’s provisions concerning breaks-in-service). In no event, however, shall any period which occurs prior to the Effective Amendment Date be counted more than once in determining the Participant’s years of Vesting Service.

(c) Notwithstanding the foregoing, any Vesting Service completed by the Participant prior to a Six-Year Break-in-Service of the Participant which ends after the Effective Amendment Date shall be disregarded under the Plan if the Participant did not have a nonforfeitable interest in any retirement benefit under the Plan at the time such Break-in-Service began.

3.2 Special Credited Employment.

3.2.1 For purposes of the Plan and except as is otherwise provided in the following provisions of this Subsection 3.2.1, if at any time (for purposes of this Subsection 3.2.1, the “acquisition time”) that occurs after the Effective Amendment Date a corporation or other entity (for purposes of this Subsection 3.2.1, the “selling company”) either (i) becomes part of an Affiliated Employer by reason of its stock or interests being purchased by an Affiliated Employer, (ii) has substantially all of the assets of one or more of its trades or businesses acquired by an Affiliated Employer, or (iii) has a facility, leased department, or other specific function it previously operated acquired or otherwise assumed by an Affiliated Employer (with, for purposes of this Subsection 3.2.1, each of the events described in clauses (i), (ii), and (iii) herein referred to as an “acquisition”), then any person who is classified by the selling company as an employee of the selling company immediately prior to the acquisition time (for purposes of this Subsection 3.2.1, an “acquisition employee”) and who at the acquisition time becomes an employee of an Affiliated Employer in connection with the acquisition shall have his or her years of service with the selling company prior to the acquisition time (for purposes of this Subsection 3.2.1, “pre-acquisition years”) be considered years of Eligibility Service and Vesting Service of the acquisition employee under this Plan if they would have been so considered under

Subsection 3.1.2 or 3.1.7 above (as appropriate) had such pre-acquisition years been completed with an Affiliated Employer and if (but only if) either (i) Macy’s provides, by appropriate corporate action exercised in a uniform and nondiscriminatory manner, that any such pre-acquisition years of the acquisition employee shall be credited as Eligibility Service and/or Vesting Service of the acquisition employee under this Plan or (ii) the agreements by which the acquisition is effected by an Affiliated Employer indicate that any such pre-acquisition years of the acquisition employee shall be credited as Eligibility Service and/or Vesting Service of the acquisition employee.

3.2.2 In addition, any period of service of an Employee with the armed forces of the United States shall be credited as Eligibility Service and/or Vesting Service to the extent required by Federal law.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility for Participation. Persons shall remain or become Participants in the Plan only in accordance with the following subsections of this Section 4.1.

4.1.1 Any person who was a participant in a Prior Plan immediately prior to the Effective Amendment Date, and who either is an Employee as of the Effective Amendment Date or still has an unpaid and nonforfeited interest under the Plan as of the Effective Amendment Date, shall be a Participant in this Plan as of the Effective Amendment Date.

4.1.2 Further, each other person who, as of any Entry Date which occurs on or after the Effective Amendment Date, (i) has completed at least one year of Eligibility Service, (ii) has attained at least age 21, and (iii) is a Covered Employee shall become a Participant as of such Entry Date. Notwithstanding the foregoing, if a person would become a Participant as of any Entry Date under the foregoing provisions of this Subsection 4.1.2 but for the fact he or she is not a Covered Employee, and he or she subsequently becomes a Covered Employee, such person shall be deemed a Participant in the Plan on the date he or she so subsequently becomes a Covered Employee.

4.2 Entry Date. For purposes of the Plan and Section 4.1 above in particular, an “Entry Date” means the first day of any calendar month.

4.3 Duration of Participation. Each Participant in the Plan shall continue to be a Participant until both he or she has ceased to be an Employee and he or she has ceased to have any right to a benefit under the Plan.

4.4 Reinstatement of Participation. Any person who ceases to be a Participant, but who is thereafter reemployed as a Covered Employee by the Employer, shall be reinstated as a Participant as of the date on which he or she next completes an Hour of Service as a Covered Employee on or after such reemployment.

ARTICLE 5

CASH BALANCE ACCOUNT

5.1 General Rules for Cash Balance Account.

5.1.1 The Committee shall establish a bookkeeping account, known as a “Cash Balance Account” in this Plan, with respect to each person who is an Active Participant in this Plan on or after the Effective Amendment Date. The monthly or lump sum amount of a Participant’s retirement benefit under the subsequent provisions of this Plan, if any, is generally determined on the basis of the dollar amount credited to the Participant’s Cash Balance Account as of the last day of the latest month which ends prior to the date as of which such benefit is paid or commences to be paid to the Participant.

5.1.2 For purposes of this Plan, the dollar amount which is credited to a Participant’s Cash Balance Account as of any date shall be deemed to refer to the net sum of the amounts which are credited to or subtracted from the Participant’s Cash Balance Account on or prior to such date under the subsequent provisions of this Plan.

5.1.3 Further, a Participant’s Cash Balance Account does not represent an actual funded account under which the Participant has a specific right to assets under the Trust or an account which reflects a specific part of the Trust; instead, it represents only a bookkeeping account to which bookkeeping amounts are credited and which is used only to determine the amount of the Participant’s retirement benefit, if any exists under the Plan.

5.1.4 The Cash Balance Account of a Participant is credited with, and only with, (i) an initial balance amount to the extent provided in Section 5.2 below, (ii) pay credit amounts to the extent provided in Section 5.3 below, and (iii) interest credit amounts to the extent provided in Section 5.4 below, and it shall be reduced to the extent required under the provisions of Section 5.5 below.

5.2 Initial Balance Amounts.

5.2.1 If a Participant actively participated in the Plan between January 1, 1997 and December 31, 2006 and had as of December 31, 2006 an amount credited to a Cash Balance Account that had been established under the Plan for him or her, then the Participant’s Cash Balance Account shall be credited on the Effective Amendment Date with an amount, called an “initial balance amount” in this Plan, equal to the amount credited to his or her Cash Balance Account under the Plan as of December 31, 2006 (under the terms of the Plan as then in effect).

5.3.2 In addition, if a Participant had not actively participated in the Plan between January 1, 1997 and December 31, 2006 but had participated in any Prior Plan described in Subsection 2.1.31(b)(2) through (7) above prior to January 1, 1997, if the Participant’s accrued benefit under any such Prior Plan has not commenced to be paid prior to the Effective Amendment Date, and if the Participant becomes an Active Participant in this Plan on or after the Effective Amendment Date, then the Participant’s Cash Balance Account shall be credited on the later of the Effective Amendment Date or the date he or she first becomes an Active Participant in this Plan on or after the Effective Amendment Date with an amount, also called an “initial balance amount” in this Plan, equal to the present value on such date of the sum of the Participant’s accrued benefits (which have not commenced to be paid) under the Prior Plans described in Subsection 2.1.31(b)(2) through (7) above. Such present value shall be determined (i) in accordance with the actuarial assumptions that would have been under the Prior Plan as in effect immediately prior to the Effective Amendment Date to determine such an initial balance amount, (ii) as if each such accrued benefit was payable in the form of Annuity under which the applicable Prior Plan’s accrued benefit was determined under such plan’s benefit formula terms, and (iii) as if such accrued benefit commenced as of the later of the Participant’s Normal Retirement Date or the date on which such initial balance amount is credited to the Participant’s Cash Balance Account.

5.3 Pay Credit Amounts.

5.3.1 A Participant’s Cash Balance Account shall be credited with a certain amount, called a “pay credit amount” in this Plan, for each Plan Year which meets all of the following conditions: (i) it is a Plan Year which begins on or after the Effective Amendment Date, (ii) it is a Plan Year for which the Participant is credited with a year of Vesting Service, (iii) it is a Plan Year in which the Participant is an Active Participant during at least part of such year, and (iv) it is a Plan Year for which the Participant has Covered Compensation.

5.3.2 Any pay credit amount to be credited to a Participant’s Cash Balance Account for a specific Plan Year under the provisions of Subsection 5.3.1 above shall be credited to such account as of the last day of such Plan Year (or, if the Participant receives or begins receiving a retirement benefit under the Plan as of a date during but prior to the last day of the Plan Year for which the pay credit amount is being credited, on the date as of which such benefit is paid or begins being paid under the Plan).

5.3.3 The pay credit amount which shall be credited to a Participant’s Cash Balance Account for any Plan Year (for which such an amount is required to be so credited under the provisions of Subsection 5.3.1 above) shall be determined from the following table (based on the Participant’s total number of years of Vesting Service credited to him or her at the start of such Plan Year and on his or her Covered Compensation for the period which begins on the first date in such Plan Year on which he or she is an Active Participant and ends on the date on which such pay credit amount is credited).

YEARS OF VESTING SERVICE (credited to Participant at the start of the Plan Year for which the pay credit amount is credited)	PAY CREDIT AMOUNT
Less than 3	2.0% of Participant’s Covered Compensation for Plan Year
3 but less than 5	2.5% of Participant’s Covered Compensation for Plan Year
5 but less than 10	3.0% of Participant’s Covered Compensation for Plan Year
10 but less than 15	4.0% of Participant’s Covered Compensation for Plan Year
15 but less than 20	5.0% of Participant’s Covered Compensation for Plan Year
20 but less than 25	6.0% of Participant’s Covered Compensation for Plan Year
25 or more	8.0% of Participant’s Covered Compensation for Plan Year

5.4 Interest Credit Amounts.

5.4.1 The Cash Balance Account of each Participant shall be credited with a certain amount, called an “interest credit amount” in this Plan, for each calendar quarter which begins on or after the Effective Amendment Date, provided that such Cash Balance Account has a positive balance both at the start and at the end of such calendar quarter.

5.4.2 Except as is otherwise provided in the Plan, the interest credit amount to be credited to the Participant’s Cash Balance Account for any calendar quarter (for which such an amount is required to be so credited under the provisions of Subsection 5.4.1 above) shall be credited as of the last day of such calendar quarter and shall be equal to the amount of interest that would be generated by the dollar amount credited to the Participant’s Cash Balance Account as of the first day of such calendar quarter if such amount earned interest to the last day of such calendar quarter based on the greater of (i) the annual interest rate on 30-year U.S. Treasury securities for the second calendar month which precedes the start of the Plan Year during which such interest credit amount is credited or (ii) an interest rate equal to 5-1/4% per annum.

5.5 Reduction of Cash Balance Account. The entire amount credited to a Participant’s Cash Balance Account shall be reduced to zero on any date that a retirement benefit (or an additional amount of retirement benefit) is paid or begins to be paid to the Participant under the subsequent provisions of the Plan or on any date that the Participant’s entire interest under the Plan is forfeited under the subsequent provisions of the Plan.

ARTICLE 6

RETIREMENT BENEFITS

6.1 Normal Retirement. A Participant who ceases to be an Employee (other than by reason of his or her death) after attaining his or her Normal Retirement Age, and within the calendar month in which he or she attains such age, shall be entitled to a retirement benefit under the Plan (unless he or she dies before the date as of which the benefit begins to be paid). Unless otherwise provided under or pursuant to the other provisions of the Plan, such retirement benefit shall: (i) commence as of the Participant’s Normal Retirement Date; (ii) be paid in the form of benefit determined under the provisions of Article 7 below; and (iii) provide, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the Participant’s Normal Retirement Date, a monthly amount equal to the Participant’s Accrued Benefit Final Payment Amount determined as of the Participant’s Normal Retirement Date.

6.2 Late Retirement. A Participant who continues to be an Employee following the calendar month in which he or she first attains Normal Retirement Age shall be entitled to a retirement benefit under the Plan (unless he or she dies before the commencement date as of which the benefit begins to be paid). Unless otherwise provided under or pursuant to the other provisions of the Plan, such retirement benefit shall: (i) commence as of the earlier of (A) the first day of the first month which begins on or after the date the Participant ceases to be an Employee or (B) the Participant’s Required Commencement Date; (ii) be paid in the form of benefit determined under the provisions of Article 7 below; and (iii) provide, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the earlier of the dates set forth in clause (i) above, a monthly amount equal to the Participant’s Accrued Benefit Final Payment Amount determined as of the date as of which such monthly retirement benefit is to commence.

6.3 Disability Retirement.

6.3.1 A Participant who ceases to be an Employee by reason of his or her total disability prior to his or her Normal Retirement Date shall be entitled to a retirement benefit under the Plan (unless he or she dies, or ceases to be totally disabled under the provisions of Subsection 6.3.4 below, before the date as of which the benefit begins to be paid). Unless otherwise provided under or pursuant to the other provisions of the Plan, such retirement benefit shall: (i) commence as of the Participant’s Normal Retirement Date; (ii) be paid in the form of benefit determined under the provisions of Article 7 below; and (iii) provide, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the Participant’s Normal Retirement Date, a monthly amount equal to the Participant’s Accrued Benefit Final Payment Amount determined as of the Participant’s Normal Retirement Date.

6.3.2 For purposes of the Plan, “total disability” or “totally disabled” means or refers to, with respect to any Participant, the Participant’s permanent and continuous mental or physical inability by reason of injury, disease, or condition to meet the requirements of any employment for wage or profit. A Participant shall be deemed to be disabled for purposes of this Plan only when both of the following two requirements are met. First, a licensed physician or psychiatrist must provide to the Plan a written opinion that the Participant is totally disabled as that term is defined above. Second, the Participant must be eligible for and receive total disability benefits under Section 223 of the Federal Social Security Act, as amended, or any similar or subsequent section or act of like intent or purpose (unless the Committee determines, based on the written opinion of a licensed physician or psychiatrist provided the Committee pursuant to the immediately preceding sentence, that the Participant would be likely to qualify for such total disability benefits if he or she survived a sufficient amount of time to be processed for and receive such benefits but that he or she is also likely to die before he or she would otherwise be determined by the Social Security Administration or other applicable government agency to qualify for or to receive such benefits).

6.3.3 Further, and notwithstanding any other provision of the Plan, a Participant who becomes totally disabled for purposes of this Plan while an Employee shall be credited with a year of Vesting Service (as otherwise defined in Subsection 3.1.7 above) for each full or partial Plan Year included in the period from the date he or she becomes totally disabled and prior to the earlier of the date as of which his or her retirement benefit under the Plan commences (under Subsection 6.3.1 above or, if earlier, under Section 6.5 below) or his or her Normal Retirement Date; except that the Participant shall not be credited with a year of Vesting Service for a Plan Year under this Subsection 6.3.3 if he or she is credited with a year of Vesting Service for such Plan Year under the other provisions of this Plan. The Participant shall also be deemed to receive Compensation during each year of Vesting Service credited to the Participant under this Subsection 6.3.3 equal to the Compensation he or she received in the last full Plan Year which ended on or prior to the date he or she became totally disabled.

6.3.4 If a Participant who becomes totally disabled while an Employee has his or her Social Security disability benefit terminate (because he or she is no longer deemed by the Social Security Administration to be totally disabled) prior to the date as of which a disability retirement benefit under this Section 6.3 begins to be paid, then such Participant shall cease at that time to be considered totally disabled, shall cease at that time to accrue any additional years of Vesting Service under Subsection 6.3.3 above, and, solely for purposes of determining whether he or she is then entitled to a retirement benefit under Section 6.4 below, shall be considered to have ceased to be an Employee (for a reason other than total disability) at such time.

6.4 Vested Retirement.

6.4.1 A Participant who ceases to be an Employee (other than by reason of his or her death) prior to becoming eligible for any other type of retirement under the foregoing sections of this Article 6, but who is eligible to receive a vested retirement benefit pursuant to the provisions of Subsection 6.4.2 below, shall be entitled to a retirement benefit under the Plan (unless he or she dies before the date as of which the benefit begins to be paid). Unless otherwise provided under or pursuant to the other provisions of the Plan, such retirement benefit shall: (i) commence as of the Participant’s Normal Retirement Date; (ii) be paid in the form of benefit determined under the provisions of Article 7 below; and (iii) provide, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the Participant’s Normal Retirement Date, a monthly amount equal to the Participant’s Accrued Benefit Final Payment Amount determined as of the Participant’s Normal Retirement Date.

6.4.2 A Participant shall be deemed eligible to receive a vested retirement benefit under this Section 6.4 if he or she ceases to be an Employee (other than by reason of his or her death) either: (i) after completing at least five years of Vesting Service (or, in the event that the Participant completes at least one Hour of Service on or after January 1, 2008 and effective on the first post-December 31, 2007 date on which the Participant so completes an Hour of Service, after completing at least three years of Vesting Service); or (ii) by reason of the closing or sale (not including the merger into any Employer or Affiliated Employer or into any division or facility of an Employer or Affiliated Employer) of any Employer (or any division or facility of an Employer) while he or she is employed by such Employer (or division or facility of such Employer).

6.5 Early Commencing Benefit Payments. Subject to the other provisions of this Plan (including but not limited to the following provisions of this Section 6.5 and the provisions of Sections 6.6, 7.2, and 7.4 below), a Participant who is eligible for a disability retirement benefit under Section 6.3 above or a Participant who is eligible for a vested retirement benefit under Section 6.4 above may (in either such case) elect, under procedures that are prescribed by the Committee, that his or her retirement benefit commence to be paid as of a commencement date that occurs prior to his or her Normal Retirement Date, provided that he or she makes at the same time an election of the form in which his or her retirement benefit is to be made pursuant to and in accordance with the requirements of Section 7.2 below (including the requirement that such election be made within an election period that complies with the provisions of Subsection 7.2.1 below).

6.5.1 If a Participant elects to begin his or her retirement benefit prior to his or her Normal Retirement Date under this Section 6.5, the commencement date of the Participant’s retirement date shall be set by the Committee and shall meet both of the following criteria: (i) such commencement date shall be the first day of a calendar month which begins both prior to the Participant’s Normal Retirement Date and on or after the date on which the Participant ceases to be an Employee; and (ii) such commencement date shall occur after, but no more than 180 days after, the date on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules described in Subsection 7.2.5 below is provided to the Participant (for purposes of this Subsection 6.5.1, the “written explanation date”). Notwithstanding the foregoing, such commencement date may be set by the Committee to occur prior to the date on which the Participant makes his or her election under this Section 6.5 only if the actual payment of the Participant’s retirement benefit begins to be paid within 180 days of the written explanation date (or if the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 180-day period solely due to administrative reasons).

6.5.2 If a Participant elects to begin his or her retirement benefit prior to his or her Normal Retirement Date under this Section 6.5, then the date as of which such retirement benefit commences to the Participant shall be referred to in this Subsection 6.5.2 as his or her “earlier commencement date.” For purposes of this Plan and notwithstanding any other provisions contained in Section 6.3 or 6.4 above, if a Participant’s retirement benefit were to begin as of an earlier commencement date (by reason of the Participant’s election under this Section 6.5) and to be paid in the form of a Single Life Annuity (for purposes of this Subsection 6.5.2, the “early commencing Single Life Annuity”), then the monthly amount of the early commencing Single Life Annuity shall be equal to the Participant’s Accrued Benefit Final Payment Amount determined as of such earlier commencement date.

6.6 Late Benefit Election. Notwithstanding the foregoing provisions of this Article 6, if the date as of which any retirement benefit to which a Participant is entitled under this Plan is to commence under the sections of this Article 6 which precede this Section 6.6 would otherwise occur on or after the Participant’s Normal Retirement Date, then, notwithstanding any of the foregoing provisions of this Article 6, the date as of which such retirement benefit will commence shall be deferred to the extent necessary so that it is not prior to the date that is set by the Committee as the benefit’s commencement date that applies to the latest written explanation as to the Participant’s benefit form options and other benefit payment rules that is provided to the Participant under the provisions of Subsection 7.2.5 below.

6.6.1 The commencement date that is set by the Committee with respect to such latest written explanation shall meet all of the following criteria: (i) such commencement date shall be a first day of a month; (ii) such commencement date shall not be earlier than the earliest date on which such benefit can commence under the foregoing sections of this Article 6; and (iii) such commencement date shall occur after, but no more than 180 days after, the date on which such latest written explanation is provided to the Participant (for purposes of this Subsection 6.6.1, the “written explanation date”). Notwithstanding the foregoing, such commencement date may be set by the Committee to occur prior to the date on which the Participant makes an election of the form in which his or her retirement benefit is to be made pursuant to and in accordance with the requirements of Section 7.2 below only if the actual payment of the Participant’s retirement benefit begins to be paid within 180 days of the written explanation date (or if the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 180-day period solely due to administrative reasons). In no event, however, notwithstanding any of the foregoing provisions of this Subsection 6.6.1, shall such commencement date occur later than as of the Participant’s Required Commencement Date.

6.6.2 If a Participant’s retirement benefit begins after the date as of which such benefit would otherwise commence under the sections of this Article 6 which precede this Section 6.6 (by reason of the provisions of this Section 6.6), then the date as of which such retirement benefit commences to the Participant shall be referred to in this Subsection 6.6.2 as his or her “later commencement date.” For purposes of the Plan and notwithstanding any other provisions contained in the Plan, if a Participant’s retirement benefit were to begin as of a later commencement date (by reason of the provisions of this Section 6.6) and to be paid in the form of a Single Life Annuity (for purposes of this Subsection 6.6.2, the “late commencing Single Life Annuity”), then the monthly amount of the late commencing Single Life Annuity shall be equal to the Participant’s Accrued Benefit Final Payment Amount determined as of such later commencement date.

6.7 Required Commencement of Benefits Under Section 401(a)(14) of Code. Pursuant to Section 401(a)(14) of the Code and Treasury Regulations Section 1.401(a)-14(a), any retirement benefit which is to be paid to a Participant under the other provisions of the Plan must begin to be paid to the Participant (provided he or she survives to the date as of which his or her benefit commences to be paid) as of a date which is not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (i) the attainment by the Participant of age 65 (which is his or her earliest possible Normal Retirement Age under the Plan); (ii) the tenth annual anniversary of the date on which the Participant commenced his or her participation in the Plan; or (iii) the Participant’s ceasing to be an Employee. Notwithstanding the preceding sentence, the Plan may require, as an administrative convenience, that the Participant properly complete and file a claim for his or her benefit before the payment of the benefit commences. Also, by reason of Section 401(a)(9) of the Code, in no event shall the Participant’s retirement benefit commence later than as of his or her Required Commencement Date.

6.8 Other Cessation of Employment. Except as otherwise provided in Article 8 below, if a Participant dies prior to the date as of which any retirement benefit to which he or she is entitled under any of the provisions of this Plan is to begin to be paid, or if the Participant ceases to be an Employee for any reason at a time when he or she is not entitled to a retirement benefit under any provision of the Plan, neither he or she nor any person claiming by or through him or her shall be entitled to receive a benefit under the Plan. In such case, his or her prior interest under this Plan (including his or her prior interest in any benefit otherwise determined for him or her under the Plan) shall be forfeited pursuant to the provisions of Section 10.8 below.

ARTICLE 7

FORM OF RETIREMENT BENEFITS

7.1 Normal Form of Benefit.

7.1.1 Subject to the other terms of the Plan (including but not limited to the provisions of Sections 7.2 and 7.4 below), if a Participant is not married as of the date a retirement benefit under the Plan commences to be paid to him or her, such retirement benefit shall be paid in the form of a Single Life Annuity.

7.1.2 Subject to the other terms of the Plan (including but not limited to the provisions of Sections 7.2 and 7.4 below), if a Participant is married as of the date a retirement benefit under the Plan commences to be paid to him or her, such retirement benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. In such case, the monthly amount payable to the Participant during his or her life under such Qualified Joint and Survivor Annuity shall be equal to the monthly amount which makes such Qualified Joint and Survivor Annuity actuarially equivalent to the Participant’s retirement benefit if it was paid in a Single Life Annuity form beginning as of the same commencement date as applies to such Qualified Joint and Survivor Annuity.

7.1.3 The date any retirement benefit, if paid in the normal form under this Section 7.1, shall commence is determined under the provisions of Article 6 above.

7.2 Election of Form of Benefit.

7.2.1 A Participant entitled to a retirement benefit under the Plan may elect, under procedures that are prescribed by the Committee, to choose to receive his or her retirement benefit in the normal form that otherwise applies to him or her under Section 7.1 above or to waive such normal form and instead to have such benefit paid in any specific optional form permitted him or her under Section 7.3 below (including the naming of any beneficiary, and/or class of beneficiaries or contingent beneficiaries, appropriate to such optional form). The period in which the Participant may make such election (and within which such election can be put into effect if administratively possible) shall be a period that is set by the Committee to end within a reasonable number of days or months after the latest written explanation as to the Participant’s benefit form options and other benefit payment rules that is provided to the Participant under the provisions of Subsection 7.2.5 below is so provided and which, except as is otherwise provided below, (i) shall not begin more than 180 days before the date as of which such benefit commences and (ii) shall not end prior to the expiration of the 30-day period beginning on the date that immediately follows the date on which such latest written explanation is provided to the Participant; except that, if the conditions of Subsection 7.2.6 below are met with respect to the Participant’s benefit, the Participant may elect to waive the 30-day requirement set forth above.

7.2.2 In addition, and notwithstanding the provisions of Subsection 7.2.1 above, a Participant who is married on the date as of which his or her retirement benefit commences may not have his or her election to receive his or her retirement benefit under the Plan in any optional form permitted him or her under Section 7.3 below (including the naming of any beneficiary, and/or class of beneficiaries or contingent beneficiaries, appropriate to such optional form) become effective unless the person who is then the spouse of the Participant consents, under procedures that are prescribed by the Committee, to such election within the same period in which the Participant has to make his or her election, with the spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public. Any such spouse’s consent shall be irrevocable once received by a Plan representative.

7.2.3 Notwithstanding the provisions of Subsection 7.2.2 above, a consent of a spouse shall not be required for purposes of Subsection 7.2.2 above if it is established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained because no spouse exists, because the spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his or her delegate allows in regulations.

7.2.4 A Participant may amend or revoke his or her election of a form of payment under Subsection 7.2.1 above, under procedures that are prescribed by the Committee, at any time during the period in which he or she has to elect a form for his or her retirement benefit; provided that if the Participant attempts upon such an amendment to elect another form of payment different from the normal form applicable to him or her under the provisions of Section 7.1 above, the conditions of Subsections 7.2.1 through 7.2.3 above, including any requirements that the new optional form and new beneficiary (if applicable) be named in the election and that spousal consent for the new benefit form and beneficiary (if applicable) be obtained, must be satisfied as if such amendment were a new election.

7.2.5 The Committee shall provide each Participant who is entitled to a retirement benefit under the Plan a written explanation of: (i) a description of each available form of benefit in which the Participant’s retirement benefit can be paid; (ii) a description of the eligibility conditions and any other material features of each such form of benefit; and (iii) any other items required to be contained in such explanation by regulations issued by the Secretary of the Treasury or his or her delegate, including, when and to the extent required by Treasury regulations and guidance, a description of the financial effect of electing any available form of benefit and the relative value of each optional form of benefit compared to the normal form in which the Participant’s benefit will be paid in the absence of the Participant electing out of such form (or, to the extent permitted by Treasury regulations, compared to a different form of benefit). In addition, the following paragraphs of this Subsection 7.2.5 shall also apply to such written explanation.

(a) Such written explanation shall be provided to the Participant at any time deemed appropriate by the Committee and in any event: (i) within a reasonable administrative period after the Participant notifies the Committee that he or she desires to commence payment of his or her retirement benefit within a reasonably short period (if he or she is then eligible, or if it is anticipated that he or she will soon be eligible, to commence such benefit); and (ii) to the extent the Participant has not yet elected the form in which his or her retirement benefit is to be paid, within a reasonable administrative period prior to his or her Required Commencement Date.

(b) For purposes of this Plan, the Committee shall be deemed to have provided the Participant with such written explanation on the date such written explanation either (i) is personally delivered to the Participant, (ii) is addressed to the Participant and deposited in the mail (first class or certified mail, postage prepaid) by the Committee or a Plan representative, or (iii) is provided in such other manner as is permitted by Treasury regulations.

7.2.6 A claim of a Participant for his or her retirement benefit and the Participant’s election of the form in which his or her retirement benefit is to be made may be made and put into effect less than 30 days after the latest written explanation as to the Participant’s benefit form options and other benefit rules that is provided to the Participant under the provisions of Subsection 7.2.5 above is so provided, so long as all of the requirements set forth in the following paragraphs of this Subsection 7.2.6 are met.

(a) Such latest written explanation clearly indicates that the Participant has a right to at least 30 days to consider the form in which his or her retirement benefit will be paid and elect a permitted form of benefit.

(b) The Participant affirmatively elects the form in which he or she wants his or her retirement benefit to be paid prior to the expiration of the 30-day period beginning on the date that immediately follows the date on which such latest written explanation is provided to him or her.

(c) The Participant is permitted to revoke an affirmative election he or she makes for payment of his or her benefit in any form at least until the later of the date as of which the Participant’s retirement benefit under the Plan will commence based on such election or the expiration of the seven-day period that begins on the date that immediately follows the date on which such latest written explanation is provided to the Participant.

(d) The actual distribution of the retirement benefit in accordance with the Participant’s affirmative election does not begin before the expiration of the seven-day period that begins on the date that immediately follows the date on which such latest written explanation is provided to the Participant.

7.3 Optional Benefit Forms.

7.3.1 A Participant entitled to a retirement benefit under the Plan may elect to receive such benefit, in lieu of the normal form of benefit otherwise payable under Section 7.1 above and provided all of the election provisions of Section 7.2 above are met, in any of the following optional forms: (i) a Single Life Annuity (which is an optional form only for a Participant who is married as of the date a retirement benefit commences to be paid to him or her); (ii) a Life and Five Year Certain Annuity; (iii) a Life and Ten Year Certain Annuity; (iv) a Life and Twenty Year Certain Annuity; (v) a Joint and Survivor Annuity; (vi) a Social Security Leveling Annuity; or (vii) a lump sum cash payment.

7.3.2 If a Participant’s retirement benefit is to be paid in an optional form, the date as of which such retirement benefit shall commence shall be the same as the date determined under Article 6 above to be the date as of which such benefit shall commence.

7.3.3 Except as may otherwise be provided in the Plan, if an optional Annuity form of benefit (other than a Single Life Annuity) is elected by any Participant for his or her retirement benefit under the Plan, then the monthly amount of such optional form shall be equal to the amount which makes such optional Annuity form actuarially equivalent to the Participant’s retirement benefit if it was paid in a Single Life Annuity form beginning as of the same date as of which the optional Annuity form begins to be paid.

7.3.4 Except as may otherwise be provided in the Plan, if an optional lump sum payment form of benefit is elected by any Participant for his or her retirement benefit under the Plan, then the lump sum amount of such optional form shall be equal to the greater of: (i) the lump sum amount that as of the commencement date of such benefit is actuarially equivalent (determined pursuant to the provisions of Subsection 10.5.3 below) to the Participant’s retirement benefit under the Plan had such benefit been paid in the form of a Single Life Annuity that commenced as of the later of the Participant’s Normal Retirement Date or the commencement date of the Participant’s retirement benefit and that had a monthly amount equal to the Participant’s Accrued Benefit determined as of the commencement date of the Participant’s retirement benefit; or (ii) the amount credited to the Participant’s Cash Balance Account as of the commencement date of the Participant’s retirement benefit.

7.3.5 Notwithstanding any other provision of this Plan to the contrary, any payment of a retirement benefit in an optional form must meet and be in accordance with the distribution requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements which are referred to in such section, and such section is hereby incorporated by reference into this Plan.

7.4 Automatic Lump Sum Payment.

7.4.1 Notwithstanding any other provision of the Plan to the contrary, if a retirement benefit payable under the Plan to a Participant has a present value of $1,000 or less as of such benefit’s distribution date (or $5,000 or less as of such distribution date when such date occurs prior to March 28, 2005), then such retirement benefit shall be converted to and paid as a lump sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date). The provisions of this Subsection 7.4.1 shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on March 28, 2005, be effective as of March 28, 2005 with respect to any benefit that commences to be paid on or after such date.

7.4.2 For purposes of this Section 7.4, the “distribution date” of a Participant’s retirement benefit under the Plan means the date as of which the lump sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date (i) shall be the first day of a calendar month, (ii) shall occur on or after the date on which the Participant ceases to be an Employee and no more than 90 days before the first date on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant (e.g., after calculating the lump sum payment amount of such benefit, confirming the Participant’s ceasing to be an Employee and his or her address, and meeting all requirements set forth in the other provisions of the Plan as to providing the Participant an opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code), and (iii) shall in no event occur later than the Participant’s Required Commencement Date.

7.4.3 For purposes of this Section 7.4 and except as may otherwise be provided in the Plan, the present value of a Participant’s retirement benefit as of any date shall be deemed to be equal to the greater of: (i) the lump sum amount that as of such benefit’s determination date is actuarially equivalent (determined pursuant to the provisions of Subsection 10.5.3 below) to the Participant’s retirement benefit under the Plan had such benefit been paid in the form of a Single Life Annuity that commenced as of the later of the Participant’s Normal Retirement Date or the commencement date of the Participant’s retirement benefit and that had a monthly amount equal to the Participant’s Accrued Benefit determined as of such benefit’s determination date; or (ii) the amount credited to the Participant’s Cash Balance Account as of such benefit’s determination date.

7.5 Transition Benefits.

7.5.1 Notwithstanding any other provision of the Plan to the contrary, if as of December 31, 1996 the Participant had accrued any benefit under one or more of the Prior Plans described in Subsection 2.1.31(b)(2) through (7) above, then the amount of the Participant’s retirement benefit under the Plan, when determined with respect to any form of benefit and commencement date permitted under the Plan, shall be deemed not to be less than the amount of the Participant’s benefit that would apply under the terms of such Prior Plans as in effect on December 31, 1996 (including such plans’ terms as to actuarial assumptions) if the Participant had permanently ceased to be an Employee no later than December 31, 1996.

7.5.2 Notwithstanding any other provision of the Plan to the contrary, if as of July 31, 2006 a person had accrued any benefit under the Prior Plan described in Subsection 2.1.31(b)(8) above (which Prior Plan merged into the Plan as of such date and the benefits of which Prior Plan had previously been frozen) and such benefit had not been completely paid by the Effective Amendment Date, then (i) any benefit to which the person is entitled (or any death benefit to which such person’s spouse or other beneficiary becomes entitled) under the terms of such Prior Plan as in effect on July 31, 2006 shall be payable under this Plan in accordance with such Prior Plan’s terms (including all such terms that determine the amount, form, and commencement date of the benefit’s payment, but as such terms are expressly modified by the terms of Articles 2 through 18 of this Plan) and (ii) any benefit that the person may accrue under this Plan (other than through the terms of such Prior Plan) shall be in addition to the benefit applicable to him or her that is described in clause (i) above and shall be payable under and subject to all of the terms of this Plan (without regard to the terms of such Prior Plan).

7.5.3 Further, and also notwithstanding any other provision of the Plan to the contrary, if (i) any Participant who was a participant (and was continuing to accrue benefits) on December 31, 1996 in one or more of the Prior Plans described in Subsection 2.1.31(b)(2) through (7) above ceases to be an Employee, (ii) such Participant both attained age 55 and completed at least ten years of Vesting Service by January 1, 2002, (iii) such Participant becomes entitled to receive a retirement benefit under this Plan, and (iv) such retirement benefit is to be paid under the terms of this Plan in any benefit form which was permitted as a benefit form, and to commence as of any date which was permitted to be a benefit’s commencement date, for the transition benefit described in Section 6.5.2 of the Plan as it was in effect as of December 31, 2006, then the amount of each payment of such retirement benefit shall not in any event be less than the amount which would have applied to such retirement benefit under the terms of such Prior Plans as in effect on December 31, 1996 (including such plans’ terms as to actuarial assumptions) if the terms of such Prior Plans as in effect on such date had continued to be in effect through the date the Participant ceases to be an Employee (except that the Participant’s compensation for any period occurring after December 31, 1996 which is taken into account under such Prior Plans’ terms shall be determined under the provisions of Subsection 2.1.10 above instead of such Prior Plans’ terms which define compensation).

7.6 Effect on Retirement Benefit of Reemployment Prior to Required Commencement Date.

7.6.1 Subject to the other provisions of this Section 7.6, if a Participant ceases to be an Employee, thereby becomes entitled to the distribution of a retirement benefit that is attributable to his or her service with the Employer prior to such ceasing to be an Employee under the other provisions of this Plan (for purposes of this Subsection 7.6.1, the Participant’s “prior retirement benefit”), and is later reemployed as an Employee prior to his or her Required Commencement Date, then the distribution of the Participant’s prior retirement benefit (i) shall not begin to be paid at all by reason of such prior ceasing to be an Employee until the earlier of the Participant’s subsequent ceasing to be an Employee or his or her Required Commencement Date if payment of it has not begun by the time the Participant is reemployed as an Employee (and can be stopped from beginning by the Committee, under reasonable administrative procedures of the Committee, before any part of it begins to be paid) or (ii) shall, if it otherwise has begun to be paid or been paid in its entirety under the other provisions of the Plan prior to his or her reemployment as an Employee or in any event is not stopped from beginning by the Committee before any part of it begins to be paid prior to the earlier of the Participant’s subsequent ceasing to be an Employee or his or her Required Commencement Date, not be suspended (or adjusted in amount or form) merely by reason of such reemployment.

(a) If the Participant’s prior retirement benefit begins to be paid or is paid in its entirety prior to the earlier of the Participant’s subsequent ceasing to be an Employee or his or her Required Commencement Date and thus is not suspended under the foregoing provisions of this Subsection 7.6.1, then, as of the earlier of (i) the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or (ii) his or her Required Commencement Date, the Participant may also be entitled to an additional retirement benefit, to be determined in accordance with paragraph (b) below, in addition to the prior retirement benefit which he or she is then receiving or has received.

(b) If the Participant may be entitled to an additional retirement benefit by reason of the foregoing provisions of this Subsection 7.6.1, then:

(1) if the Participant’s prior retirement benefit is being paid in the form of any Annuity that commenced to be paid as of any date that was on or after the Participant’s Normal Retirement Date or if the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date occurred before August 1, 2004, the Participant’s additional retirement benefit shall be paid as part of the form of Annuity in which the Participant’s prior retirement benefit is being paid and shall commence to be paid in such Annuity form as of the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date; or

(2) if the Participant’s prior retirement benefit was paid in the form of a lump sum cash payment or if both the Participant’s prior retirement benefit is being paid in the form of any Annuity that commenced to be paid as of any date that was prior to the Participant’s Normal Retirement Date and the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date occurs or occurred on or after August 1, 2004, the form and commencement date of his or her additional retirement benefit shall be determined under the provisions of Article 6 above and the foregoing provisions of this Article 7 as if no prior retirement benefit had begun being paid to him or her.

Further, the monthly amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of any type of Annuity) or the lump sum amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of a lump sum cash payment) shall be equal to the monthly amount or lump sum amount (as applicable) of the retirement benefit that would be applicable to the Participant under the Plan (i) if it was payable in the same form as the Participant’s additional retirement benefit is to be paid, (ii) if it began to be paid or was paid in its entirety as of the commencement date which is determined in accordance with the foregoing provisions of this paragraph (b), and (iii) if it was determined under the other provisions of the Plan as of such commencement date but as if the monthly amount or lump sum amount (as applicable) of such additional retirement benefit was equal to what such monthly amount or lump sum amount (as applicable) would be as of such commencement date under the Plan if any service for which a benefit had been calculated in determining the monthly amount or lump sum amount (as applicable) of the Participant’s prior retirement benefit were disregarded.

7.6.2 Notwithstanding the provisions of Subsection 7.6.1 above, if a Participant ceases to be an Employee, starts to receive a retirement benefit that is attributable to his or her service with the Employer prior to such ceasing to be an Employee under the other provisions of the Plan (for purposes of this Subsection 7.6.2, the Participant’s “prior retirement benefit”) in the form of any type of Annuity, and is reemployed as an Employee prior to his or her Required Commencement Date, the Participant may elect in a writing to a Plan representative to suspend the distribution of his or her prior retirement benefit until he or she subsequently ceases to be an Employee (or, if earlier, his or her Required Commencement Date). In such case, the suspension shall begin with the payment otherwise due under the form in which the prior distribution is then being made which next follows the receipt by the Plan representative of such election.

(a) If the payment of a Participant’s prior retirement benefit is suspended pursuant to the foregoing provisions of this Subsection 7.6.2, then, as of the earlier of (i) the first day of the first calendar month which begins after the next date after he or she again ceases to be an Employee or (ii) his or her Required Commencement Date, the Participant’s suspended prior retirement benefit shall be redetermined in accordance with the following provisions of this paragraph (a). Such redetermined prior retirement benefit shall be paid in the same Annuity form as the Participant’s retirement benefit was being paid immediately prior to the earlier suspension and shall commence to be paid in such Annuity form as of the redetermination date. Further, the monthly amount of such redetermined retirement benefit shall be equal to the monthly amount of the retirement benefit that would be applicable to the Participant under the Plan (i) if it was payable in the same Annuity form as the Participant’s prior retirement benefit was being paid immediately prior to the earlier suspension of such benefit, (ii) if it began to be paid as of the redetermination date (and as if no payments of the retirement benefit had been made to the Participant prior to the redetermination date), and (iii) if it was determined by multiplying the monthly amount described in subparagraph (1) by the fraction described in subparagraph (2), where subparagraphs (1) and (2) are as follows.

(1) The monthly amount described in this subparagraph (1) is equal to the monthly amount of the retirement benefit that would be applicable to the Participant if clauses (i) and (ii) of the third sentence of paragraph (a) immediately above applied to the determination of such benefit but if it also was determined under the other provisions of the Plan as of the redetermination date, as if the Participant had permanently ceased to be an Employee on his or her prior ceasing to be an Employee, and as if his or her prior retirement benefit had never begun being paid; and

(2) The fraction described in this subparagraph (2) is equal to a fraction (i) having a numerator equal to the monthly amount of the Participant’s prior retirement benefit as in effect immediately prior to the earlier suspension of such benefit and (ii) having a denominator equal to the monthly amount of the retirement benefit that would be applicable to the Participant under the Plan (i) if it was payable in the same Annuity form as the Participant’s prior retirement benefit was being paid immediately prior to the earlier suspension of such benefit, (ii) if it began to be paid as of the date as of which such earlier suspension went into effect, and (iii) if it was determined under the other provisions of the Plan as of the date as of which such earlier suspension went into effect, as if the Participant had permanently ceased to be an Employee on his or her prior ceasing to be an Employee, and as if his or her prior retirement benefit had never begun being paid.

(b) In addition, if the payment of a Participant’s prior retirement benefit is suspended pursuant to the provisions of paragraph (a) above, then, as of the earlier of (i) the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or (ii) his or her Required Commencement Date, the Participant may also be entitled to an additional retirement benefit, to be determined in accordance with paragraph (c) below (in addition to the redetermined prior retirement benefit which he or she is entitled to receive under paragraph (a) above).

(c) If the Participant may be entitled to an additional retirement benefit by reason of the provisions of paragraph (b) above, then:

(1) if the Participant’s prior retirement benefit had initially commenced to be paid as of any date that was on or after the Participant’s Normal Retirement Date or if the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date occurred before August 1, 2004, the Participant’s additional retirement benefit shall be paid as part of the form of Annuity in which the Participant’s prior retirement benefit is being paid and shall commence to be paid in such Annuity form as of the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date; or

(2) if the Participant’s prior retirement benefit was paid in the form of a lump sum cash payment or if both the Participant’s prior retirement benefit had initially commenced to be paid as of any date that was prior to the Participant’s Normal Retirement Date and the earlier of the first day of the first calendar month which begins after the next date after his or her reemployment that the Participant again ceases to be an Employee or his or her Required Commencement Date occurs or occurred on or after August 1, 2004, the form and commencement date of his or her additional retirement benefit shall be determined under the provisions of Article 6 above and the foregoing provisions of this Article 7 as if no prior retirement benefit had begun being paid to him or her.

Further, the monthly amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of any type of Annuity) or the lump sum amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of a lump sum cash payment) shall be equal to the monthly amount or lump sum amount (as applicable) of the retirement benefit that would be applicable to the Participant under the Plan (i) if it was payable in the same form as the Participant’s additional retirement benefit is to be paid, (ii) if it began to be paid or was paid in its entirety as of the commencement date which is determined in accordance with the foregoing provisions of this paragraph (c), and (iii) if it was determined under the other provisions of the Plan as of such commencement date but as if the monthly amount or lump sum amount (as applicable) of such additional retirement benefit was equal to what such monthly amount or lump sum amount (as applicable) would be as of such commencement date under the Plan if any service for which a benefit had been calculated in determining the monthly amount or lump sum amount (as applicable) of the Participant’s prior retirement benefit were disregarded.

7.7 Additional Accruals After Required Commencement Date.

7.7.1 Subject to the other provisions of this Section 7.7, if a Participant continues to be employed or is reemployed as an Employee after his or her Required Commencement Date, any prior distribution of the Participant’s retirement benefit that is attributable to his or her service with the Employer prior to his or her Required Commencement Date under the other provisions of the Plan (for purposes of this Section 7.7, the Participant’s “prior retirement benefit”) shall not be suspended or adjusted in amount or form merely by reason of such continued employment or reemployment. Effective as of the first day of any calendar month which occurs in the first Plan Year which begins after his or her Required Commencement Date and as of the first day of any calendar month which occurs in each subsequent Plan Year (the specific month in any such Plan Year to be chosen by the Committee on a nondiscriminatory basis), and as of any other date chosen by the Committee on a nondiscriminatory basis, the Participant may also be entitled to an additional retirement benefit, to be determined in accordance with Subsection 7.7.2 below, in addition to the prior retirement benefit which he or she is then receiving or has received.

7.7.2 If the Participant may be entitled to an additional retirement benefit by reason of the provisions of Subsection 7.7.1 above effective as of any date described in Subsection 7.7.1 above (for purposes of this Subsection 7.7.2, the “subject effective date”), then:

(a) if the Participant’s prior retirement benefit (or any additional retirement benefit of the Participant that was effective as of any date earlier than the subject effective date under the provisions of this Section 7.7) is being paid in the form of any Annuity that commenced to be paid as of any date that was on or after the Participant’s Normal Retirement Date or if the subject effective date occurred before August 1, 2004, the Participant’s additional retirement benefit shall be paid as part of the form of Annuity in which the Participant’s prior retirement benefit (or such additional retirement benefit of the Participant that was effective as of any date earlier than the subject effective date) is being paid and shall commence to be paid in such Annuity form as of the subject effective date; or

(b) if the Participant’s prior retirement benefit (and each and any additional retirement benefit of the Participant that was effective as of any date earlier than the subject effective date under the provisions of this Section 7.7) was paid in the form of a lump sum cash payment or if both the Participant’s prior retirement benefit is being paid in the form of any Annuity that commenced to be paid as of any date that was prior to the Participant’s Normal Retirement Date (and no additional retirement benefit of the Participant was effective as of any date earlier than the subject effective date under the provisions of this Section 7.7) and the subject effective date occurs or occurred on or after August 1, 2004, the form and commencement date of his or her additional retirement benefit shall be determined under the provisions of Article 6 above and the foregoing provisions of this Article 7 as if no prior retirement benefit had begun being paid to him or her.

Further, the monthly amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of any type of Annuity) or the lump sum amount of the Participant’s additional retirement benefit (if such benefit is paid in the form of a lump sum cash payment) shall be equal to the monthly amount or lump sum amount (as applicable) of the retirement benefit that would be applicable to the Participant under the Plan (i) if it was payable in the same form as the Participant’s additional retirement benefit is to be paid, (ii) if it began to be paid or was paid in its entirety as of the subject effective date, and (iii) if it was determined under the other provisions of the Plan as of the subject effective date but as if the monthly amount or lump sum amount (as applicable) of such additional retirement benefit was equal to what such monthly amount or lump sum amount (as applicable) would be as of the subject effective date if any service for which a benefit had been calculated in determining the monthly amount or lump sum amount (as applicable) of the Participant’s prior retirement benefit were disregarded.

ARTICLE 8

PRE-PENSION DEATH BENEFITS

8.1 Eligibility for Pre-Pension Death Benefit.

8.1.1 A death benefit, called the “Pre-Pension Death Benefit” in this Article 8, shall be paid to the Beneficiary of a Participant who dies while still an Employee (and prior to any retirement benefit beginning to be paid to him or her under the Plan).

8.1.2 In addition, a Pre-Pension Death Benefit shall also be paid to the Beneficiary of a Participant who dies after ceasing to be an Employee when he or she is entitled to a retirement benefit under Section 6.1, 6.2, 6.3, or 6.4 above but prior to the date as of which the retirement benefit to which he or she is entitled begins to be paid to him or her.

8.1.3 Except as may be provided in Subsections 8.1.1 and 8.1.2 above, no Pre-Pension Death Benefit (or any other death benefit) is payable under the Plan with respect to a Participant who dies prior to the date as of which any retirement benefit to which he or she has become entitled to under the Plan begins to be paid to him or her.

8.2 Beneficiary. For purposes of this Article 8, the “Beneficiary” of any Participant shall mean the person who is the Participant’s spouse at the time of the Participant’s death; except that, if it is established to the satisfaction of a Plan representative that the Participant is not survived by a spouse or such spouse cannot reasonably be located, the Participant’s “Beneficiary” shall be deemed to be the person or trust named by the Participant as his or her beneficiary for purposes of the Plan’s Pre-Pension Death Benefit in a Notice which is filed with a Plan representative prior to the Participant’s death. In addition, if the Committee determines that the Participant is not survived by a spouse or other properly designated beneficiary who can reasonably be located, the Participant’s “Beneficiary” shall be deemed to be the Participant’s estate.

8.3 Rules as to Pre-Pension Death Benefit if Beneficiary is Participant’s Spouse. If a Participant’s Beneficiary becomes entitled to a Pre-Pension Death Benefit under this Article 8 and such Beneficiary is the Participant’s surviving spouse, then the form, commencement date, and amount of such death benefit shall be determined in accordance with the following provisions of this Section 8.3.

8.3.1 Except as provided in Subsections 8.3.2 and 8.3.3 below, such death benefit shall be a monthly benefit which commences as of the day which would have been the Participant’s Normal Retirement Date had he or she survived (or, if such Participant dies after his or her Normal Retirement Date, the first day of the first calendar month which begins on or after the date of such Participant’s death). If such Participant dies before his or her Normal Retirement Date, however, the Participant’s surviving spouse may request, under procedures that are prescribed by the Committee, that such monthly death benefit commence to be paid prior to the day which would have been the Participant’s Normal Retirement Date had he or she survived, provided the spouse makes at the same time an election of the form in which such death benefit is to be made pursuant to and in accordance with the requirements of Subsection 8.3.2 below (including the requirement that such election be made within an election period that complies with the provisions of Subsection 8.3.2(a) below).

(a) If the surviving spouse elects to begin payment of such death benefit prior to the day which would have been the Participant’s Normal Retirement Date had he or she survived, the commencement date of such death benefit shall be set by the Committee and shall meet both of the following criteria: (i) such commencement date shall be the first day of a calendar month which begins both prior to the day which would have been the Participant’s Normal Retirement Date had he or she survived and after the date on which the Participant dies; and (ii) such commencement date shall occur after, but no more than 180 days after, the date on which the latest written explanation as to the surviving spouse’s benefit form options and other benefit payment rules described in Subsection 8.3.2(c) below is provided to the surviving spouse (for purposes of this paragraph (a), the “written explanation date”). Notwithstanding the foregoing, such commencement date may be set by the Committee to occur prior to the date on which the surviving spouse makes his or her election under paragraph (a) above only if the actual payment of the death benefit begins to be paid within 180 days of the written explanation date (or if the actual payment of the spouse’s death benefit begins to be paid after the end of such 180-day period solely due to administrative reasons).

(b) Further, except as provided in Subsections 8.3.2 and 8.3.3 below, such death benefit shall be payable for the life of the Participant’s surviving spouse, ending with the monthly payment due for the month in which the spouse dies.

(c) In addition, except as provided in Subsections 8.3.2 and 8.3.3 below, the monthly amount of such death benefit shall be an amount which makes such death benefit actuarially equivalent to the monthly retirement benefit that would have been payable to the Participant under the terms of this Plan if (i) the Participant, if he or she had not yet ceased to be an Employee prior to his or her death, had ceased to be an Employee on the date of his or her death and (ii) the Participant had survived to the date as of which such death benefit commences and began receiving as of such date his or her retirement benefit under the Plan in the form of a Single Life Annuity.

8.3.2 Further, notwithstanding the provisions of Subsection 8.3.1 above, the Participant’s surviving spouse may elect, under procedures that are prescribed by the Committee, to choose to receive such death benefit in the form that otherwise applies to him or her under Subsection 8.3.1(b) above or to waive such form and instead to have such benefit paid in the form of a lump sum cash payment. If the surviving spouse’s death benefit is to be paid in an optional lump sum payment form, the date as of which such death benefit shall commence shall be the same as the date determined under Subsection 8.3.1 above to be the date as of which such benefit shall commence. The period in which the surviving spouse may make such election (and within which such election can be put into effect if administratively possible) shall be a period that is set by the Committee to end within a reasonable number of days or months after the latest written explanation as to the surviving spouse’s benefit form options and other benefit payment rules that is provided to the surviving spouse under the provisions of paragraph (b) below is so provided and which shall not begin more than 180 days before the date as of which such benefit commences.

(a) The Participant’s surviving spouse may amend or revoke the spouse’s election of a form of benefit for such death benefit, under procedures that are prescribed by the Committee, at any time during the period in which he or she has to elect a form for such death benefit.

(b) The Committee shall provide the Participant’s surviving spouse a written explanation of (i) the terms and conditions of the monthly payment form in which such death benefit will be paid in the absence of the surviving spouse electing out of such form and the lump sum optional form available to the surviving spouse, (ii) the surviving spouse’s rights to make and the effect of an election out of the monthly payment form, (iii) the rights of the surviving spouse to revoke such an election out, and (iv) the commencement date of such death benefit that will apply to such written explanation in the event that the surviving spouse elects a form of benefit within the election period that is set by the Committee to run in relation to such written explanation. Such written explanation shall be provided to the surviving spouse within a reasonable administrative period after the surviving spouse notifies the Committee that he or she desires to commence payment of his or her benefit in a reasonably short period (if he or she is then eligible to commence such benefit) and, to the extent the surviving spouse has not yet elected the form in which his or her death benefit is to be paid, within a reasonable administrative period prior to the latest date as of which such benefit must commence under the other provisions of the Plan. For purposes of this Plan, the Committee shall be deemed to have provided the surviving spouse with such written explanation on the date such written explanation either is personally delivered or faxed to the surviving spouse, is deposited in the mail (first class or certified mail, postage prepaid) by the Committee or a Plan representative, or is otherwise distributed in a manner that would be permitted by Treasury regulations for a written benefit form explanation that is to be provided a Participant.

(c) If such death benefit is paid in a lump sum form pursuant to the surviving spouse’s election, then the lump sum payment of such death benefit shall be made as of the commencement date of such death benefit as determined under the provisions of Subsection 8.3.1 above. Further, the amount of such lump sum payment shall be equal to the lump sum amount that would make such death benefit actuarially equivalent to such death benefit if it were payable as of the same commencement date as of which the lump sum benefit is paid but as if it were payable in the form of benefit described in Subsection 8.3.1(b) above.

8.3.3 Also, notwithstanding any other provision of this Section 8.3 to the contrary but subject to paragraph (b) of this Subsection 8.3.3, if such death benefit has a present value of $5,000 or less as of such benefit’s distribution date, then such death benefit shall be converted to and paid as a lump sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date).

(a) For purposes of this Subsection 8.3.3, the “distribution date” of a Participant’s surviving spouse’s death benefit under the Plan means the date as of which the lump sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date (i) shall be the first day of a calendar month, (ii) shall occur on or after the date of the Participant’s death and no more than 90 days before the first date on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant’s surviving spouse (e.g., after calculating the lump sum payment amount of such benefit, confirming the Participant’s death and the spouse’s address, and meeting all requirements set forth in the other provisions of the Plan as to providing the spouse an opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code), and (iii) shall in no event occur later than the last day of the calendar year that includes the fifth annual anniversary of the date of the Participant’s death.

(b) For purposes of this Subsection 8.3.3, the present value of a death benefit payable under this Section 8.3 to a Participant’s surviving spouse as of any date shall be equal to the lump sum amount that would make such death benefit actuarially equivalent to such death benefit if it were payable as of the same commencement date as of which the lump sum benefit is paid but as if it were payable in the form of benefit described in Subsection 8.3.1(b) above.

8.4 Rules as to Pre-Pension Death Benefit if Beneficiary is Not Participant’s Spouse.

8.4.1 If a Participant’s Beneficiary becomes entitled to a Pre-Pension Death Benefit under this Article 8 and such Beneficiary is not the Participant’s surviving spouse, then such death benefit shall be paid in the form of a lump sum cash payment. Such lump sum payment shall be made as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date).

8.4.2 For purposes of this Section 8.4, the “distribution date” of a Participant’s non-surviving spouse Beneficiary’s death benefit under the Plan means the date as of which the lump sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date (i) shall be the first day of a calendar month, (ii) shall occur on or after the date of the Participant’s death and no more than 90 days before the first date on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant’s Beneficiary (e.g., after calculating the lump sum payment amount of such benefit and confirming the Participant’s death and the Beneficiary’s address), and (iii) shall in no event occur later than the last day of the calendar year that includes the fifth annual anniversary of the date of the Participant’s death.

8.4.3 For purposes of this Section 8.4, the present value of the death benefit payable under this Section 8.4 to a Participant’s non-surviving spouse Beneficiary as of any date shall be equal to the lump sum amount that would have been payable to the Participant under the terms of this Plan if (i) the Participant, if he or she had not yet ceased to be an Employee prior to his or her death, had ceased to be an Employee on the date of his or her death, (ii) the Participant had survived to the date as of which such death benefit is paid and received as of such date his or her retirement benefit under the Plan in the form of a lump sum cash payment, and (iii) the Participant had not accrued any benefit prior to the Effective Amendment Date under the May Retirement Plan.

ARTICLE 9

MAXIMUM RETIREMENT BENEFIT LIMITATIONS

9.1 Maximum Plan Benefit. The provisions of this Section 9.1 shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on January 1, 2002, be effective as of January 1, 2002 with respect to any Plan Year beginning on or after such date.

9.1.1 General Rules. Subject to the other provisions of this Section 9.1 but notwithstanding any other provision of this Plan to the contrary, in no event, during any limitation year, shall the annual amount of a Participant’s retirement benefit accrued or payable at any time under this Plan, when expressed in the form of a Single Life Annuity and in accordance with the adjustments described in the following provisions of this Section 9.1, exceed the maximum permissible benefit. For purposes of this Section 9.1 and subject to the adjustments described in the following provisions of this Section 9.1, the “maximum permissible benefit” is the lesser of the defined benefit dollar limitation, as defined in paragraph (a) of this Subsection 9.1.1, or the defined benefit compensation limitation, as defined in paragraph (b) of this Subsection 9.1.1.

(a) Defined Benefit Dollar Limitation. For purposes of this Section 9.1, the “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each calendar year, under Section 415(d) of the Code in such manner as the Secretary of the Treasury or his or her delegate shall prescribe. A limitation as adjusted under Code Section 415(d) as of the January 1 of any calendar year shall apply to the limitation year ending with or within such calendar year.

(b) Defined Benefit Compensation Limitation. For purposes of this Section 9.1 and subject to subparagraphs (1) and (2) of this paragraph (b), the “defined benefit compensation limitation” is 100% of the Participant’s average annual compensation received during the three consecutive calendar years which produce the highest dollar result (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, 100% of the Participant’s average annual compensation received during the three consecutive calendar years both during which he is a Participant in the Plan and which produce the highest dollar result).

(1) Notwithstanding the foregoing provisions of this paragraph (b), if the Participant is an Employee for less than three consecutive calendar years (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, if the Participant is both an Employee and a Participant for less than three consecutive calendar years), the Participant’s “defined benefit compensation limitation” shall for purposes of this Section 9.1 be deemed to be the quotient obtained by dividing (i) the Participant’s compensation received during the Participant’s longest consecutive period of service as an Employee (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, the Participant’s compensation received during the Participant’s longest consecutive period of service as both an Employee and a Participant) by (ii) the number of years in that period (including fractions of years, but not less than one year).

(2) For purposes of the foregoing provisions of this paragraph (b), if the Participant ceases to be an Employee and is subsequently rehired as an Employee, all years for which the Participant performs no services as an Employee and receives no compensation for his or her services as an Employee (for purposes of this subparagraph (2), the “break period”) shall be ignored in determining the Participant’s defined benefit compensation limitation and the year of service immediately prior to and the year of service immediately after the break period shall be treated as if they were consecutive.

9.1.2 Necessary Terms. For purposes of the restrictions and rules set forth in this Section 9.1, the following terms shall apply.

(a) A Participant’s “compensation” shall refer to his or her Compensation as defined in Subsection 2.1.10 above.

(b) The “limitation year” for purposes of the restrictions under this Section 9.1 shall be the calendar year.

9.1.3 Procedures for Applying Limitation. This Subsection 9.1.3 describes the adjustments that are made in a Participant’s retirement benefit accrued or payable under the Plan, in the defined benefit dollar limitation, and in the defined benefit compensation limitation when determining whether such retirement benefit meets the requirements of Subsection 9.1.1 above. For any limitation year, the Participant’s retirement benefit accrued or payable at any time under the Plan shall be limited to the extent necessary so that, if such limit would be deemed to have applied under the provisions of the Plan that do not include the provisions of this Section 9.1, the annual amount of the actual equivalent benefit-form Single Life Annuity determined in Step 1 below cannot and shall not exceed the lesser of the annual amount of the maximum equivalent age-adjusted Single Life Annuity determined in Step 2 below or the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity determined in Step 3 below.

(a) Step 1: This Step 1 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the commencement date of the Participant’s actual retirement benefit under the Plan (for purposes of this Subsection 9.1.3, the “actual commencement date”), would have an annual amount calculated in accordance with subparagraphs (1), (2), and (3) of this paragraph (a). Such hypothetical Single Life Annuity is referred to in this Section 9.1 as the Participant’s “actual equivalent benefit-form Single Life Annuity.”

(1) When the form of the Participant’s actual retirement benefit under the Plan is a Single Life Annuity or a Qualified Joint and Survivor Annuity that commences as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the annual amount that would apply to the Participant’s actual retirement benefit under the Plan if the provisions of this Section 9.1 were disregarded.

(2) When the form of the Participant’s actual retirement benefit under the Plan is an Annuity, other than a Single Life Annuity or a Qualified Joint and Survivor Annuity, that commences as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the greater of:

(A) the annual amount of the Participant’s retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date and if the provisions of this Section 9.1 were disregarded; or

(B) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of an Annuity, other than a Single Life Annuity or a Qualified Joint and Survivor Annuity, that commences as of the actual commencement date) if the provisions of this Section 9.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate assumption of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 9.1.4 below).

(3) When the form of the Participant’s actual retirement benefit under the Plan is a single sum payment that is made as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the greatest of:

(A) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 9.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the combination of the interest rate assumption and the mortality assumption that is specified and would be used under the other provisions of the Plan for determining the actuarial equivalence of two benefits whose only difference is one is paid in the form of an Annuity and the other is paid in the form of a single sum payment;

(B) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 9.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 9.1.4 below). Notwithstanding the foregoing, the reference to “the applicable interest rate” in the immediately preceding sentence shall be deemed to be a reference to “an interest rate of 5.5% per annum” if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2004; or

(C) if and only if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2006, the quotient produced by dividing (i) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 9.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 9.1.4 below) by (ii) 1.05.

(b) Step 2: This Step 2 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with subparagraphs (1), (2), and (3) of this paragraph (b). Such hypothetical Single Life Annuity is referred to in this Section 9.1 as the Participant’s “maximum equivalent age-adjusted Single Life Annuity.”

(1) If the actual commencement date occurs before the date the Participant first attains age 65 and on or after the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the defined benefit dollar limitation set forth in Subsection 9.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date).

(2) If the actual commencement date occurs before the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:

(A) the product obtained by multiplying (i) the defined benefit dollar limitation set forth in Subsection 9.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (ii) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date and if the provisions of this Section 9.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the first day of the first month that begins on or after the date on which the Participant first attains age 62 and if the provisions of this Section 9.1 were disregarded; or

(B) the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the first day of the first month that begins on or after the date on which the Participant first attains age 62, if its annual amount were the defined benefit dollar limitation set forth in Subsection 9.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 9.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the actual commencement date and the first day of the first month that begins on or after the date on which the Participant first attains age 62.

(3) If the actual commencement date occurs after the date on which the Participant first attains age 65, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:

(A) the product obtained by multiplying (i) the defined benefit dollar limitation set forth in Subsection 9.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (ii) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he or she first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date, and if the provisions of this Section 9.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he or she first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the first day of the first month that begins on or after the date on which the Participant first attains age 65, and if the provisions of this Section 9.1 were disregarded; or

(B) the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the first day of the first month that begins on or after the date on which the Participant first attains age 65, if its annual amount were the defined benefit dollar limitation set forth in Subsection 9.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 9.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the first day of the first month that begins on or after the date on which the Participant first attains age 65 and the actual commencement date.

(c) Step 3: This Step 3 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with the last sentence of this paragraph (c). Such hypothetical Single Life Annuity is referred to in this Section 9.1 as the Participant’s “maximum equivalent compensation-adjusted Single Life Annuity.” In all cases, the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity shall be equal to the defined benefit compensation limitation set forth in Subsection 9.1.1(b) above that applies to the Participant.

9.1.4 Applicable Mortality Assumption and Applicable Interest Rate.

(a) For purposes of this Section 9.1, the “applicable mortality assumption” means, with respect to adjusting any benefit or limitation of a retirement benefit, an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his or her delegate as the applicable mortality table for purposes of Section 415(b) of the Code as of the commencement date of the benefit. Such table shall be based on the prevailing commissioners’ standard table, described in Section 807(d)(5)(A) of the Code, used to determine reserves for group annuity contracts, without regard to any other subparagraph of Section 807(d)(5) of the Code. For Plan benefits with commencement dates on or after December 31, 2002 and until changed by the Secretary of the Treasury or his or her delegate, the mortality table referred to in the foregoing provisions of this paragraph (b) shall be deemed to be the table prescribed in Revenue Ruling 2001-62.

(b) Also for purposes of this Section 9.1, the “applicable interest rate” means, with respect to adjusting any benefit or limitation applicable to any single sum form of benefit, an interest rate determined as follows:

(1) when the commencement date of the benefit occurs during any limitation year that begins prior to January 1, 2008, the annual interest rate on 30-year Treasury securities for the second calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such month; and

(2) when the commencement date of the benefit occurs during any limitation year that begins on or after January 1, 2008, the adjusted first, second, and third segment rates (as such terms are defined in Code Section 417(e)(3)(D)) applied under rules similar to the rules of Code Section 430(h)(2)(C) for the second calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such month.

9.1.5 Reduction for Participation or Service of Less Than Ten Years.

(a) In the case of a Participant who has less than ten years of participation in this Plan when his or her retirement benefit under the Plan commences, the defined benefit dollar limitation shall be adjusted for all purposes of this Section 9.1 (including for purposes of determining the maximum equivalent age-adjusted Single Life Annuity described in Step 2 of Subsection 9.1.3 above) so as to be equal to the defined benefit dollar limitation (determined without regard to this Subsection 9.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years (and any fraction thereof) of participation in the Plan at the time his or her benefit commences (or 1, if greater), and its denominator is ten.

(b) Further, in the case of a Participant who has less than ten years of Vesting Service as of the date on which his or her retirement benefit under the Plan commences, the defined benefit compensation limitation shall be adjusted for all purposes of this Section 9.1 (including for purposes of determining the maximum equivalent compensation-adjusted Single Life Annuity described in Step 3 of Subsection 9.1.3 above) so as to be equal to such limitation (determined without regard to this Subsection 9.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years of Vesting Service as of the date his or her benefit commences (or 1, if greater), and its denominator is ten.

9.1.6 Preservation of Prior Plan Benefits. Notwithstanding any of the foregoing provisions of this Section 9.1, in no event shall the foregoing provisions of this Section 9.1 cause by themselves a Participant’s Accrued Benefit (or the annual or lump sum amount of a Participant’s actual retirement benefit under the Plan) to be less than his or her Accrued Benefit determined as of (or the annual or lump sum amount that would apply to his actual retirement benefit if the Participant had earned no additional benefit amount after and in fact had ceased to be a Covered Employee no later than) December 31, 2007, to the extent such Accrued Benefit (or such annual or lump sum amount of his actual retirement benefit) is determined solely on the basis of the provisions of the Plan that were both adopted and in effect before April 5, 2007

(including the provisions of the Plan that then reflected the requirements of Section 415 of the Code).

9.1.7 Combining of Plans. If any other defined benefit plans (as defined in Section 414(j) of the Code) in addition to this Plan are maintained by one or more Affiliated Employers, then the limitations set forth in this Section 9.1 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any reduction or adjustment in a Participant’s retirement benefit is required by this Section 9.1, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his or her benefit under the benefit formulas of the other plan or plans) at a later point in time (that occurs by the end of the applicable limitation year) than the latest point in time (that occurs by the end of the applicable limitation year) at which he or she actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.

9.1.8 IRS Regulations Issued Under Code Section 415. For any limitation year that begins on or after January 1, 2008, the provisions of the final regulations issued by the Internal Revenue Service under Code Section 415 shall, to the extent and only to the extent they provide details as to the manner in which any of the requirements set forth in the foregoing provisions of this Section 9.1 are to be applied (such as details as to the application of such requirements when benefits are transferred to this Plan from another plan, when multiple commencement dates of a Participant’s Plan benefit are involved, or when an Affiliated Employer that maintains another defined benefit plan loses its status as an Affiliated Employer), be deemed to be incorporated into this Section 9.1.

9.2 Restrictions on Benefits Payable to Certain Highly Compensated Participants. The provisions set forth in this Section 9.2 shall apply notwithstanding any other provision of this Plan.

9.2.1 In the event of the termination of the Plan, the benefit otherwise payable under the Plan to any Participant who is a Highly Compensated Employee (or a Former Highly Compensated Employee) with respect to the Plan Year in which such Plan termination occurs shall be limited to a benefit which is nondiscriminatory under Section 401(a)(4) of the Code. To the extent necessary, any assets otherwise allocable upon the Plan’s termination under Section 14.3 below to a Participant who is a Highly Compensated Employee (or Former Highly Compensated Employee) for the Plan Year in which the Plan’s termination occurs shall be reallocated to other Participants so that this provision is not violated. For purposes hereof, however, a benefit applicable to such a Highly Compensated Employee (or Former Highly Compensated Employee) upon the Plan’s termination shall be considered to be nondiscriminatory under Section 401(a)(4) of the Code if each Participant who is not a Highly Compensated Employee (or Former Highly Compensated Employee) with respect to the Plan Year in which the Plan’s termination occurs and who is entitled to a benefit under the Plan upon the Plan’s termination receives upon such termination a proportion of the then present value of his or her Accrued Benefit under the Plan which is at least equal to the proportion of the then present value of the Accrued Benefit receivable upon the Plan’s termination by such Highly Compensated Employee (or Former Highly Compensated Employee).

9.2.2 Subject to the provisions of Subsections 9.2.3 and 9.2.4 below, prior to the complete termination of the Plan and distribution of all Plan assets, the payments made during any Plan Year to a Participant who is a Restricted Participant for such Plan Year shall be restricted to the extent necessary so that such payments do not exceed the payments that would be made for such Plan Year if the Participant’s remaining retirement benefit under the Plan was being paid in the form of a Single Life Annuity.

9.2.3 Subject to the provisions of Subsection 9.2.4 below but notwithstanding the provisions of Subsection 9.2.2 above, prior to the complete termination of the Plan and distribution of all Plan assets, the retirement benefit payments made during any Plan Year to a Participant who is a Restricted Participant for such Plan Year may exceed the limit set forth in Subsection 9.2.2 above to the extent the method under which the Participant’s retirement benefit is being paid calls for such payments, provided that the Plan and the Participant establish an agreement which meets the requirements set forth in the following paragraphs of this Subsection 9.2.3 in order to secure repayment to the Plan of any amount necessary for the distribution of assets upon the Plan’s termination to satisfy Section 401(a)(4) of the Code.

(a) During any such Plan Year, the amount that may be required to be repaid to the Plan by the Participant is the restricted amount. For this purpose, the “restricted amount” means the excess of the accumulated amount of the retirement benefit payments made to the Participant over the accumulated amount of the Participant’s nonrestricted limit. The Participant’s “nonrestricted limit” for this purpose means the retirement benefit payments that could have been made to the Participant, commencing when retirement benefit payments initially commenced to the Participant, had the Participant received his or her retirement benefit in the form of a Single Life Annuity. Further, an “accumulated amount” means, with respect to any payment, the amount of such payment plus interest thereon from the date of such payment (or the date such payment would have been made) to the date of the determination of the restricted amount, compounded annually from the date of such payment (or the date such payment would have been made), at the rate determined under Section 411(c)(2)(C) of the Code in effect on the date of the determination of the restricted amount.

(b) In order to secure the Participant’s repayment obligation of the restricted amount, prior to receipt of a distribution the Participant must agree that upon distribution the Participant will promptly deposit in escrow with an acceptable depositary property having a fair market value equal to at least 125% of the restricted amount. The obligation of the Participant under the repayment agreement alternatively can be secured or collateralized by posting a bond equal to at least 100% of the restricted amount. For this purpose, the bond must be furnished by an insurance company, bonding company, or other surety approved by the U.S. Treasury Department as an acceptable surety for Federal bonds. As another alternative, the Participant’s obligation under the repayment agreement can be secured by a bank letter of credit in an amount equal to at least 100% of the restricted amount.

(c) Amounts in the escrow account in excess of 125% of the restricted amount may be withdrawn for the Participant. Similar rules apply to the release of any liability in excess of 100% of the restricted amount where the repayment obligation has been secured by a bond or a letter of credit. If, however, the market value of the property in the escrow account falls below 110% of the restricted amount, the Participant is obligated to deposit additional property to bring the value of the property held by the depositary up to 125% of the restricted amount. In addition, the Participant may be given the right to receive any income from the property placed in escrow, subject to the obligation to maintain the value of the property as described.

(d) A depositary may not redeliver to the Participant any property held under such an agreement, other than amounts in excess of 125% of the restricted amount, and a surety or bank may not release any liability on such a bond or letter of credit, unless the Committee certifies to the depositary, surety, or bank that the Participant (or the Participant’s estate) is no longer obligated to repay any amount under the agreement. The Committee will make such a certification if at any time after the distribution commences either that any of the conditions of Subsection 9.2.4 below are met or that the Plan has terminated and the benefit received by the Participant is nondiscriminatory under Section 401(a)(4) of the Code. Such a certification by the Committee terminates the agreement between the Participant and the Plan.

9.2.4 The restrictions set forth in Subsections 9.2.2 and 9.2.3 above shall not apply to any Participant if either: (i) after payment to such Participant of all benefits payable to him or her under the Plan, the value of all assets of the Plan equals or exceeds 110% of the then value of the Plan’s current liabilities (as defined in Section 412(l)(7) of the Code); (ii) the entire value of such Participant’s retirement benefit under the Plan is less than 1% of the then value of the Plan’s current liabilities (as defined in Section 412(l)(7) of the Code); or (iii) the entire value of such Participant’s retirement benefit under the Plan is $5,000 or less.

9.2.5 For purposes of Subsections 9.2.2 through 9.2.4 above, a Participant shall be considered a “Restricted Participant” for any Plan Year if he or she is one of the 25 Highly Compensated and Former Highly Compensated Employees for such Plan Year with the greatest Compensation. In determining which of the Highly Compensated and Former Highly Compensated Employees for any Plan Year have the 25 greatest Compensations, the Compensation to be considered for any such Highly Compensated or Former Highly Compensated Employee shall be the highest Compensation he or she received in such Plan Year or any other Plan Year under which his or her Compensation or ownership in an Affiliated Employer made him or her a Highly Compensated or Former Highly Compensated Employee for the subject Plan Year.

ARTICLE 10

ADDITIONAL RETIREMENT AND DEATH BENEFIT PROVISIONS

10.1 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because he or she is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 10.1 shall be a complete discharge of liability therefor under the Plan.

10.2 Commercial Annuity Contracts and Other Administrative Adjustments of Benefits.

10.2.1 Notwithstanding any other provision of the Plan to the contrary, in its sole discretion, the Committee may elect to distribute a retirement or death benefit by the purchase and delivery to the applicable Participant (or beneficiary) of a commercial annuity contract from an insurance company. In such an event delivery to and acceptance by such Participant (or beneficiary) of such contract shall be in complete satisfaction of any claim the Participant (or beneficiary) or any person claiming by or through such Participant (or beneficiary) may have for benefits under this Plan. The use of an annuity contract shall not itself cause any optional benefit form otherwise available to the Participant (or, if a death benefit is involved, his or her beneficiary) under the Plan to be eliminated.

10.2.2 Notwithstanding any other provision of the Plan to the contrary, as an administrative convenience, if the monthly amount of any retirement or death benefit which is payable under the Plan in the form of an Annuity would otherwise be less than $50, the Committee may direct that such benefit begin to be paid in quarterly installments instead of monthly installments at any time.

10.3 Timing of Benefit Distributions.

10.3.1 For purposes of the Plan, each benefit payment under the Plan shall always be made “as of” a certain date specified in an appropriate section of the Plan, which means that the amount of the payment shall be determined as of such date and the actual payment shall be made within a reasonable period on or after (or, in limited cases, prior to) such date (to allow the Plan the opportunity to ascertain the applicable person’s entitlement to and the amount of the benefit payment and to process and payout such benefit payment within a reasonable administrative period after or before the date as of which such benefit payment’s amount is determined).

10.3.2 Further, the date “as of” which a benefit commences to be paid to a person under the Plan is sometimes called such benefit’s “commencement date” in the other provisions of this Plan.

10.3.3 If a person entitled to a benefit hereunder dies subsequent to the date as of which such payment was to have been made but, because of administrative reasons, prior to the actual payment thereof, such benefit shall be paid to his or her estate.

10.3.4 If, notwithstanding the foregoing, a Participant (or a beneficiary claiming through him or her) who is entitled to a benefit hereunder cannot reasonably be located, then such benefit shall thereupon be deemed forfeited. If, however, the lost Participant (or the beneficiary claiming through him or her) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be paid or commence, with any unpaid installments thereof which otherwise would have previously been paid also being paid (but without any interest credited on such unpaid installments), as soon as administratively possible.

10.4 Nonalienation of Benefits.

10.4.1 Except as is provided in (i) Section 206(d)(4) of ERISA and Section 401(a)(13)(C) of the Code and (ii) the provisions of Subsections 10.4.2 and 10.4.3 below, but to the extent otherwise permitted by law, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

10.4.2 The Committee shall, however, adopt procedures as necessary so as to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of Section 206(d)(3) of ERISA and Section 414(p) of the Code). In this regard, the Plan will permit a benefit to be paid at any time to a Participant’s alternate payee (as also is defined in ERISA Section 206(d)(3) and Code Section 414(p)) if directed by a qualified domestic relations order and in compliance with all requirements applicable to a qualified domestic relations order, even if the Participant has not yet ceased to be an Employee and has not attained his or her earliest retirement date (again as defined in ERISA Section 206(d)(3) and Section 414(p) of the Code).

10.4.3 In addition, if any person with a right to a survivor or death benefit under the Plan (that derives from a benefit accrued under the Plan by a deceased Participant) files a qualified disclaimer with a Plan representative that such person disclaims any interest in such benefit, then the payment of such survivor or death benefit shall be determined as if the disclaiming person predeceased the Participant. For purposes of the Plan, a “qualified disclaimer” of a disclaiming person means an irrevocable and unqualified refusal by the disclaiming person to accept any interest in Plan benefits, provided that all of the following requirements are met: (i) the purported disclaimer is in writing; (ii) the purported disclaimer is received by a Plan representative within nine months after the date of the Participant’s death; (iii) the disclaiming person has not accepted or been paid any benefits under the Plan; (iv) as a result of the disclaimer the benefits of the Plan will pass to a person other than the disclaiming person; and (v) the purported disclaimer is determined by the Committee to meet any other requirements of Code Section 2518 in order to be considered a qualified disclaimer for purposes of such section and to meet any requirements of applicable state law.

10.5 Actuarial Assumptions.

10.5.1 Under this Plan, any reference to actuarial equivalent, actuarially equivalent, or actuarial equivalence means or refers to equality in value of the aggregate amounts of a benefit when compared to the aggregate amounts of such benefit if paid or determined in a different form, at a different time, or both in a different form and at a different time, as the case may be.

10.5.2 Unless otherwise set forth in an applicable section of the Plan, when the Plan requires a determination that a benefit, if it were paid in the form of an Annuity and to commence as of any particular date, would be actuarially equivalent to such benefit if it were to be paid in a different form of Annuity but to commence as of the same date, the actuarial assumptions to be used in making such determination shall be the assumptions set forth in part 2 of Schedule A to this Plan.

10.5.3 In addition, unless otherwise set forth in an applicable section of the Plan, when the Plan requires a determination that, as of any date (for purposes of this Subsection 10.5.3, the “subject date”), (i) a benefit, if it were paid in the form of a Single Life Annuity which commences as of any date, is actuarially equivalent to the amount credited or projected to be credited to a Participant’s Cash Balance Account as of the subject date or any earlier date (or is actuarially equivalent to the present value of such benefit), (ii) a benefit, if it were paid in the form of a lump sum cash payment which is made as of the subject date, is actuarially equivalent to such benefit if it were to be paid in the form of a Single Life Annuity which commences as of the subject date or any later date, (iii) a benefit, if it were paid in the form of a Single Life Annuity which commences as of any date, is actuarially equivalent to such benefit if it were to be paid in the form of a Single Life Annuity which commences as of any later date, or (iv) the present value of a benefit as of the subject date, the actuarial assumptions to be used in making such determination shall be: when the applicable benefit’s commencement date occurs before January 1, 2008, the GATT actuarial factors alone; when the applicable benefit’s commencement date occurs on or after January 1, 2008 and before April 1, 2008, the PPA actuarial factors or the GATT actuarial factors, whichever produces the greater benefit amount; or when the applicable benefit’s commencement date occurs on or after April 1, 2008, the PPA actuarial factors alone. For purposes of this Subsection 10.5.3, the following definitions shall apply.

(a) The “PPA actuarial factors” mean the combination of the applicable PPA mortality assumption and the applicable PPA interest rate. Both of such terms are defined in the following subparagraphs of this paragraph (a).

(1) The “applicable PPA mortality assumption” means an appropriate mortality assumption determined under the mortality table published by the Internal Revenue Service under Code Section 417(e)(3) for the calendar year in which occurs the date as of which the applicable benefit is paid. In accordance with the immediately preceding sentence: (i) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in 2008 (but no later calendar year) shall be determined under the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67; (ii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in 2009, 2010, 2011, 2012, or 2013 (but no later calendar year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific calendar year (2009, 2010, 2011, 2012, or 2013) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2008-85; and (iii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a calendar year later than 2013 shall be determined under the applicable mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such later calendar year.

(2) The “applicable PPA interest rate” means the adjusted first, second, and third segment rates (as such terms are defined in Code Section 417(e)(3)(D)) applied under rules similar to the rules of Code Section 430(h)(2)(C) for the second calendar month which precedes the first day of the calendar year in which the applicable benefit is paid and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such month.

(b) The “GATT actuarial factors” mean the combination of the applicable GATT mortality assumption and the applicable GATT interest rate. Both of such terms are defined in the following subparagraphs of this paragraph (b).

(1) The “applicable GATT mortality assumption” means an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his or her delegate as the applicable mortality table under Section 417(e)(3) of the Code as of the date as of which the applicable benefit is paid. Such table is based on the prevailing commissioners’ standard table, described in Section 807(d)(5)(A) of the Code, used to determine reserves for group annuity contracts, without regard to any other subparagraph of Section 807(d)(5) of the Code. For Plan benefits with commencement dates on or after December 31, 2002, the mortality table referred to in the foregoing provisions of this paragraph (b) shall be deemed to be the table prescribed in Revenue Ruling 2001-62. The provisions of the immediately preceding sentence shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on December 31, 2002, be effective as of December 31, 2002 with respect to any Plan benefits with commencement dates on or after December 31, 2002.

(2) The “applicable GATT interest rate” means the annual interest rate on 30-year U.S. Treasury securities for the second calendar month which precedes the first day of the Plan Year in which the applicable benefit is paid and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such month for pension plan purposes.

10.5.5 Except as otherwise provided in applicable Treasury regulations, if this Plan is amended to change any of the actuarial assumptions used in the Plan to determine actuarial equivalence or the present value of a benefit, then any Plan benefit applicable to a Participant who is a Participant on the effective date of the amendment which is determined in part by using the Plan’s factors for determining actuarial equivalence or present value shall have its amount determined in accordance with the provisions of the Plan in effect as of the date the benefit is to commence or be paid; except that if the value of such benefit would be increased by both (i) substituting the Participant’s Accrued Benefit determined as of the day next preceding the effective date of the amendment for the Participant’s then current Accrued Benefit and (ii) substituting the actuarial assumptions used in the Plan which were in effect as of the day next preceding the effective date of the amendment for the then current actuarial assumptions, such substitutions shall be made for purposes of such determination.

10.6 Applicable Benefit Provisions. Subject to Sections 7.6 and 7.7 above, any benefit to which a Participant becomes entitled (or any death benefit to which such Participant’s spouse or other beneficiary becomes entitled) shall be determined (as to its amount and form and commencement date of payment) on the basis of the provisions of the Plan in effect as of the earlier of the date the Participant last ceases to be an Employee (or, if earlier, the date as of which such benefit begins to be paid under the Plan) notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms or by applicable law made applicable to such Participant (or his or her spouse or other beneficiary).

10.7 Coverage of Pre-Effective Amendment Date Participants. Except as is otherwise specifically provided in this Plan, the provisions of this Plan only apply to persons who become Participants in this Plan on or after the Effective Amendment Date under the eligibility provisions of this Plan and to such persons’ benefits which have not begun to be paid prior to the Effective Amendment Date. However, any person who was a participant in one or more Prior Plans and, while never becoming a Participant in this Plan on or after the Effective Amendment Date under the eligibility provisions of this Plan, still had a nonforfeitable right to an unpaid benefit under the Prior Plans as of the date immediately preceding the Effective Amendment Date shall be considered a participant in this Plan to the extent of his or her interest in such benefit. The amount of such benefit, the form in which such benefit is to be paid, and the conditions (if any) which may cause such benefit not to be paid shall, except as otherwise specifically provided in this Plan or in the Prior Plans, be determined solely by the versions of the Prior Plans in effect at the time he or she ceased to be an Employee.

10.8 Forfeitures.

10.8.1 A Participant who ceases to be an Employee when he or she is not then entitled to any benefit under any other provision of the Plan shall be deemed to have received a complete distribution of his or her vested benefit under the Plan (of zero dollars) upon the date of such termination of employment and shall forfeit his or her entire interest under the Plan (including his or her interest in any benefit otherwise determined for him or her under the Plan) as of such date.

10.8.2 In addition, if a Participant who forfeited his or her entire interest under the Plan upon his or her prior ceasing to be an Employee under Subsection 10.8.1 above is rehired as an Employee by the end of the first Six-Year Break-in-Service commencing after his or her prior ceasing to be an Employee, his or her previously forfeited interest shall be restored to his or her credit under the Plan.

10.9 Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.9, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him or her paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The provisions of this Section

10.9 shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on January 1, 2002, be effective as of January 1, 2002 with respect to any distribution made under the Plan on or after such date.

10.9.1 For purposes of this Section 10.9, the following terms shall have the meanings indicated in the following paragraphs of this Subsection 10.9.1.

(a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required to be made under Section 401(a)(9) of the Code; or (iii) any other distribution that is not permitted to be directly rolled over to an eligible retirement plan under regulations of the Secretary of the Treasury or his or her delegate. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to: an eligible retirement plan that is described in clause (i), (ii), (iii), or (v) of paragraph (b) below; or an eligible retirement plan that is described in clause (iv) or (vii) of paragraph (b) below that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, any of the following accounts, annuities, plans, or contracts that accepts the distributee’s eligible rollover distribution: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code; (iii) effective for any distribution made on or after January 1, 2008, a Roth IRA (as defined in Code Section 408A), but, if the eligible rollover distribution is made prior to January 1, 2010, only if the distributee meets the conditions applicable to making a qualified rollover distribution to a Roth IRA that are set forth in Code Section 408(c)(3)(B); (iv) an annuity plan described in Section 403(a) of the Code; (v) an annuity contract described in Section 403(b) of the Code; (vi) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) a qualified trust described in Section 401(a) of the Code. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code.

(c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

(d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

10.9.2 As a special rule and notwithstanding any other provision of this Section 10.9 to the contrary, if a person who is a designated beneficiary (as defined in Code Section 401(a)(9)(E)) of a deceased Participant and who is not the Participant’s surviving spouse is entitled under the Plan to receive after December 31, 2007 a Plan distribution that is an eligible rollover distribution, such person may elect to have all or a part of the distribution directly rolled over by the Plan to an inherited individual retirement account or annuity (within the meaning of Code Section 408(d)(3)(C)(ii) and any related provisions of the Code) to the extent permitted by and subject to the provisions of Section 402(c)(11) of the Code.

10.9.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 10.9. Any such rules shall comply with the provisions of Code Section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code Section 401(a)(31) and applicable Treasury regulations, the Committee may: (i) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (ii) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (iii) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

10.10 Marriage Status. For all purposes of the Plan, a person shall be deemed to be a Participant’s spouse at any time only if he or she is at such time the legally recognized spouse of the Participant under the laws of the state in which the Participant then resides and if he or she is not barred from being considered the Participant’s spouse for purposes of the Federal tax laws by any Federal law, including the Federal Defense of Marriage Act. Similarly, for all purposes of the Plan, a Participant shall be deemed to be married at any time only if a person is then considered his or her spouse under the provisions of the immediately preceding sentence.

ARTICLE 11

TRUST FUND

11.1 Contributions. The Employer shall fund the Plan in such amounts and at such times as are decided by the Employer. The Employer shall, in determining its contributions to the Plan, take into account the advice of an actuary as to the level of contributions needed for the Plan to meet the minimum funding requirements of Section 412 of the Code and the regulations thereunder. Such level of contributions shall be determined on the basis of actuarial computations made from time to time by the actuary. Forfeitures which occur as a result of death, termination of employment, or for any other reason shall be applied to reduce the cost of the Plan and shall not operate to increase the benefits otherwise payable under the Plan.

11.2 Prohibition Against Reversion. Notwithstanding any provision of the Plan to the contrary, the Employer shall not have any present or prospective right, claim, or interest in the Trust Fund or in any contribution made to the Trustee prior to the satisfaction of all liabilities with respect to Participants and beneficiaries under the Plan. This Section 11.2 shall not be amended or revoked in any manner whatsoever to the end that any part of the corpus or income of the Trust Fund may be used for or converted to purposes other than for the exclusive benefit of such persons prior to the satisfaction of all liabilities with respect to them; provided, however, that the Employer shall still have the right to direct, and shall so direct, the Trustee (i) to return any portion of a contribution which was made under mistake of fact as described in ERISA Section 403(c)(2)(A), provided the return is made within one year after the contribution is made, and (ii) to return any portion of a contribution for which a deduction is denied under Section 404 of the Code, provided the contribution was made on the condition that it was deductible in full and the return is made within one year after the disallowance of the deduction as described in ERISA Section 403(c)(2)(C). In this regard, any contribution made to the Plan is made on the condition that it is deductible in full, except to the extent it is required to meet the minimum funding requirements of Code Section 412 regardless of its deductibility.

11.3 Investment of Trust Fund. The Trustee shall hold and, except to the extent that the Committee appoints one or more investment managers, shall invest, reinvest, manage, and administer the Employer’s contributions and the assets of the Plan and the increment, increase, earnings, and income thereof as a Trust Fund for the exclusive benefit of Participants and their beneficiaries and for the defraying of reasonable expenses of the Plan and the Trust. The Committee shall establish a funding policy to insure adequate liquidity for the payment of benefits under the Plan.

ARTICLE 12

NAMED FIDUCIARIES

Any person, committee, or entity which is designated or appointed under the Plan (or under a procedure set forth in the Plan) to have any responsibility for the control, management, or administration of this Plan or the assets thereof (each such fiduciary being hereinafter in this Article 12 referred to individually as a “Named Fiduciary” and collectively as the “Named Fiduciaries”) shall have only such powers and responsibilities as are expressed in the Plan or are provided for in the procedure by which he or she or it is designated or appointed, and any power or responsibility for the control, management, or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to Macy’s. Each Named Fiduciary shall have no responsibility to inquire into the acts or omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty, other than the responsibility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, assigned to a Named Fiduciary hereunder to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation must be in writing and filed with the Committee for placement with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party thereto until such Named Fiduciary has received written notice of such agreement from the Named Fiduciaries involved. Any Named Fiduciary may, by written instrument filed with the Committee for placement with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice thereof.

Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by reason of such designation. A person may serve the Plan in more than one fiduciary capacity and may be a Participant.

ARTICLE 13

RETIREMENT COMMITTEE

13.1 Appointment of Committee. The Board shall appoint a Pension and Profit Sharing Committee, referred to in the Plan as the “Committee,” the members of which may be officers or other employees of the Employer or any other persons. The Committee shall be composed of not less than three members, each of whom shall serve at the pleasure of the Board, and vacancies in the Committee arising by reason of resignation, death, removal, or otherwise shall be filled by the Board. Any member may resign of his or her own accord by delivering his or her written resignation to the Board.

13.2 General Powers of Committee.

13.2.1 The Committee shall administer the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan, and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons (subject to the claims and appeal rights provided under Section 13.7 below). In the administration of the Plan, the Committee may: (i) employ or permit agents to carry out nonfiduciary and/or fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA); and (ii) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel, and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

13.2.2 Further, the Committee shall administer the Plan and adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business. In performing their duties, the members of the Committee shall act solely in the interest of the Participants of the Plan and their beneficiaries and:

(a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

13.2.3 Whenever any provision of the Plan requires that the Committee establish procedures that concern the making of benefit or other elections by Participants or Participants’ beneficiaries or the providing of Plan information to any such parties, the Committee shall adopt such procedures and shall cause such procedures to comply with any applicable Treasury and Labor regulations (and, in particular, may include the making of elections or the providing of information through electronic media to the extent such method is in accordance with any applicable Treasury or Labor regulations).

13.2.4 Notwithstanding the foregoing provisions of this Section 13.2, if the Committee cannot reasonably and economically determine or verify, with respect to an Employee or a class of Employees, service, compensation, date of hire, date of termination, or any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (i) discriminate in favor of Highly Compensated Employees, (ii) reduce or eliminate a protected benefit (within the meaning of Treasury Regulations Section 1.411(d)-4), or (iii) operate to the disadvantage of such Employee or class of Employees.

13.2.5 In addition, notwithstanding any other provision of the Plan to the contrary, if any Plan benefit begins being paid to a Participant (or a Participant’s surviving spouse) because it is required to begin under the rules of the Plan but without a Notice indicating the form in which such benefit is to be paid being received by a Plan representative from the Participant (or the spouse), the form in which such benefit begins being paid can be modified to reflect the form elected by the Participant (or the spouse) in a Notice received by a Plan representative shortly after the date as of which such benefit began being paid, provided the Committee determines that such modification does not violate any provision of the Code or ERISA.

13.2.6 In addition, notwithstanding any other provision of the Plan to the contrary, the Committee may correct any actions or inactions made in the administration or operation of the Plan that it determines were made in error or in breach of the terms of the Plan, of applicable law, or of the duties of the Plan’s fiduciaries (and, if necessary to the correction, cause the Employer or any of the Plan’s fiduciaries to take actions with respect to the Plan that effect such corrections), provided that the corrective methods used by the Committee may not be inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service or the U.S. Department of Labor as to the manner in which corrections of actions or inactions made in the administration or operation of the Plan may be made.

13.2.7 In accordance with the provisions of Subsection 13.2.6 above but not in limitation of the Committee’s rights under such subsection, if any action that alleges that actions or inactions made in the administration or operation of the Plan were made in error or in breach of the terms of the Plan, of applicable law, or of the duties of the Plan’s fiduciaries is filed in a court of appropriate jurisdiction or is threatened to be so filed, either the applicable court issues a decision or the Committee (or the Plan Administrator) enters into a settlement agreement with the parties who filed or threatened to file such action, and such court decision or settlement agreement, as the case may be, calls for certain steps to be taken with respect to the Plan in order to correct such errors or breaches (which steps are not inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service or the U.S. Department of Labor as to the manner in which corrective actions involving the Plan may be made), then the Committee may cause such steps required by the court decision or settlement agreement to be effected.

13.2.8 Unless otherwise provided in the Trust, the Committee shall also establish guidelines with respect to the investment of all funds held by the Trustee under the Plan and to make or direct all investments pursuant thereto.

13.2.9 For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, Macy’s, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his or her or its authority, sometimes be referred to in the Plan as a “Plan representative” or, if appointed by the Committee directly to be an agent thereof, a “Committee representative.”

13.3 Records of Plan. The Committee shall maintain or cause to be maintained records showing the fiscal transactions of the Plan and shall keep or cause to be kept in convenient form such data as may be necessary for valuations of assets and liabilities of the Plan. The Committee shall prepare or have prepared annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past Plan Year. In preparing this report, the Committee may rely on advice received from the Trustee or other persons or firms selected by it or may adopt a report on such matters prepared by the Trustee.

13.4 Actions of Committee. The Committee shall appoint a Chairman and a Secretary and such other officers, who may be, but need not be, members of the Committee, as it shall deem advisable. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of the members or any agent to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee. The Committee may provide for the allocation of responsibilities for the operation and maintenance of the Plan.

13.5 Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such. All expenses of administration of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, premiums due the Pension Benefit Guaranty Corporation and the fees and charges of the Trustee, any investment manager, any actuary, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Employer in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Employer so elects, by the Employer directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Employer elects to pay them itself) shall also include compensation payable to any employees of any Affiliated Employer who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs or compensation for performing “settlor” functions (such as services incurred in establishing or designing the Plan), and to the extent such compensation does not fail for some other reason to constitute a “direct expense” within the meaning of U.S. Department of Labor Regulations Section 2550.408c-2(b)(3).

13.6 Limits on Liability. Macy’s and each other Employer shall hold each member of the Committee harmless from any loss, damage, or depreciation which may result in connection with the execution of his or her duties or the exercise of his or her discretion or from any other act or omission hereunder, except when due to his or her own gross negligence or willful misconduct. Macy’s and each other Employer shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee’s approval) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

13.7 Claim And Appeal Procedures

13.7.1 Initial Claim. In general, benefits due under this Plan shall be paid only if the applicable Participant or beneficiary of a deceased Participant files a Notice with a Plan representative (under administrative procedures established by the Committee) to receive such benefits, except to the extent otherwise required under the Plan. Further, if a Participant (or a person claiming through a Participant) has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of benefit paid, or as to any other matter involving the Plan, the Participant (or such person) may file a claim for the benefit or relief believed by the Participant (or such person) to be due. Such claim must be provided by Notice to the Committee or any other person or committee designated by the Committee for this purpose. Any claim made pursuant to this Subsection 13.7.1 shall be decided by the Committee (or any other person or committee designated by the Committee to decide the claim). (In general, a Committee representative, and not the Committee itself, will decide any claim made pursuant to this Subsection 13.7.1.)

13.7.2 Actions in Event Initial Claim is Denied.

(a) If a claim made pursuant to Subsection 13.7.1 above is denied, in whole or in part, notice of the denial in writing shall be furnished by the Committee (or any other person or committee designated by the Committee to decide the claim) to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee (or such other person or committee); except that if special circumstances require an extension of time for processing the claim, the period in which the Committee (or such other person or committee) is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant’s disability is material to the claim, 30 days), and the Committee (or such other person or committee) shall provide the claimant within the initial 90-day period (or, if applicable, 45 day period) a written notice indicating the reasons for the extension and the date by which the Committee (or such other person or committee) expects to render the final decision.

(b) The final notice of denial shall be written in a manner designed to be understood by the claimant and set forth: (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim (including, the time limits applicable to making a request for an appeal and, if the claim involves a claim for benefits, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal).

13.7.3 Appeal of Denial of Initial Claim. Any claimant who has a claim denied under Subsections 13.7.1 and 13.7.2 above may appeal the denied claim. The Committee (or any other person or committee designated by the Committee to perform this review) shall decide such appeal. (In general, the Committee, and not a Committee representative, will decide any appeal of a denied claim made pursuant to this Subsection 13.7.3.) But, if a Participant’s disability is material to the denied claim, the Committee shall make sure that the persons reviewing and deciding the appeal of the denied claim may not include any person who made the decision on the initial claim or his or her subordinate.

(a) Such an appeal must, in order to be considered, be filed by Notice to the Committee (or such other person or committee designated by the Committee to perform this review) within 60 days (or, if a Participant’s disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his or her initial claim from the Committee.

(b) If any appeal is filed in accordance with such rules, the claimant: (i) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim; and (ii) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim. A formal hearing may be allowed in its discretion by the Committee (or such other person or committee) but is not required.

13.7.4 Decision on Appeal. Upon any appeal of a denied claim made pursuant to Subsection 13.7.3 above, the Committee (or such other person or committee with authority to decide the appeal) shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided shall be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, 45 days) and the party deciding the appeal shall provide the claimant written notice of the extension prior to the end of the initial 60-day period (or, if applicable, 45-day period). However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

(a) The decision on appeal shall be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, if the claim involves a claim for benefits, of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(b) The decision on appeal shall be furnished to the claimant by the Committee (or such other person or committee with authority to decide the appeal) within the period described above that the Committee (or such other party) has to decide the appeal.

13.7.5 Additional Rules. A claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim. Unless otherwise required by applicable law, a claimant must exhaust his or her claim and appeal rights provided under this Section 13.7 in order to be entitled to file a civil suit under Section 502(a) of ERISA as to his or her claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this Section 13.7 in order to carry out the Plan’s claim and appeal procedures.

13.8 Limits on Duties. Except as is otherwise required by ERISA, the Committee shall have no duty to verify independently any information supplied by the Employer and shall have no duty or responsibility to collect from the Employer all or any portion of any Employer contribution to the Plan. The Committee also shall have no duty or responsibility to verify the status of any Employee or former Employee under this Plan or to determine the identity or address of any person who is or may become entitled to the payment of any benefit from this Plan, and the Committee shall be entitled to delay taking any action respecting the payment of any benefit until the identity of the person entitled to such benefit and his or her address have been certified by the Employer.

ARTICLE 14

TERMINATION OR AMENDMENT

14.1 Right to Terminate. Macy’s and each other Employer expects this Plan to be continued indefinitely, but Macy’s reserves the right to terminate the Plan in its entirety. The procedure for Macy’s to terminate this Plan in its entirety is as follows. In order to completely terminate the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate this Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination.

14.2 Full Vesting Upon Termination. Should this Plan be completely terminated or should a partial termination of this Plan occur under any other facts and circumstances, then the retirement benefit, otherwise determined under the Plan as of the date of the complete or partial termination and to the extent then funded, of each affected Participant shall immediately become fully vested and nonforfeitable as a result of such termination.

14.3 Allocation of Assets on Termination.

14.3.1 Unless otherwise directed by the Pension Benefit Guaranty Corporation (for purposes of this Section 14.3, the “PBGC”), upon the complete termination of the Plan, the Committee shall direct the allocation of the net assets of the Trust Fund among the Participants, and their beneficiaries under the Plan, in the steps of priority described in the following paragraphs of this Subsection 14.3.1 (but subject to any changes in such priority steps as may be required under Section 17.4 below).

(a) Step One:

(1) in the case of any Annuity benefit which had commenced as of the beginning of the three-year period ending on the date of termination, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least, and

(2) in the case of any Annuity benefit which would have commenced as of the beginning of such three-year period if the Participant had retired prior to the beginning of that period and if his or her benefit had commenced in the normal form of Annuity provided under the Plan as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

For purposes of subparagraph (1) above, the lowest benefit payable during the applicable three-year period shall be considered to be the benefit payable for such entire period.

(b) Step 2:

(1) to all other benefits (if any) under the Plan which are guaranteed by the PBGC under title IV of ERISA, determined without regard to Section 4022B(a) of ERISA, and

(2) to the additional benefits (if any) which would be determined under subparagraph (1) above if ERISA Section 4022(b)(5) does not apply.

For purposes of this Step Two, Section 4021 of ERISA shall be applied without regard to subsection (c) thereof.

(c) Step Three: to all other nonforfeitable benefits under the Plan (determined without regard to such benefits which become nonforfeitable solely because of the termination of the Plan).

(d) Step Four: to all other benefits under the Plan.

14.3.2 For purposes of taking the priority steps described in Subsection 14.2.1 above, the provisions of the following paragraphs of this Subsection 14.3.2 shall apply.

(a) The amount allocated under any step in Subsection 14.3.1 above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior step in that Subsection.

(b) If the assets available for allocation under any step (other than Step Three) are insufficient to satisfy in full the benefits of all individuals which are described in that step, the assets shall be allocated pro-rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits described in that step.

(c) If the assets available for allocation under Step Three are not sufficient to satisfy in full the benefits of the individuals described in that step, then:

(1) except as provided in subparagraph (2) below, the assets shall be allocated to the benefits of individuals described in Step Three on the basis of the benefits of those individuals which would have been described in such Step Three under the Plan as in effect at the beginning of the five-year period ending on the date of Plan termination; and

(2) if the assets available for allocation under subparagraph (1) above are sufficient to satisfy in full the benefits described in subparagraph (1) above (without regard to the provisions of this subparagraph (2)), then for purposes of subparagraph (1) above the benefits of the individuals described therein shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of the individuals described in subparagraph (1) above and any assets remaining to be allocated shall be allocated on a pro-rata basis to the additional benefits which would have been described in subparagraph (1) above under the next succeeding Plan amendment effective during such period.

(d) If the allocations made pursuant to this Section 14.3 (without regard to this paragraph (d)) result in discrimination prohibited by Section 401(a)(4) of the Code, then, to the extent required to prevent the disqualification of the Plan (or the Trust) under Section 401(a)(4) of the Code: (i) the assets allocated under clause (2) of Step Two, under Step Three, and under Step Four shall be reallocated to the extent necessary to avoid such discrimination, and, if still necessary to avoid such discrimination after such reallocation, (ii) the assets otherwise allocable to benefits which are limited or restricted under Section 9.2 above (and which are not otherwise allocated to subparagraph (2) of Step Two, to Step Three, or to Step Four under clause (i) above) shall also be reallocated to the extent necessary to avoid such discrimination.

14.3.3 Upon a complete termination of the Plan, the Committee shall determine, and direct the Trustee accordingly, from among the following methods, the method of discharging and satisfying all obligations on behalf of Participants affected by the termination: (i) by the purchase and distribution of Annuity contracts; or (ii) by a combination of the purchase and distribution of Annuity contracts and the liquidation and distribution of the assets of the Plan. Any distribution made by reason of the termination of the Plan shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made.

14.3.4 Finally, in the case of a complete termination of the Plan, any residual assets which remain after all foregoing liabilities under the Plan to Participants, and their beneficiaries under the Plan, have been satisfied shall be distributed to the Employer, so long as such reversion does not violate applicable Federal law.

14.4 Amendment of Plan.

14.4.1 Subject to the other provisions of this Section 14.4, Macy’s may amend this Plan at any time and from time to time in any respect, provided that no such amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Participants, for any part of the income or corpus of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries and the defraying of reasonable expenses of the Plan. The procedure for Macy’s to amend this Plan is described in the following paragraphs of this Subsection 14.4.1.

(a) Subject to paragraph (b) below, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (i) set forth the express terms of the Plan amendment or (ii) simply set forth the nature of the amendment and direct an officer of Macy’s or any other Macy’s employee to have prepared and to sign on behalf of Macy’s the formal amendment to the Plan. In the latter case, such officer or employee shall have prepared and shall sign on behalf of Macy’s an amendment to the Plan which is in accordance with such resolutions.

(b) In addition to the procedure for amending the Plan set forth in paragraph (a) above, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to either (i) any committee of the Board (for purposes of this paragraph (b), a “Board committee”), including any Executive Committee or Compensation Committee of the Board, or (ii) any officer of Macy’s the authority to amend the Plan.

(1) Such resolutions may either grant the applicable Board committee or officer (as the case may be) broad authority to amend the Plan in any manner the Board committee or the officer deems necessary or advisable or may limit the scope of amendments the Board committee or the officer may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service.

(2) In the event of any such delegation to amend the Plan that is given a Board committee, the Board committee shall amend the Plan by having prepared an amendment to the Plan which is within the scope of amendments which it has authority to adopt and causing such amendment to be signed on Macy’s and its behalf by any member of the Board committee or by any officer or other employee of Macy’s. In the event of any such delegation to amend the Plan that is given an officer of Macy’s, the officer shall amend the Plan by having prepared and signing on behalf of Macy’s an amendment to the Plan which is within the scope of amendments which he or she has authority to adopt.

(3) Any delegation to amend the Plan that is effected pursuant to the provisions of this paragraph (b) may be terminated at any time by later resolutions adopted by the Board. Further, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (a) above.

14.4.2 It is provided, however, that, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan (including any change made by this Plan restatement) shall decrease any Participant’s Accrued Benefit as determined at the later of the adoption of the amendment or the amendment’s effective date. In addition, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan (including any change made by this Plan restatement) which eliminates or reduces an early retirement benefit or a retirement-type subsidy or eliminates an optional form of benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement, retirement-type subsidy, or optional form of benefit, to the extent such early retirement, retirement-type subsidy, or optional form of benefit is based and calculated under the Plan as of the later of the adoption of the amendment or the amendment’s effective date.

14.4.3 Also, notwithstanding any other provisions hereof to the contrary, no Plan amendment (including any change made by this Plan restatement) which changes any vesting schedule or affects the computation of the nonforfeitable percentage of retirement benefits under the Plan shall be deemed to reduce the amount of the vested portion of any retirement benefit of a Participant below the amount of the vested portion of such retirement benefit, as determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, that would apply had such amendment never been adopted. The provisions of this Subsection 14.4.3 shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on August 10, 2006, be effective as of August 10, 2006 with respect to any Plan amendments that are adopted or become effective on or after such date.

14.4.4 Further, notwithstanding any other provisions hereof to the contrary, if a Plan amendment (including any change made by this Plan restatement) is adopted which changes any vesting schedule under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant who has completed at least three years of Vesting Service (as defined in Subsection 3.1.7 above, disregarding for this purpose paragraph (c) of Subsection 3.1.7 above) may elect, within the election period, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the “election period” is a period which begins on the date the Plan amendment is adopted and ends on the date which is 60 days after the latest of the following days: (i) the day the Plan amendment is adopted; (ii) the day the Plan amendment becomes effective; or (iii) the day the Participant is issued notice of the Plan amendment by Macy’s or the Committee.

ARTICLE 15

TOP HEAVY PROVISIONS

The provisions of this Article 15 shall not only be effective as of the Effective Amendment Date but shall also, for each Prior Plan that was in effect on January 1, 2002, be effective as of January 1, 2002 with respect to Plan Years beginning on or after such date.

15.1 Determination of Whether Plan Is Top Heavy. For purposes of this Article 15, this Plan shall be considered a “Top Heavy Plan” for any Plan Year (for purposes of the first two sentences of this Section 15.1, the “subject Plan Year”) if, and only if, (i) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (ii) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (i) and (ii) above with respect to this Plan and with respect to the subject Plan Year shall be made as of this Plan’s Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (ii) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Article 15, the terms defined in the following subsections of this Section 15.1 shall have the meanings set forth in such following subsections.

15.1.1 Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (i) which qualifies under Code Section 401(a), (ii) which is maintained by an Affiliated Employer, and (iii) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code Section 401(a), maintained by an Affiliated Employer, and so including at least one Key Employee as a participant to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code. In addition, if Macy’s so decides, any plan which meets clauses (i) and (ii) but not (iii) of the immediately preceding sentence with respect to any plan year of such plan shall be treated as an “Aggregation Group Plan” for such plan year if the group of such plan and all other Aggregation Group Plans will meet the requirements of Sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

15.1.2 Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).

15.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is:

(a) An officer of an Affiliated Employer, provided such person receives compensation from the Affiliated Employers of an amount greater than $130,000 (as adjusted under Section 416(i) of the Code for plan years beginning after December 31, 2002) for the applicable plan year. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of all of the Affiliated Employers) shall be treated as officers;

(b) A 5% or more owner of any Affiliated Employer; or

(c) A 1% or more owner of any Affiliated Employer who receives compensation of $150,000 or more from the Affiliated Employers for the applicable plan year.

For purposes of paragraphs (b) and (c) above, a person is considered to own 5% or 1%, as the case may be, of an Affiliated Employer if he or she owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Affiliated Employer (or, if the Affiliated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interests in the Affiliated Employer). Further, for purposes of this entire Subsection 15.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the plan year ending on the subject Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.

15.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is an employee of an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Subsection 15.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Affiliated Employer at any time during the plan year ending on the subject Determination Date, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.

15.1.5 Present Value of Accrued Benefits.

(a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code Section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the lump sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions referred to in the next sentence) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, the actuarial assumptions to be used shall be the actuarial assumptions used by the actuary for the plan in its valuation of the plan as of the subject Valuation Date. Also, for this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his or her normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of Section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s separation from service from the Affiliated Employers, his or her death, or his or her disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(b) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code Section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (i) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (ii) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (ii) of the immediately preceding sentence shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (ii) of the first sentence of this paragraph (b) shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code Section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s separation from service from the Affiliated Employers, his or her death, or his or her disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(c) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Affiliated Employer and a plan maintained by an employer other than an Affiliated Employer, (i) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) above, as applicable, and (ii) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.

(d) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan,

which rollover or transfer is not described in paragraph (c) above, (i) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) above, as applicable, and (ii) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”

(e) As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s separation from service from the Affiliated Employers, his or her death, or his or her disability, the five consecutive plan years ending on the subject Determination Date). This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

(f) Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Affiliated Employer at any time during the plan year ending on the subject Determination Date.

15.1.6 Valuation Date. A “Valuation Date” refers to: (i) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code Section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (ii) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code Section 414(i)), the date as of which plan income, losses, and/or contributions are allocated to plan accounts of participants.

15.1.7 Compensation. For purposes hereof, a participant’s “compensation” shall refer to his or her Compensation as defined in Subsection 2.1.10 above.

15.2 Effect of Top Heavy Status on Vesting. If for any Plan Year this Plan is a Top Heavy Plan, then any Participant who is a Participant at some time during such Plan Year and who ceases to be an Employee during such or any later Plan Year prior to being entitled to any other retirement benefit under the Plan, but after completing at least three years of Vesting Service (not including any years of Vesting Service completed after the last Plan Year in which this Plan is considered a Top Heavy Plan), shall still be entitled to a retirement benefit under the Plan (unless he or she dies before the commencement date of the benefit). Subject to the other provisions of the Plan, any such retirement benefit shall: (i) commence as of the earlier of the Participant’s Normal Retirement Date or his or her Required Commencement Date; (ii) be paid in the form of a Single Life Annuity; and (iii) provide a monthly amount equal, if the retirement benefit would be paid in the form of a Single Life Annuity which commences as of the earlier of the dates set forth in clause (i) above, to the amount which makes such monthly retirement benefit actuarially equivalent to the amount credited to the Participant’s Cash Balance Account on the date as of which such monthly retirement benefit is to commence. The provisions of the Plan (other than Sections 5.1 through 5.4 above) shall apply to the retirement benefit payable under this Section 15.2 as if such retirement benefit was described in Section 5.4 above.

15.3 Effect of Top Heavy Status on Benefit Amounts.

15.3.1 For any Plan Year in which this Plan is considered a Top Heavy Plan, the annual amount of any retirement benefit to which a Participant becomes entitled under the Plan shall not: (i) if paid in the form of a Single Life Annuity that commences as of the Participant’s Normal Retirement Date (for purposes of this Subsection 15.3.1, the Participant’s “normal commencing Single Life Annuity”), be less than the product obtained by multiplying (A) 2% of the Participant’s average annual compensation (as defined below) by (B) the Participant’s years of service (as defined below), up to but not exceeding ten such years; and (ii) if paid in any form of benefit and/or as of any commencement date other than the form of benefit and commencement date that apply under a normal commencing Single Life Annuity, be less than the annual amount that makes the Participant’s retirement benefit that is paid in such other form and/or as of such other commencement date actuarially equivalent to the minimum retirement benefit that is described in clause (i) above when such retirement benefit is paid in the form of a normal commencing Single Life Annuity.

15.3.2 For purposes of this Section 15.3, a Participant’s “average annual compensation” refers to the annual average of his or her compensation received from all Affiliated Employers for the five consecutive calendar years which produce the highest result (excluding from consideration, however, compensation received in any Plan Year which began prior to January 1, 1984, in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan, and in any calendar year which does not end during a year of service).

15.3.3 For purposes of this Section 15.3, except as provided below, a Participant’s “years of service” shall include each period for which the Participant is credited with a year of Vesting Service, regardless of the Participant’s level of compensation during such period and regardless of whether the Participant is employed on any particular date during such period (such as the last day of such period). Notwithstanding the foregoing, a Participant’s “years of service” for purposes of this Section 15.3 shall not include any period which began prior to January 1, 1984, any period which is not included at least in part in a Plan Year as of which the Plan is considered a Top Heavy Plan, or any period which occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

15.3.4 For purposes of the foregoing provisions of this Section 15.3, a Participant’s benefit accruals under any other defined benefit plan (as defined in Section 414(j) of the Code) maintained by any Affiliated Employer and which is an Aggregation Group Plan for the subject Plan Year, other than benefit accruals made by reason of any top heavy provisions of such other plan, shall be considered as benefit accruals under this Plan.

15.3.5 Notwithstanding the foregoing provisions of this Section 15.3, such provisions shall not apply so as to cause any additional benefit to be provided a Participant for a

Plan Year under this Plan if (i) such Participant actively participates in an Aggregation Group Plan maintained by an Affiliated Employer at any time in such Plan Year which is later than any date in such year on which he or she actively participates in this Plan and (ii) such other plan provides for the same benefit as would otherwise be required under the foregoing provisions of this Section 15.3 for such Plan Year.

ARTICLE 16

SPECIAL MINIMUM BENEFITS FOR CERTAIN

COLLECTIVELY BARGAINED MACY’S EMPLOYEES

16.1 General Rules for Minimum Benefits. If any Participant who is an Eligible Collectively Bargained Macy’s Participant is entitled to receive a retirement benefit under any of the foregoing provisions of this Plan, then the monthly amount of such benefit determined as of any date (called in this Section 16.1 the “subject date”), if such benefit would be determined to be paid in the form of a Single Life Annuity which commences as of the later of such Participant’s Normal Retirement Date or the subject date, shall not in any event be less than such Participant’s Minimum Accrued Benefit Final Payment Amount. For purposes of this Article 16, an “Eligible Collectively Bargained Macy’s Participant” means a Participant who is represented by Local 1-S of the Retail, Wholesale, Department Store Workers Union, AFL-CIO (called in this Article 16 the “Union”), and who is therefore also assigned to a store which is classified by Macy’s as part of the “Macy’s East” or “Macy’s New York” division or group. In addition, the following provisions of this Section 16.1 determine, for these purposes, an Eligible Collectively Bargained Macy’s Participant’s “Minimum Accrued Benefit Final Payment Amount” as of any subject date.

16.1.1 General Rules for Determining Minimum Accrued Benefit Final Payment Amount. For purposes of the Plan, subject to the other provisions of the Plan, an Eligible Collectively Bargained Macy’s Participant’s “Minimum Accrued Benefit Final Payment Amount” shall be equal to the sum of: (i) the monthly amount of the aggregate benefit, determined as if such benefit was payable in the form of a Single Life Annuity beginning as of the later of such Participant’s Normal Retirement Date or the first day of the first month which begins on or after the subject date, accrued by such Participant under the Prior Plan which was named the R.H. Macy & Co., Inc. Pension Plan (called in this Section 16.1, the “Macy’s Plan”) as of December 31, 1996 and which was known as the “Additional Monthly Benefit Formula Amount” under the terms of the Macy’s Plan as in effect on December 31, 1996; and (ii) the sum, for each Post-December 31, 1996 Accrual Period which begins prior to the subject date and for which such Participant is credited with a whole or partial year of Minimum Benefit Credited Service, of the product obtained by multiplying (x) the Annual Full-Time Remaining Service Accrual Rate in effect as of the first day of such Post-December 31, 1996 Accrual Period by (ii) such Participant’s Minimum Benefit Credited Service credited for such Post-December 31, 1996 Accrual Period. Notwithstanding the foregoing, in no event shall such Participant’s “Minimum Accrued Benefit Final Payment Amount” as of any subject date be deemed to be less than the highest Minimum Accrued Benefit Final Payment Amount of such Participant which could be determined as of any preceding date.

16.1.2 Definitions for Determining Minimum Accrued Benefit Final Payment Amount. As used in the provisions of this Article 16, in determining an Eligible Collectively Bargained Macy’s Participant’s Minimum Accrued Benefit Final Payment Amount as of any subject date, the terms defined in the following paragraphs of this Subsection 16.1.2 shall have the meanings indicated in such paragraphs unless it is clear from the context that another meaning is intended.

(a) Annual Full-Time Remaining Service Accrual Rate - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any

Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service, the quotient produced by dividing (i) such Participant’s Projected Remaining Full-Time Accrual determined as of the first day of such Post-December 31, 1996 Accrual Period by (ii) such Participant’s Projected Remaining Full-Time Service.

(b) Determination Date - means, with respect to any Eligible Collectively Bargained Macy’s Participant, each of the following dates:

(1) The date which is the later of (i) the date on which such Participant attained age 25 (or, if such Participant attained age 25 on or after August 1, 1985, the later of August 1, 1985 or the date he or she attains age 21) or (ii) the first day of the first computation period for which he or she is credited with a year of Eligibility Service;

(2) Each date on which such Participant first becomes an Employee after both he or she had previously terminated employment as an Employee and his or her prior Track Service was broken pursuant to paragraph (l) below; and

(3) Each other date as of which his or her Minimum Benefit Schedule changes pursuant to a Plan amendment.

(c) Full-Time Employee - means, with respect to any specific period and when used for purposes of determining the Minimum Accrued Benefit Final Payment Amount of any Eligible Collectively Bargained Macy’s Participant’s, an employee who is represented by Local 1-S and credited with a number of Hours of Service during such period which is not less than the customary and prevailing number of Hours of Service scheduled during such period for full-time employees who are represented by Local 1-S at the location at which such Eligible Collectively Bargained Macy’s Participant works.

(d) Full-Time Imputed Accrued Benefit - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service: (i) if such Participant has at all times during the periods for which he or she has been credited with Track Service (up to the first day of such Post-December 31, 1996 Accrual Period) been a Full-Time Employee, the Participant’s Minimum Accrued Benefit Final Payment Amount determined as of the day immediately preceding the first day of such Post-December 31, 1996 Accrual Period; or (ii) if such Participant has not at all times during such periods been a Full-Time Employee, the amount that such Participant’s Minimum Accrued Benefit Final Payment Amount would have been if he or she had been a Full-Time Employee during all such periods.

(e) Minimum Benefit Credited Service - means, with respect to any Eligible Collectively Bargained Macy’s Participant, such Participant’s service with the Employer which is taken into account under the Plan for purposes of determining such Participant’s Minimum Accrued Benefit Final Payment Amount, computed in the manner described in the following subparagraphs of this paragraph (e).

(1) Subject to the following provisions of this paragraph (e), such Participant shall be credited, for each Post-December 31, 1996 Accrual Period, with an amount of Minimum Benefit Credited Service equal to:

(A) If such Participant was regularly scheduled to work as a Full-Time Employee throughout such Post-December 31, 1996 Accrual Period, a part of a year (expressed as a decimal fraction of a year), not more than 1.00 year, which is equal to the ratio that the Post-December 31, 1996 Accrual Period’s duration is to an entire calendar year;

(B) If such Participant was not regularly scheduled to work as a Full-Time Employee throughout such Post-December 31, 1996 Accrual Period but does average at least 83-1/3 Hours of Service per month as an Employee who is represented by Local 1-S during such Post-December 31, 1996 Accrual Period, a part of a year (expressed as a decimal fraction of year), not more than 1.00 year, which is equal to the product obtained by multiplying (i) the part of a year (expressed as a decimal fraction of a year), not more than 1.00 year, which is equal to the ratio that the Post-December 31, 1996 Accrual Period’s duration is to an entire calendar year by (ii) a fraction, not to exceed one, having a numerator equal to the number of such Participant’s Hours of Service as an Employee who is represented by Local 1-S during such Post-December 31, 1996 Accrual Period and a denominator equal to the number of Hours of Service that a Full-Time Employee would customarily complete during such entire Post-December 31, 1996 Accrual Period; or

(C) If such Participant is not credited with a whole or partial year of Minimum Benefit Credited Service for such Post-December 31, 1996 Accrual Period under (A) or (B) above, no year.

(2) Notwithstanding the foregoing provisions, such Participant shall not in any event be credited with a whole or partial year of Minimum Benefit Credited Service for any Post-December 31, 1996 Accrual Period which ends prior to the first Determination Date applicable to such Participant.

(3) In addition, subject to the following provisions of this paragraph (e), such Participant shall also be credited with Minimum Benefit Credited Service equal to the total number of years (and decimal fraction thereof) of “additional benefit credited service” (as defined in the Macy’s Plan as in effect on December 31, 1996) which were credited under the Macy’s Plan to the Participant for benefit accrual purposes as of December 31, 1996 (taking into account all of the Macy’s Plan’s provisions for determining such service, including such plan’s provisions concerning breaks-in-service, which were in effect during the periods prior to December 31, 1996).

(4) Further, also notwithstanding any of the foregoing provisions of this paragraph (e), any Minimum Benefit Credited Service completed by such Participant prior to a Break-in-Service of such Participant shall be disregarded by the Plan if both (i) such Participant did not have a nonforfeitable interest in any retirement benefit under the Plan at the time such Break-in-Service began and (ii) such Participant’s Eligibility Service completed prior to such Break-in-Service is disregarded pursuant to Subsection 3.1.2(c) above.

(5) Similarly, and also notwithstanding any of the foregoing provisions of this paragraph (e), any Minimum Benefit Credited Service completed by such

Participant prior to a Break-in-Service of such Participant shall be disregarded by the Plan if both (i) such Participant did not have a nonforfeitable interest in any retirement benefit under the Plan at the time such Break-in-Service began and (ii) such Participant’s Vesting Service completed prior to such Break-in-Service is disregarded pursuant to Subsection 3.1.7(c) above.

(f) Minimum Benefit Schedule - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of any Determination Date, the benefit schedule set forth in Schedule B to this Plan which applies on such Determination Date pursuant to the provisions of Schedule B to this Plan. For purposes of this Article 16, once a Minimum Benefit Schedule is established for an Eligible Collectively Bargained Macy’s Participant as of any Determination Date, such schedule shall continue to constitute such Participant’s Minimum Benefit Schedule and to remain in effect for such Participant until the next Determination Date which is applicable to such Participant.

(g) Post-December 31, 1996 Accrual Period - means each calendar year which begins on or after January 1, 1997. Notwithstanding the foregoing, in the event that one or more Determination Dates occur during the course of (and other than on the first day of) any period which otherwise would constitute a Post-December 31, 1996 Accrual Period under the immediately preceding sentence (called in this paragraph (g) a “year accrual period”), such year accrual period shall be divided into more than one Post-December 31, 1996 Accrual Period, with the first such Post-December 31, 1996 Accrual Period beginning on the first day of such year accrual period and ending on the day immediately preceding the next Determination Date and with each following Post-December 31, 1996 Accrual Period which falls in such year accrual period beginning on the first day following the end of the immediately preceding Post-December 31, 1996 Accrual Period and ending on the earlier of the day immediately preceding the next following Determination Date or the last day of such year accrual period.

(h) Projected Remaining Full-Time Accrual - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service, the amount (if any) by which (i) the Participant’s Target Monthly Benefit determined as of the first day of such Post-December 31, 1996 Accrual Period exceeds (ii) such Participant’s Full-Time Imputed Accrued Benefit determined as of the first day of such Post-December 31, 1996 Accrual Period.

(i) Projected Remaining Full-Time Service - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service, the period (expressed in whole years and decimal fraction thereof) of Minimum Benefit Credited Service which would be credited to such Participant from the first day of such Post-December 31, 1996 Accrual Period to the later of the date such Participant first attains his or her Normal Retirement Age or the subject date as of which such Participant’s Minimum Accrued Benefit Final Payment Amount is being determined if the Participant were a Full-Time Employee throughout such period. For purposes of determining the decimal fraction of a year of Projected Remaining Full-Time Service that a partial month represents, a partial month of 15 or more days shall constitute one-twelfth of a year and a partial month of less than 15 days shall not constitute any part of a year.

(j) Projected Total Track Service - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service, the number of whole years of Track Service which would be credited to such Participant from the first Determination Date applicable to such Participant (even if such Determination Date precedes the first day of such Post-December 31, 1996 Accrual Period) to the later of the date such Participant first attains his or her Normal Retirement Age or the subject date as of which such Participant’s Minimum Accrued Benefit Final Payment Amount is being determined if such Participant were a Full-Time Employee throughout such period.

(k) Target Monthly Benefit - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of the first day of any Post-December 31, 1996 Accrual Period for which such Participant earns a whole or partial year of Minimum Benefit Credited Service, the product produced by multiplying (i) the amount of the “Monthly Benefit Per Year of Projected Total Track Service” which is indicated as applying to the number of years of such Participant’s Projected Total Track Service as of the first day of such Post-December 31, 1996 Accrual Period under and pursuant to the Minimum Benefit Schedule which is in effect for such Participant on the first day of such Post-December 31, 1996 Accrual Period (i.e., under and pursuant to the Minimum Benefit Schedule applicable to such Participant on the latest Determination Date which occurs on or before the first day of such Post-December 31, 1996 Accrual Period) by (ii) the number of years of such Participant’s Projected Total Track Service as of the first day of such Post-December 31, 1996 Accrual Period; except that such Target Monthly Benefit shall in no event exceed the amount set forth as the “Maximum Target Monthly Benefit” in such Minimum Benefit Schedule.

(l) Track Service - means, with respect to any Eligible Collectively Bargained Macy’s Participant and as of any date, the number of whole years included in the periods described in the immediately following sentence, but in any event excluding any periods which occur prior to the later of (i) the date on which such Participant attained age 25 (or, if such Participant attained age 25 on or after August 1, 1985, the later of August 1, 1985 or the date he or she attains age 21) or (ii) the first day of the first computation period for which he or she is credited with a year of Eligibility Service. For purposes of determining the part of a whole year of Track Service that a partial month represents, a partial month of 15 or more days shall constitute one-twelfth of a year and a partial month of less than 15 days shall not constitute any part a year. Subject to the limitations set forth in the foregoing provisions of this paragraph (l), the periods for which Track Service shall be credited for an Eligible Collectively Bargained Macy’s Participant are the following periods:

(1) Each period of time occurring prior to January 1, 1997 which was credited to him or her as “Track Service” under the Macy’s Plan as of December 31, 1996;

(2) Each period of time occurring on or after January 1, 1997 during which he or she is an Employee who is represented by Local I-S;

(3) Each period of time occurring on or after January 1, 1997 (to the extent not otherwise credited under subparagraph (2) above) during which he or she is not an Employee who is represented by Local 1-S by reason of an established uniform and nondiscriminatory leave or layoff policy of the Employer (or any part of the Employer, e.g., any corporation or division included as part of the Employer);

(4) Each period of time occurring on or after January 1, 1997 (to the extent not otherwise credited under subparagraphs (2) and (3) above) during which he or she is not an Employee who is represented by Local 1-S and which occurs between two periods of his or her employment as an Employee who is represented by Local 1-S which are separated by a break of no more than five consecutive years; or

(5) Each other period of time (to the extent not otherwise credited under subparagraphs (1), (2), (3), and (4) above) which the Board determines in a uniform and nondiscriminatory manner shall apply as Track Service or which is granted as Track Service pursuant to a uniform and nondiscriminatory written policy of the Employer (or any part thereof).

16.2 Certain Applications of Minimum Benefits. Notwithstanding the other provisions of the Plan, if an Eligible Collectively Bargained Macy’s Participant’s retirement benefit would, when paid in the form of a Single Life Annuity which commences as of the Participant’s Normal Retirement Date (for purposes of this Section 16.2, a “normal retirement Single Life Annuity”), be determined under the provisions of Section 16.1 above, then the monthly amount of any early commencing Single Life Annuity for the Participant under the provisions of Section 6.5 above shall not be less than the monthly amount which makes the early commencing Single Life Annuity actuarially equivalent to the present value (as determined as of the earlier commencement date) of the Participant’s retirement benefit that would be provided under the Plan if such benefit were paid in the form of a normal retirement Single Life Annuity. Also, notwithstanding the other provisions of the Plan, if an Eligible Collectively Bargained Macy’s Participant’s retirement benefit under the Plan would, when paid in the form of a Single Life Annuity which commences as of the date as of which such benefit would otherwise commence under the provisions of the Plan (for purposes of this Section 16.2, a “normal commencing Single Life Annuity”), be determined under the provisions of Section 16.1 above, then the monthly amount of any late commencing Single Life Annuity for the Participant under the provisions of Section 6.6 above shall not be less than the monthly amount which makes the late commencing Single Life Annuity actuarially equivalent to the present value (as determined as of the later commencement date) of the Participant’s retirement benefit that would be provided under the Plan if such benefit were paid in the form of a normal commencing Single Life Annuity.

16.3 Special Disability Retirement Benefit for Certain Participants. If any Eligible Collectively Bargained Macy’s Participant ceases to be an Employee by reason of his or her disability prior to attaining his or her Normal Retirement Age but after completing at least ten years of Vesting Service, and if such Participant’s retirement benefit under the Plan is determined as if it were paid in the form of a Single Life Annuity commencing as of any date prior to such Participant’s Normal Retirement Date, then the monthly amount of such benefit shall not in any event be determined to be less than such Participant’s Minimum Accrued Benefit Final Payment Amount (as determined under the provisions of Section 16.1 above as of the date as of which such retirement benefit is to commence), without such Minimum Accrued Benefit Final Payment Amount being reduced by reason of such retirement benefit commencing prior to such Participant’s Normal Retirement Date. For purposes of this Section 16.3, such Participant’s “disability” means such Participant’s physical or mental impairment (resulting from anatomical, physiological, or psychological abnormalities which are demonstrable by medically accepted clinical and laboratory techniques) which in the opinion of a qualified physician selected or approved by the Committee renders such Participant totally and permanently disabled. Further, such Participant shall be considered to be suffering from a “disability” only if (i) the impairment can be expected to result in death or to last for a period of not less than twelve months and (ii) the impairment renders such Participant unable to do his or her previous work and, considering his or her age, education, and work experience, unable to engage in any other kind of substantial gainful work.

ARTICLE 17

MISCELLANEOUS

17.1 Trust. All assets of the Plan shall be held in the Trust for the benefit of the Participants and their beneficiaries. Except as provided in Sections 11.2 and 14.3 above, in no event shall it be possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries or for payment of the proper administrative costs of the Plan. No person shall have any interest in or right to any part of the earnings of the Plan, or any rights in, to, or under the Plan or any part of the assets thereof, except as and to the extent expressly provided in the Plan. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event shall Macy’s or any other Employer or any of their officers or agents, or members of the Board, the Committee, or the Trustee, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan.

17.2 Mergers, Consolidations, and Transfers of Assets.

17.2.1 Notwithstanding any other provision hereof to the contrary, in no event shall this Plan be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan be transferred to any other plan or trust or vice versa, unless (i) the Plan is amended to provide for such action or the Committee determines that such action furthers the purposes of this Plan, (ii) each Participant and beneficiary would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated), and (iii) such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit of a person under this Plan or the applicable other plan to be eliminated or reduced except to the extent such elimination or reduction is permitted under Section 411(d)(6) of the Code or in Treasury regulations issued thereunder. In the event of any such merger, consolidation, or transfer, the requirements of clause (ii) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under Section 414(1) of the Code.

17.2.2 In addition, in the case of any spin-off to this Plan from another plan which is maintained by an Affiliated Employer or of any spin-off from this Plan to another plan which is maintained by an Affiliated Employer, a percentage of the excess assets (as determined under Section 414(l)(2) of the Code) held in the plan from which the spin-off is made (if any) shall be allocated to each of such plans to the extent required by Section 414(l)(2) of the Code.

17.2.3 Subject to the provisions of this Section 17.2, the Committee may take action (i) to merge or consolidate this Plan with any other plan and trust or (ii) to permit the transfer of any assets and liabilities of this Plan to any other plan and trust or vice versa.

17.3 Special Benefit Payment Rules for Certain Collectively Bargained Employees.

17.3.1 Subject to the other provisions of this Section 17.3 but notwithstanding any other provision of the Plan to the contrary, any Participant whose principal work location is in California and who is a Participant of a group which is identified below shall have his or her retirement benefit under this Plan increased to the extent necessary so that the actuarial value of his or her aggregate retirement benefits under this Plan and any other plan which is qualified under Code Section 401(a) and maintained by an Affiliated Employer is not less than the actuarial value of the benefits he or she would have been entitled to under the Western Conference of Teamsters Pension Plan had he or she been covered by such plan solely with respect to his or her service for the Employer as a Participant of such group. The provisions of this Section 17.3 shall not apply to such Participant, however, if and once either: (i) the Western Conference of Teamsters Pension Plan is no longer qualified under Section 401(a) of the Code, or (ii) the provisions of this Section 17.3 are no longer required by a collective bargaining agreement which applies to the Participant. The groups which are subject to the provisions of this Section 17.3 are Employees represented by: the Warehouse Union, Local 860; the Freight, Construction General Drivers, Warehousemen and Helpers Union, Local 287, IBT; the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 315; the Warehouse and Production Workers’ Union, Local 860; the Warehouse, Mail Order and Retail Employees, Local 853; the Chauffeurs, Teamsters, Warehousemen and Helpers, Local 150; the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, General Teamsters Local 439; or the General Teamsters, Warehousemen and Helpers Union, Local 890.

17.3.2 If any Participants who are represented by Local 852 of the International Brotherhood of Teamsters and who are affected by the closing of the El Camino Distribution Center in California (for purposes of this Subsection 17.3.2, the “affected Participants”) have an appropriate combination of age and service so that they would qualify for a “Rule of 84” pension under the Western Conference of Teamsters Pension Plan (for purposes of this Subsection 17.3.2, the “Western Conference Plan”) if they had participated in such plan, the actuarial value of the benefits they will receive under the Plan will not be less than the actuarial value of the benefits to which they would have been entitled (taking into account the full extra actuarial value that would be provided by the “Rule of 84” in allowing a normal retirement benefit to begin early without reduction) under the Western Conference Plan had they been covered under such plan solely with respect to their service with the Employer. Further, if any other affected Participants would otherwise qualify for an immediate pension under the Western Conference Plan if they had participated in such plan (e.g., they both have attained age 55 and completed at least 10 years of service), the actuarial value of the benefits they will receive under the Plan will not be less than the actuarial value of the normal retirement benefits to which they would have been entitled under the Western Conference Plan had they been covered under such plan solely with respect to their service with the Employer. The actuarial value of any benefits under the foregoing provisions shall be determined by reasonably using the actuarial assumptions and factors used under the Plan for determining benefits (and shall take into account the value provided by the “Rule of 84” to the extent required by the first sentence of this Subsection 17.3.2).

17.4 Merger of Other Defined Benefit Pension Plans Into Plan.

17.4.1 Effective as of July 31, 2006, (i) the May Retirement Plan (The May Department Stores Company Retirement Plan) and (ii) the Federated Department Stores, Inc. Former Subsidiary Pension Plan (for purposes of this Section 17.4, the “Former Subsidiary Plan”), which immediately prior to its merger into this Plan was sponsored by Macy’s and identified for reporting purposes by an employer identification number of 13-3324058 and a plan number of 018, were merged into this Plan (and all of the May Retirement Plan’s and the Former Subsidiary Plan’s then assets and liabilities transferred to this Plan). Upon the effective date of the merger of the May Retirement Plan and the Former Subsidiary Plan into this Plan (for purposes of this Section 17.4, the “Merger”), each of the plan document applicable to the May Retirement Plan and the plan document applicable to the Former Subsidiary Plan (as in effect upon the Merger) became considered as a part of the Plan (and incorporated therein by reference) and, subject to the provisions of Subsections 17.4.2 and 17.4.3 below and until the Effective Amendment Date, continued to apply according to its terms as if each of the May Retirement Plan and the Former Subsidiary Plan were still a separate plan. In turn, this Plan, other than the provisions of the plan documents applicable to the May Retirement Plan and the Former Subsidiary Plan, and, subject to the provisions of Subsections 17.4.2 and 17.4.3 below, continued to apply according to its terms until the Effective Amendment Date as if it were still a separate plan.

17.4.2 Notwithstanding any other provision of Subsection 17.4.1 above to the contrary, upon the Merger, (i) the assets of the Trust were used to fund and pay the benefits of this Plan, the May Retirement Plan, and the Former Subsidiary Plan as if all three of such plans were a single plan and (ii) the provisions of this Plan that concerned the allocation of assets upon a complete plan termination (including Section 14.3 above) were modified to the extent provided in Subsection 17.4.3 below and, as so modified, applied to this Plan, the May Retirement Plan, and the Former Subsidiary Plan as if all three of such plans were a single plan (and as if the pre-Merger provisions of the May Retirement Plan and the Former Subsidiary Plan that concerned the allocation of assets upon a complete plan termination were completely disregarded).

17.4.3 The Merger complied with the requirements of Section 17.2 above. In order to satisfy certain of the requirements of Section 17.2 above and notwithstanding any other provision of this Plan to the contrary, the provisions of Section 14.3 above were modified and shall continue to be modified, after the Effective Amendment Date, by the following paragraphs of this Subsection 17.4.3 in the event that this Plan completely terminates within five years of the effective date of the Merger.

(a) For all purposes of this Subsection 17.4.3, the “lowest funded plan” means this Plan, the May Retirement Plan, or the Former Subsidiary Plan, whichever of such plans would immediately prior to the Merger have had its assets exhausted by the benefits allocated to a lower numbered priority step of Section 14.3 above than the other plans. If any two of this Plan, the May Retirement Plan, and the Former Subsidiary Plan would immediately prior to the Merger have had their assets exhausted by the benefits allocated to the same numbered priority step of Section 14.3 above and such priority step is a lower numbered priority step of Section 14.3 above than the priority step of Section 14.3 above in which the remaining plan would immediately prior to the Merger have had its assets exhausted, then, for all purposes of this Subsection 17.4.3, the “lowest funded plan” means whichever of such two plans would immediately prior to the Merger have had its assets satisfy a lesser proportion of the liability allocated to such priority step. If all three of this Plan, the May Retirement Plan, and the Former Subsidiary Plan would immediately prior to the Merger have had their assets exhausted by the benefits allocated to the same numbered priority step of Section 14.3 above, then, for all purposes of this Subsection 17.4.3, the “lowest funded plan” means whichever of such three plans would immediately prior to the Merger have had its assets satisfy a lesser proportion of the liability allocated to such priority step.

(b) The assets of this Plan at the time of its termination shall be applied to the benefits allocated to the priority steps described in Section 14.3 above through the benefits allocated to the priority steps (beginning with the lowest numbered priority step, then continuing to the next higher numbered priority step, and so forth) that are fully satisfied by the assets of the lowest funded plan immediately before the Merger.

(c) The assets of this Plan at the time of its termination shall then be allocated (after the allocation described in paragraph (b) of this Subsection 17.4.3) to the benefits allocated to the next higher numbered priority step of Section 14.3 above as a percentage of the value of the benefits that would otherwise be allocated under Section 14.3 above to the benefits allocated to that priority step (in the absence of the provisions of this Subsection 17.4.3), with such percentage being equal to the ratio of: (i) the assets of the lowest funded plan allocated immediately prior to the Merger to the benefits allocated to the lowest numbered priority step of Section 14.3 above not fully satisfied by the assets of the lowest funded plan immediately prior to the Merger; to (ii) the assets of the lowest funded plan that would have been allocated immediately prior to the Merger to the benefits allocated to that priority step had the benefits allocated to that priority step been fully satisfied.

(d) A schedule of benefits shall be formed listing all Participants (which, for purposes of this Subsection 17.4.3, include any persons with benefits accrued by or assigned to them under the provisions of this Plan, the May Retirement Plan, or the Former Subsidiary Plan) and their scheduled accrued benefits. The “scheduled accrued benefit” of any Participant refers to the excess of (i) the benefits that would have been provided the Participant on a termination basis under this Plan, the May Retirement Plan, and the Former Subsidiary Plan immediately before the Merger over (ii) the benefits that would have been provided on a termination basis under paragraphs (b) and (c) of this Subsection 17.4.3 immediately after the Merger. After allocating the assets of this Plan at the time of its termination under paragraphs (b) and (c) of this Subsection 17.4.3, the assets of this Plan at the time of its termination are allocated to the schedule of benefits as follows:

(1) First the assets are allocated to the scheduled accrued benefits to the extent that such scheduled accrued benefits would be included in paragraph (e) of this Subsection 17.4.3 if there were no scheduled accrued benefits; and

(2) Then the assets are allocated to the scheduled accrued benefits to the extent that such scheduled accrued benefits would be included in paragraph (f) of this Subsection 17.4.3 if there were no scheduled accrued benefits.

These assets shall be allocated first to those scheduled accrued benefits that are allocated to the lowest possible numbered priority steps of Section 14.3 above.

(e) The assets of this Plan at the time of its termination shall then be allocated to those benefits allocated to the priority step of Section 14.3 above that is described in paragraph (c) of this Subsection 17.4.3 with respect to which assets were not allocated under such paragraph (c). This allocation is made to the extent that these benefits are not associated with benefits in the schedule of benefits described in paragraph (d) of this Subsection 17.4.3.

(f) The assets of this Plan at the time of its termination shall then be allocated in accordance with Section 14.3 above to those benefits allocated to the priority steps of Section 14.3 above that have a higher number than the priority step of Section 14.3 above that is described in paragraph (e) of this Subsection 17.4.3. This allocation is made to the extent that these benefits are not associated with benefits in the schedule of benefits described in paragraph (d) of this Subsection 17.4.3.

(g) Data sufficient to create the schedule of benefits described in paragraph (d) of this Subsection 17.4.3 shall be maintained by the Committee, and the sufficiency of such data must be certified to the Committee by an enrolled actuary in the manner and subject to the requirements of Treasury Regulations Section 1.414(l)-1(i)(2). Such data need not be maintained for more than five years after the effective date of the Merger if this Plan does not terminate (or have a spinoff within the meaning of Treasury Regulations Section 1.414(l)-1(b)(4)) within five years after the effective date of the Merger.

17.5 Special Provisions for May Retirement Plan. Notwithstanding any other provision of the Plan, the provisions of Appendix 1 to this Plan, that generally continue on and after the Effective Amendment Date the provisions of the May Retirement Plan as if it were still a plan separate from the provisions of the Plan that precede such Appendix 1 (other than for certain administrative provisions of the provisions of the Plan that precede such Appendix 1 that are incorporated into such Appendix 1 by its terms) shall apply under this Plan according to the terms of such Appendix 1.

17.6 Benefits and Service for Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

17.7 Employment Rule. Any individual who is a common law employee of a corporation or other entity which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Macy’s or under common control (within the meaning of Section 414(c) of the Code) with Macy’s (for purposes of this Section 17.7, the “Macy’s controlled group”) shall, for all purposes of this Plan, be considered to be the common law employee of the corporation or entity in the Macy’s controlled group from whose payroll the individual is paid. If any individual participating in this Plan by reason of being paid under the payroll of a corporation or entity which is included as part of the Employer is actually the common law employee of a corporation or entity in the Macy’s controlled group which is not included as part of the Employer, such other corporation or entity shall be considered an employer participating in this Plan for purposes of Sections 401(a) and 404 of the Code.

17.8 Employees Transferring To or From Noncovered Employment.

17.8.1 Notwithstanding any other provision of the Plan to the contrary, if during any Plan Year (for purposes of this Subsection 17.8.1, the “subject Plan Year”) any person who is an Active Participant in this Plan terminates his or her employment as an Employee, but is then or later employed in the subject Plan Year as an Employee but other than as a Covered Employee (and in either case other than in a position which would be described in Subsection 2.1.12(c) above), then such person shall be treated as if he or she were a Covered Employee for purposes of this Plan during the period in the subject Plan Year in which he or she is so employed (for purposes of this Subsection 17.8.1, the “Remaining Subject Plan Year Period”).

As a result, such person’s services as an Employee but not a Covered Employee, and his or her compensation received for such services (if determined under the same principles as are set forth in Subsection 2.1.11 above), during the Remaining Subject Plan Year Period shall be treated as if they were services as a Covered Employee, and Covered Compensation received from the Employer for services as a Covered Employee, for purposes of determining any benefits to which the person is entitled under this Plan, and such person shall be deemed to be an Active Participant of this Plan during the Remaining Subject Plan Year Period. The provisions of this Subsection 17.8.1 shall not apply, however, to any Plan Year that begins after the subject Plan Year.

17.8.2 Notwithstanding any other provision of the Plan to the contrary, if during any Plan Year (for purposes of this Subsection 17.8.2, the “subject Plan Year”) any person who is an active participant in any other defined benefit plan (as defined in Section 414(j) of the Code) which is maintained by one or more Affiliated Employers terminates his or her employment as an Employee whose position is eligible to be covered as an active participant in such other plan, but is then or later employed in the subject Plan Year as a Covered Employee, then such person shall be treated as if he or she were not a Covered Employee, and shall instead be treated as if he or she were still an Employee whose position is eligible to be covered as an active participant in such other plan, during the period in the subject Plan Year in which he or she is so employed as a Covered Employee (for purposes of this Subsection 17.8.2, the “Remaining Subject Plan Year Period”). As a result, such person shall not in any event be eligible to become a Participant in this Plan at any time during the Remaining Subject Plan Year Period, and such person’s services as a Covered Employee and his or her Compensation received for such services during the Remaining Subject Plan Year Period shall be treated as if they were services as an Employee but not a Covered Employee and compensation other than Covered Compensation for purposes of determining any benefits to which the person is entitled under this Plan. The provisions of this Subsection 17.8.2 shall not apply, however, to any Plan Year that begins after the subject Plan Year.

17.8.3 Finally, notwithstanding any other provision of the Plan to the contrary, if during any Plan Year (for purposes of this Subsection 17.8.3, the “subject Plan Year”) any person who is employed as an Employee but not a Covered Employee and who is not an active participant in any other defined benefit plan (as defined in Section 414(j) of the Code) which is maintained by an Affiliated Employer terminates his or her employment as such an Employee, is then or later employed in the subject Plan Year as a Covered Employee, and becomes a Participant in this Plan under the other provisions of this Plan during the subject Plan Year, then his or her compensation received for services as an Employee but not a Covered Employee (if determined under the same principles as are set forth in Subsection 2.1.11 above) for the period from the first day of the subject Plan Year to the date of his or her employment as a Covered Employee shall be treated as if it was Covered Compensation for purposes of determining any benefits to which the person is entitled under this Plan.

17.9 Reporting and Disclosure. Macy’s is, and shall act as, the Plan Administrator for all purposes of the Plan, including for purposes of satisfying any requirement now or hereafter imposed through Federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant or other person, any information respecting the establishment or maintenance of the Plan or the Trust Fund. Any cost or expense incurred in satisfying any and all such reporting and disclosure requirements shall be deemed to be a reasonable expense of administering the Plan and may be paid from the Trust Fund if not otherwise elected to be paid by the Employer.

17.10 Agent for Service of Process. The agent for service of process for the Plan shall be the Secretary of Macy’s.

17.11 Authority to Act for Macy’s or Other Employer. Except as is otherwise expressly provided elsewhere in this Plan, any matter or thing to be done by Macy’s or any other Employer shall be done by its board of directors, except that the board may, by resolution, delegate to any persons or entities all or part of its rights or duties hereunder. Any such delegation shall be valid and binding upon all persons, and the persons or entities to whom or to which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of such board.

17.12 Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of Macy’s and each other Employer and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.

17.13 Applicable Law. The provisions of the Plan shall be administered and enforced according to Federal law and, only to the extent not preempted by Federal law, to the laws of the State of Ohio. Either Macy’s or the Trustee may at any time initiate any legal action or proceedings for the settlement of the Trustee’s accounts or for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan or Trust, only Macy’s and the Trustee shall be necessary parties, and no Participant, beneficiary, or other person having or claiming any interest in the Plan or Trust shall be entitled to any notice or service of process. Macy’s or the Trustee may, if either so elects, include as parties defendant any other persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan or Trust.

17.14 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and the Plan shall be construed and enforced as if such provision had not been included.

17.15 Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts of the Plan shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

17.16 Application of Certain Plan Provisions to Prior Plans.

17.16.1 Notwithstanding any other provision of the Plan to the contrary, while the provisions of this Plan document are generally effective only as of the Effective Amendment Date, certain provisions of the Plan are effective as of earlier dates (and apply to one or more Prior Plans as in effect prior to the Effective Amendment Date) to the extent such provisions (i) are necessary to meet the requirements of laws and regulations that have effective dates after December 31, 2001 and prior to the Effective Amendment Date, including but not limited to the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2004, and Internal Revenue Service final regulations issued under Code Sections 411(d) and 415, or (ii) are necessary to reflect plan mergers or significant amendments adopted for a Prior Plan.

17.16.2 In this regard, the provisions of the Plan that are effective as of dates prior to the Effective Amendment Date (and apply to one or more Prior Plans in effect prior to the Effective Amendment Date) for reasons described in Subsection 17.17.1 above include, but are not necessarily limited to, certain provisions of Subsection 2.1.10, Subsection 2.1.34, Subsection 7.4.1, Section 9.1, Subsection 10.5.3, Section 10.9, Subsection 14.4.3, and Article 15 of the Plan.

17.17 Schedules and Exhibits. Any Schedules and Appendices attached to this Plan are hereby deemed to be part of this Plan. In this regard: (i) Schedule A sets forth certain actuarial assumptions used in this Plan; (ii) Schedule B provides information concerning the determination of minimum monthly benefit amounts which are applicable to certain Participants; and (iii) Appendix 1 sets forth special provisions that apply to the part of the Plan that reflects the May Retirement Plan.

SIGNATURE PAGE

IN ORDER TO EFFECT THE FOREGOING PLAN PROVISIONS, Macy’s, Inc., the sponsor of the Plan, has hereunto caused its name to be subscribed to this complete amendment and restatement of the Plan effective for all purposes, except as otherwise provided herein, as of January 1, 2007.

MACY’S, INC.

By:	/s/ David W. Clark
Title:	SVP - Human Resources
Date:	December 31, 2008

Sig-1

APPENDIX 1

TO MACY’S, INC. CASH ACCOUNT PENSION PLAN

SPECIAL PROVISIONS APPLICABLE TO PART OF PLAN THAT IS ENTITLED

THE MAY DEPARTMENT STORES COMPANY RETIREMENT PLAN

App-Cover

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS		App-1
	1.1	Accrued Benefit	App-1
	1.2	Active Member	App-1
	1.3	Actuarial Equivalent	App-1
	1.4	Actuarial Value	App-8
	1.5	Annuity	App-8
	1.6	Annuity Starting Date	App-8
	1.7	Associate	App-8
	1.8	Average 2000-2004 Annual Pay	App-8
	1.9	Average Social Security Wage Base	App-9
	1.10	Beneficiary	App-9
	1.11	Board	App-9
	1.12	Code	App-9
	1.13	Committee	App-9
	1.14	Company	App-9
	1.15	Contingent Annuitant	App-9
	1.16	Credited Service	App-9
	1.17	Deferred Retirement	App-9
	1.18	Deferred Retirement Date	App-9
	1.19	Designated Beneficiary	App-9
	1.20	Early Retirement	App-10
	1.21	Early Retirement Date	App-10
	1.22	Effective Date	App-10
	1.23	Effective Amendment Date	App-10
	1.24	Effective Employment Date	App-10
	1.25	Employee	App-10
	1.26	Employer	App-10
	1.27	ERISA	App-10
	1.28	GATT Applicable Interest Rate	App-10
	1.29	Group	App-10
	1.30	Hours of Employment	App-11
	1.31	Leased Employee	App-11
	1.32	Long Term Government Bond Rate	App-11
	1.33	Macy’s	App-11
	1.34	Macy’s Defined Benefit Plan	App-12
	1.35	Maximum Retirement Pension	App-12
	1.36	May Company Defined Benefit Plan or The May Department Stores Company Retirement Plan	App-12
	1.37	Member	App-12
	1.38	Minimum Past Service Benefit	App-12
	1.39	Normal Retirement	App-12
	1.40	Normal Retirement Date	App-12
	1.41	Participant	App-12
	1.42	PBGC Annuity Rate	App-12
	1.43	Pay	App-12
	1.44	Permitted Leave	App-13

App-i

	1.45	Plan	App-13
	1.46	Plan Year	App-13
	1.47	PPA Applicable Interest Rate	App-13
	1.48	PPA Applicable Mortality Table	App-13
	1.49	Pre-Retirement Surviving Spouse Benefit	App-14
	1.50	Prior Plan	App-14
	1.51	Regular Service	App-14
	1.52	Retired Member	App-14
	1.53	Retirement Pension	App-14
	1.54	Social Security Limit	App-15
	1.55	Trust	App-15
	1.56	Trust Fund	App-15
	1.57	Trustee	App-15
	1.58	Uncovered Employer	App-15
	1.59	Update Pre-2005 Service	App-15
	1.60	Vesting Service	App-15

ARTICLE II	MEMBERSHIP		App-16
	2.1	Eligibility	App-16
	2.2	Special Membership Rules Applicable to Macy’s Merger	App-17
	2.3	End of Membership	App-18
	2.4	Interruptions in Membership or Associate Status	App-18
	2.5	Exclusion of Multiple Benefits	App-19

ARTICLE III	CREDITED SERVICE		App-19
	3.1	Credited Service	App-19
	3.2	Computation of Credited Service	App-20
	3.3	Military Service Credit	App-20

ARTICLE IV	BENEFITS		App-20
	4.1	Retirement Benefits	App-20
	4.2	Termination of Employment	App-22
	4.3	USERRA – Military Service Credit	App-23

ARTICLE V	FORM OF BENEFIT PAYMENTS		App-23
	5.1	Payment Options Available	App-23
	5.2	Automatic Post-Retirement Surviving Spouse Benefit	App-27
	5.3	Member’s Death Before Annuity Starting Date and Death Benefit for Married Members	App-30
	5.4	General Provisions	App-31
	5.5	Transferred Associates	App-31
	5.6	Inclusion of Participating Employers	App-32
	5.7	Joint Employment	App-32
	5.8	Merger	App-33
	5.9	Required Distribution Provisions	App-33
	5.10	Commencement of Benefits	App-33
	5.11	Limitation on Distribution if Domestic Relations Order is Pending	App-34

App-ii

	5.12	Applicable Benefit Provisions	App-34

ARTICLE VI	INCORPORATED PROVISIONS OF MACY’S DEFINED BENEFIT PLAN AND ATTACHED EXHIBITS AND SCHEDULE		App-34

EXHIBIT A	PBGC MORTALITY TABLE FOR DETERMINING VARIOUS ACTUARIAL EQUIVALENTS		App-36

EXHIBIT B	MORTALITY TABLE FOR DETERMINING VARIOUS ACTUARIAL EQUIVALENTS		App-38

EXHIBIT C	94 GAR MORTALITY TABLE		App-40

SCHEDULE A	SERVICE COMPANY EMPLOYEES, PARTICIPANTS IN PRIOR PLANS, AND OTHER SPECIAL PROVISIONS		App-42
	A.1	Provisions Affecting Members Who upon Termination of Employment Become Employees of a “Service Company”	App-42
	A.2	Overview of Provisions Affecting Members in Prior Plans and Employees of Prior Businesses	App-42
	A.3	Pre-January 1, 2007 Service and Pay Credits	App-43
	A.4	Employees’ Retirement Plan of The May Department Stores Company	App-43
	A.5	Hecht Division Employees’ Retirement Program	App-43
	A.6	Employees’ Retirement Plan of Eagle Stamp Company	App-44
	A.7	Retirement Annuity Plan of The May Department Stores Company For Certain Salaried Employees Of Kaufmann Department Stores	App-45
	A.8	Retirement Plan for Employees of Kaufmann Department Stores	App-45
	A.9	Meier & Frank Division Profit Sharing Retirement Trust	App-46
	A.10	Retirement Plan For Employees of the G. Fox & Co. Division Of The May Department Stores Company	App-46
	A.11	Revised Associated Dry Goods Corporation Retirement Plan	App-47
	A.12	Federated Department Stores, Inc. Pension Plan	App-48
	A.13	Thalhimer Brothers, Incorporated Pension Plan	App-49
	A.14	Strawbridge & Clothier Employees Retirement Benefit Plan	App-50
	A.15	Mercantile Stores, Inc. Pension Plan	App-52
	A.16	ZCMI Retirement Plan	App-53

App-iii

APPENDIX 1 TO MACY’S, INC. CASH ACCOUNT PENSION PLAN

SPECIAL PROVISIONS APPLICABLE TO PART OF PLAN THAT IS ENTITLED

MAY COMPANY DEFINED BENEFIT PLAN

This Appendix 1, which is referred to as the “May Company Defined Benefit Plan,” provides special provisions, principally concerning the Plan’s eligibility, vesting, benefit, and ancillary provisions, that apply on and after January 1, 2007 to certain Employees who are not eligible to participate in the Macy’s Defined Benefit Plan.

Unless otherwise indicated in this Appendix 1, (i) all references to article and section numbers in the May Company Defined Benefit Plan refer to articles and sections in this Appendix 1 and (ii) all capitalized terms in the May Company Defined Benefit Plan shall have the meanings set forth in this Appendix 1.

ARTICLE I

DEFINITIONS

For purposes of the May Company Defined Benefit Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires.

1.1 Accrued Benefit means the Retirement Pension payable at the Normal Retirement Date determined pursuant to Section 4.1.

1.2 Active Member means a Member who is employed as an Associate by an Employer.

1.3 Actuarial Equivalent means a form of a benefit that is equivalent in value (determined in accordance with specific factors) to another form of a benefit. For purposes of determining the maximum benefits payable under the Plan pursuant to Section 415 of the Internal Revenue Code, Actuarial Equivalent shall be determined under the provisions of Article 9 of the Macy’s Defined Benefit Plan (and any definitional or similar provisions of the Macy’s Defined Benefit Plan that are intended to be used in conjunction with the provisions of such Article 9). Actuarial Equivalent for all other purposes under the Plan shall be determined on the basis of the mortality, interest, and other factors detailed in the following subsections of this Section 1.3. The terms “actuarially reduced,” “actuarial reduction,” and “Actuarial Value” shall all be determined on the same basis as the Actuarial Equivalent.

(a) For purposes of calculating a lump sum payment pursuant to Option 1 as set forth in Section 5.1, any lump sum payment under Section 5.4(b), or the amount of any lump sum payment under Section 5.1(g), (h), or (i), Actuarial Equivalent shall be determined by taking the greatest of the lump sum values provided under the following paragraphs of this subsection (a) (except to the extent any such paragraph does not apply by its terms to such lump sum payment).

(i) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the

App-1

lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar year in which the lump sum payment is made, (D) the assumption that the commencement of the Member’s Retirement Pension (the lump sum value of which is being determined) is deferred until the last day of the calendar month in which the Member attains age 65 in the event the Member has not attained age 65 by the date of the lump sum payment, and (E) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment in the event the Member has attained age 65 by the date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (i) shall not apply and shall be completely disregarded when the lump sum payment is made prior to January 1, 2008.

(ii) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar year in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment (regardless of whether or not the Member has attained age 65 by the date of the lump sum payment and taking into account any applicable reductions in such pension that are provided under the terms of the Plan to reflect such pension’s early commencement when such pension commences prior to the Member’s Normal Retirement Date). Notwithstanding any other provision herein, this paragraph (ii) shall not apply and shall be completely disregarded when the lump sum payment is made prior to January 1, 2008.

(iii) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, (D) the assumption that the commencement of the Member’s Retirement Pension (the lump sum value of which is being determined) is deferred until the last day of the calendar month in which the Member attains age 65 in the event the Member has not attained age 65 by the date of the lump sum payment, and (E) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment in the event the Member has attained age 65 by the date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (iii) shall not apply and shall be completely disregarded when the lump sum payment is made either prior to January 1, 2008 or after December 31, 2008.

(iv) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the PPA Applicable Mortality Table for the calendar year in which the

App-2

lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment (regardless of whether or not the Member has attained age 65 by the date of the lump sum payment and taking into account any applicable reductions in such pension that are provided under the terms of the Plan to reflect such pension’s early commencement when such pension commences prior to the Member’s Normal Retirement Date). Notwithstanding any other provision herein, this paragraph (iv) shall not apply and shall be completely disregarded when the lump sum payment is made either prior to January 1, 2008 or after December 31, 2008.

(v) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the mortality table prescribed by Revenue Ruling 2001-62, the 1994 Group Annuity Reserving Table, projected to 2002 using Scale AA, as set forth in Exhibit C to the Plan (the “94 GAR Mortality Table”), (C) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, (D) the assumption that the commencement of the Member’s Retirement Pension (the lump sum value of which is being determined) is deferred until the last day of the calendar month in which the Member attains age 65 in the event the Member has not attained age 65 by the date of the lump sum payment, and (E) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment in the event the Member has attained age 65 by the date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (v) shall not apply and shall be completely disregarded when the lump sum payment is made after December 31, 2008.

(vi) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made, (B) the 94 GAR Mortality Table, (C) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment (regardless of whether or not the Member has attained age 65 by the date of the lump sum payment and taking into account any applicable reductions in such pension that are provided under the terms of the Plan to reflect such pension’s early commencement when such pension commences prior to the Member’s Normal Retirement Date). Notwithstanding any other provision herein, this paragraph (vi) shall not apply and shall be completely disregarded when the lump sum payment is made after December 31, 2008.

(vii) When the lump sum payment is made on or after the date the applicable Member attains age 65, the lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which

App-3

precedes the first day of the calendar year in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (vii) shall not apply and shall be completely disregarded when the lump sum payment is made prior to January 1, 2008.

(viii) When the lump sum payment is made on or after the date the applicable Member attains age 65, the lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the distribution date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (viii) shall not apply and shall be completely disregarded when the lump sum payment is made either prior to January 1, 2008 or after December 31, 2008.

(ix) When the lump sum payment is made on or after the date the applicable Member attains age 65, the lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate, (B) the 94 GAR Mortality Table, (C) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (ix) shall not apply and shall be completely disregarded when the lump sum payment is made after December 31, 2008.

(x) When the lump sum payment is made on or after the date the applicable Member attains age 65, the lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate, (B) the PPA Applicable Mortality Table for the calendar year in which the lump sum payment is made, (C) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the later of the calendar month in which the Member attains age 65 or the calendar month in which the Member ceases to be an Associate, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the distribution date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (x) shall not apply and shall be completely disregarded when the lump sum payment is made either prior to January 1, 2008 or after December 31, 2008.

(xi) When the lump sum payment is made on or after the date the applicable Member attains age 65, the lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum

App-4

payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate, (B) the 94 GAR Mortality Table, (C) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the later of the calendar month in which the Member attains age 65 or the calendar month in which the Member ceases to be an Associate, and (D) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the distribution date of the lump sum payment. Notwithstanding any other provision herein, this paragraph (xi) shall not apply and shall be completely disregarded when the lump sum payment is made after December 31, 2008.

(xii) The lump sum value of the applicable Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made in the event the Member has not attained age 65 by the date of the lump sum payment, (B) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate in the event the Member has attained age 65 by the date of the lump sum payment, (C) the mortality table set forth in Exhibit A to the Plan (the UP-1984 Table), (D) the PBGC Interest Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative in the event the Member has not attained age 65 by the date of the lump sum payment, (E) the PBGC Interest Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative (or, if less, the PBGC Interest Rate for the later of the last day of the calendar month in which the Member attains age 65 or the last day of the calendar month in which the Member ceases to be an Associate) in the event the Member has attained age 65 by the date of the lump sum payment, (F) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment (regardless of whether or not the Member has attained age 65 by the date of the lump sum payment and taking into account any applicable reductions in such pension that are provided under the terms of the Plan to reflect such pension’s early commencement when such pension commences prior to the Member’s Normal Retirement Date), and (G) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) is determined (1) as of December 31, 1999, (2) as if the Member permanently ceased to be an Associate no later than such date (and thus as if the Member has no Pay or Credited Service that applies to any period after December 31, 1999), and (3) as if the terms of the Plan as in effect on December 31, 1999 never changed. Notwithstanding the foregoing, if the lump sum value of the applicable Member’s Retirement Pension as so determined under the foregoing provisions of this paragraph (xii) exceeds $25,000, such lump sum value shall be deemed to be the lump sum value as determined under the foregoing provisions of this paragraph (xii) but with each reference to “the PBGC Interest Rate” contained in the foregoing provisions of this paragraph (xii) being deemed to be a reference to “120% of the PBGC Interest Rate” (and with such 120% of the PBGC Interest Rate as determined under such foregoing provisions rounded, if not a multiple of 0.25%, to the next lower multiple of 0.25%); except that, in such case, such lump sum value (as so redetermined) shall not in any event be deemed to be less than $25,000.

(xiii) When the applicable Member ceases to be an Associate prior to being entitled to retire on an Early Retirement, the lump sum value of the Member’s Retirement

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Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made in the event the Member has not attained age 65 by the date of the lump sum payment, (B) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate in the event the Member has attained age 65 by the date of the lump sum payment, (C) the mortality table set forth in Exhibit A to the Plan (the UP-1984 Table), (D) the PBGC Interest Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative in the event the Member has not attained age 65 by the date of the lump sum payment, (E) the PBGC Interest Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative (or, if less, the PBGC Interest Rate for the later of the last day of the calendar month in which the Member attains age 65 or the last day of the calendar month in which the Member ceases to be an Associate) in the event the Member has attained age 65 by the date of the lump sum payment, (F) the assumption that the commencement of the Member’s Retirement Pension (the lump sum value of which is being determined) is deferred until the last day of the calendar month in which the Member attains age 65 in the event the Member has not attained age 65 by the date of the lump sum payment, (G) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment in the event the Member has attained age 65 by the date of the lump sum payment, and (H) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) is determined (1) as of December 31, 1989, (2) as if the Member permanently ceased to be an Associate no later than such date (and thus as if the Member has no Pay or Credited Service that applies to any period after December 31, 1989), and (3) as if the terms of the Plan as in effect on December 31, 1989 never changed. Notwithstanding the foregoing, if the lump sum value of the applicable Member’s Retirement Pension as so determined under the foregoing provisions of this paragraph (xiii) exceeds $25,000, such lump sum value shall be deemed to be the lump sum value as determined under the foregoing provisions of this paragraph (xiii) but with each reference to “the PBGC Interest Rate” contained in the foregoing provisions of this paragraph (xiii) being deemed to be a reference to “120% of the PBGC Interest Rate” (and with such 120% of the PBGC Interest Rate as determined under such foregoing provisions rounded, if not a multiple of 0.25%, to the next lower multiple of 0.25%); except that, in such case, such lump sum value (as so redetermined) shall not in any event be deemed to be less than $25,000.

(xiv) The lump sum value of the Member’s Retirement Pension calculated on the basis of (A) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the end of the calendar month in which the lump sum payment is made in the event the Member has not attained age 65 by the date of the lump sum payment, (B) the assumption that the Member’s age on the date of the lump sum payment is the Member’s age as of the later of the end of the calendar month in which the Member attains age 65 or the end of the calendar month in which the Member ceases to be an Associate in the event the Member has attained age 65 by the date of the lump sum payment, (C) a mortality assumption determined from the arithmetic average of the factors derived from the male and female mortality tables set forth in Exhibit B to the Plan (the 1971 GAM Table with margins removed, projected to 1978 with Scale E), (D) the Long Term Government Bond Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative (or, if less, the Long Term Government Bond Rate for the last day of the

App-6

calendar month in which the Member ceases to be an Associate) in the event the Member has not attained age 65 by the date of the lump sum payment, (E) the least of (1) the Long Term Government Bond Rate for the date on which the Member’s benefit election is received by the Committee or other appropriate Plan representative, (2) the Long Term Government Bond Rate for the last day of the calendar month in which the Member ceases to be an Associate, or (3) the Long Term Government Bond Rate for the later of the last day of the calendar month in which the Member attains age 65 or the last day of the calendar month in which the Member ceases to be an Associate in the event the Member has attained age 65 by the date of the lump sum payment, (F) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) immediately commences on the date of the lump sum payment (regardless of whether or not the Member has attained age 65 by the date of the lump sum payment and taking into account any applicable reductions in such pension that are provided under the terms of the Plan to reflect such pension’s early commencement when such pension commences prior to the Member’s Normal Retirement Date), and (G) the assumption that the Member’s Retirement Pension (the lump sum value of which is being determined) is determined (1) as of December 31, 1991, (2) as if the Member permanently ceased to be an Associate no later than such date (and thus as if the Member has no Pay or Credited Service that applies to any period after December 31, 1991), and (3) as if the terms of the Plan as in effect on December 31, 1991 never changed.

If the lump sum value of the applicable Member’s Retirement Pension as calculated under this subsection (a) is determined as of the Member’s age on a date prior to the first day of the calendar month in which the lump sum payment is made, then such lump sum value shall be credited with interest from the first day of the calendar month in which the Member’s age is so determined until the last day of the calendar month preceding the calendar month in which such payment is made. When the lump sum payment is made on or after January 1, 2008, the interest credited for this purpose shall be the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar year in which the lump sum payment is made; except that, if the lump sum payment is made prior to January 1, 2009, such interest rate shall not be deemed to be less than either (i) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made or (ii) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made. When the lump sum payment is made prior to January 1, 2008, the interest credited for this purpose shall be the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the lump sum payment is made.

(b) For purposes of determining the commuted value of payments under Section 5.1(f) or 5.1(g), Actuarial Equivalent shall, when such payments commence on or after January 1, 2008, be determined on the basis of the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar year in which the applicable Member or Beneficiary dies; except that if such death occurs prior to January 1, 2009, such interest rate shall not be deemed to be greater than either (i) the PPA Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the applicable Member or Beneficiary dies or (ii) the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the applicable Member or Beneficiary dies. For purposes of determining the commuted value of payments under Section 5.1(f) or 5.1(g), Actuarial Equivalent shall, when such payments commence prior

App-7

to January 1, 2008, be determined on the basis of the GATT Applicable Interest Rate for the second calendar month which precedes the first day of the calendar month in which the applicable Member or Beneficiary dies.

(c) For purposes of determining the actuarial increase in a Member’s Retirement Pension under Section 5.10(a), Actuarial Equivalent shall be determined on the basis of an interest rate of 7.5% per annum, compounded annually, and the arithmetic average of the factors derived from the male and female mortality tables set forth in Exhibit B to this Plan (the 1971 GAM Table with margins removed, projected to 1978 with Scale E).

(d) For all other purposes, Actuarial Equivalent shall be determined on the basis of an interest rate of 7.5% per annum, compounded annually, and the mortality table set forth in Exhibit C to this Plan.

1.4 Actuarial Value means Actuarial Equivalent.

1.5 Annuity means a form of benefit described in Subsection 2.1.5 of the Macy’s Defined Benefit Plan.

1.6 Annuity Starting Date means the first day of the first period for which an amount is paid as an Annuity or any other form.

1.7 Associate means any person employed as a common law employee by any organization included in the Group. “Associate” shall include Leased Employees. Further, paragraphs (a) and (b) of Subsection 2.1.14 of the Macy’s Defined Benefit Plan shall apply in determining an “Associate” in the same manner as if each reference to “Employee” in such paragraphs were a reference to “Associate.”

1.8 Average 2000-2004 Annual Pay means, with respect to any Member, the average annual Pay paid him for his period as a Member that occurs during the five calendar years 2000 through 2004, subject to subsections (a) through (e) of this Section 1.8.

(a) Average 2000-2004 Annual Pay shall be determined by summing Pay paid to a Member for his period as a Member that occurs during the five calendar years 2000 through 2004 and dividing by Update Pre-2005 Service during the same five calendar years. For calendar years 2000 through 2003, Pay in excess of $200,000 shall be disregarded. For calendar year 2004, Pay in excess of $205,000 shall be disregarded.

(b) Pay for any calendar year which is not a year of Update Pre-2005 Service for a Member shall not be included in determining such Member’s Average 2000-2004 Annual Pay.

(c) Average 2000-2004 Annual Pay shall be $0 in the case of a Member who first became a Member after December 31, 2004 or ceased to be an Active Member before August 1, 2005.

(d) The period during which an Associate was a Participant in a Prior Plan shall be counted as a period in which he was a Member for purposes of this Section 1.8.

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(e) If an Associate became a Member after December 31, 1999 and before December 31, 2004, and was paid for 1,000 or more Hours of Employment in the calendar year such Associate became a Member, Pay included for purposes of this Section 1.8 shall include all Pay as a Member from the date the Associate became a Member to the end of the calendar year in which he became a Member.

1.9 Average Social Security Wage Base means, with respect to any Member and each calendar year, the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each calendar year in the 35-year period ending with the calendar year in which the Member attains his social security retirement age. In determining a Member’s Average Social Security Wage Base for a particular calendar year, it is assumed that the social security contribution and benefit bases in effect at the beginning of the calendar year will remain the same for all future years. For purposes of this Section, social security retirement age has the meaning given such term by Code Section 415(b)(8).

1.10 Beneficiary means, with respect to any Member, the Member’s spouse, Contingent Annuitant, Designated Beneficiary, or other person entitled to a benefit under this Plan following the Member’s death. Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Code Section 414(p) and ERISA Section 206(d)) relating to a Member’s benefits under the Plan shall be treated as a Beneficiary under the Plan, to the extent provided in such order.

1.11 Board means the Board of Director’s of Macy’s.

1.12 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.13 Committee means the Committee referred to in Article 12 of the Macy’s Defined Benefit Plan.

1.14 Company means Macy’s and any other organization which may be a legal successor to it.

1.15 Contingent Annuitant means the person designated by a Member to receive payments pursuant to Option 2, Option 3, or Option 4 as provided in Section 5.1.

1.16 Credited Service means, with respect to any Member, the service determined for such Member pursuant to Article III.

1.17 Deferred Retirement means, with respect to any Member, the continued employment of the Member after Normal Retirement Date.

1.18 Deferred Retirement Date means, with respect to any Member who is on Deferred Retirement, the last day of the month coinciding with or next following the last day of employment with the Group of the Member.

1.19 Designated Beneficiary means the person or persons (including without limitation estates, trusts, or other entities) last designated (on a form provided by and filed with the Committee) by a Member to receive the death benefits, if any, payable under this Plan with respect to the Member pursuant to an option or otherwise.

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1.20 Early Retirement means, with respect to any Member, retirement prior to the Normal Retirement Date of the Member provided that he is at least 55 years of age with not less than five years of Vesting Service. Upon Early Retirement, a Member shall be entitled to an Early Retirement Pension computed as provided in Section 4.1(f).

1.21 Early Retirement Date means, with respect to any Member who meets the requirements of Early Retirement under Section 1.20, the last day of the month coinciding with or next following the last day of employment with the Group of the Member.

1.22 Effective Date refers to the original effective date of the May Company Defined Benefit Plan and means February 1, 1961.

1.23 Effective Amendment Date refers to the effective date of this document setting forth the May Company Defined Benefit Plan and means January 1, 2007.

1.24 Effective Employment Date means, with respect to any Associate and except as provided in Schedule A to the Plan and Section 2.4(a), the date on which he was first hired as an Associate by the Group, unless he has incurred a break in service as defined under Section 2530.200b-4 of the U. S. Department of Labor Regulations (which are incorporated herein by reference), in which case the individual’s Effective Employment Date shall be determined by applying such Regulations.

1.25 Employee means an Associate.

1.26 Employer means each of the Company and any other member of the Group which has Associates who are Members accruing benefits under the Plan or may become such Members of the Plan.

1.27 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.28 GATT Applicable Interest Rate means, for any calendar month, the average 30-year U.S. Treasury rate for such calendar month (as specified by the Internal Revenue Service under Code Section 417(e)(3) for pension plan purposes). Any reference in the Plan to the “GATT Annuity Rate” shall be deemed to refer to, and have the same meaning as, the GATT Applicable Interest Rate.

1.29 Group means, collectively, the Company and each other organization that is an Affiliated Employer (as such term is defined in Subsection 2.1.4 of the Macy’s Defined Benefit Plan). Notwithstanding the foregoing and for the purposes of determining whether or not a person is an Associate and the period of employment of such person, for any period prior to the Effective Amendment Date when the Company was not an employer participating in the Plan, the term “Group” shall be deemed to mean each organization that participated in the Plan during such period (for purposes of this Section 1.29, a “participating employer”) plus each other organization that would be considered an Affiliated Employer (as such term is defined in Subsection 2.1.4 of the Macy’s Defined Benefit Plan) were each participating employer substituted for Macy’s in the terms of Subsection 2.1.4 of the Macy’s Defined Benefit Plan.

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1.30 Hours of Employment means, with respect to any Associate, the hours credited to him under subsections (a) through (c) of this Section 1.30, but subject to the requirements of subsection (d) of this Section 1.30.

(a) Each hour for which the Associate is paid, or entitled to payment, for the performance of duties for the Group shall be credited as Hours of Employment. These hours shall be credited to the Associate for the computation period in which the duties are performed.

(b) Each hour for which the Associate is paid, or entitled to payment, by the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence shall be credited as Hours of Employment. No more than 501 Hours of Employment shall be credited under this subsection for any single continuous period (whether or not such period occurs in a single computation period). If a leave of absence is due to pregnancy of the Associate, birth or adoption of a child by the Associate, or caring for a child immediately after birth or adoption by the Associate, hours of employment that normally would have been credited, but for the absence, will be credited up to a maximum of 501 hours either in the calendar year during which the absence commenced only if needed to complete 501 Hours of Employment for such year or in the next such year. Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2 of the U. S. Department of Labor Regulations (which are incorporated herein by reference).

(c) Each hour for which back pay to the Associate, irrespective of mitigation of damages, is either awarded or agreed to by an Employer within the Group shall be credited as Hours of Employment. The same hours of service shall not be credited both under subsection (a) or (b) above, as the case may be, and under this subsection (c). These hours shall be credited to the Associate for the computation period to which the award, agreement, or payment pertains.

(d) Effective as of September 1, 2008, the provisions of paragraphs (a) through (d) of Subsection 3.1.4 of the Macy’s Defined Benefit Plan shall apply to this Plan as if each reference in any such paragraph to an “Hour of Service” were a reference to an “Hour of Employment.”

1.31 Leased Employee means any person who is determined to be a Leased Employee under the terms of Subsection 2.1.20 of the Macy’s Defined Benefit Plan.

1.32 Long Term Government Bond Rate means, for any date, the three-month average, rounded to the next lower 0.25%, of the average annual interest rate of new issues of long-term U.S. Government bonds in each of the second, third, and fourth calendar months immediately preceding the calendar quarter in which such date occurs, as such average interest rate of such new issues is reported for each such calendar month by the Federal Reserve in Table A26 of the Federal Reserve Bulletin (or in such replacement report thereof as may from time to time be published by the Federal Reserve).

1.33 Macy’s means Macy’s, Inc. Macy’s is the sponsor of this Plan. Prior to June 1, 2007, Macy’s was named Federated Department Stores, Inc., and the change to Macy’s, Inc. represented only a change in name.

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1.34 Macy’s Defined Benefit Plan means the Macy’s Inc. Cash Account Pension Plan (which plan was actually named the Federated Department Stores, Inc. Cash Account Pension Plan prior to June 1, 2007), as restated as of the Effective Amendment Date and as thereafter amended, other than for (and disregarding the provisions of) this May Company Defined Benefit Plan. In addition, when any reference to the Macy’s Defined Benefit Plan relates to any period prior to the Effective Amendment Date, it shall be read to refer to the Federated Department Stores, Inc. Cash Account Pension Plan as in effect in such period.

1.35 Maximum Retirement Pension means the maximum Retirement Pension payable from the Trust Fund in accordance with the limitations set forth in Article 9 of the Macy’s Defined Benefit Plan (which article is incorporated into this Plan under Article VI).

1.36 May Company Defined Benefit Plan or The May Department Stores Company Retirement Plan means the provisions of this Appendix 1 to the Macy’s Inc. Cash Account Pension Plan, as restated as of the Effective Amendment Date and as thereafter amended.

1.37 Member means any person included in the membership of the Plan as provided in Article II.

1.38 Minimum Past Service Benefit means the total benefit accrued by a Member under the 2004 edition of the Plan (which means the Plan as in effect immediately prior to January 1, 2005).

1.39 Normal Retirement means, with respect to any Member, his retirement effective on his Normal Retirement Date.

1.40 Normal Retirement Date means, with respect to any Member, the last day of the month in which the Member has his 65th birthday.

1.41 Participant means a Member.

1.42 PBGC Interest Rate means, for any date, the immediate annuity interest rate for benefits assumed to commence immediately as of such date or deferred annuity interest rates for benefits assumed to commence after such date, based on annuity rates used by the Pension Benefit Guaranty Corporation for such valuation dates and rounded, if not a multiple of 0.25%, to the next lower 0.25%.

1.43 Pay means, with respect to any Associate, the compensation paid to the Associate by the Employers and includes all regular pay, commissions, overtime pay, cash incentives, tips, and amounts deferred under a deferred compensation plan credited during or prior to 1990.

(a) Notwithstanding the foregoing, an Associate’s Pay shall not in any event include a pension, retirement allowance, a retainer or fee under contract, compensation deferred under individual contracts of employment, deferred compensation credited after calendar year 1990, distribution from any plan that is qualified under Code Section 401(a), severance pay, non-cash awards, signing or college recruiting bonuses, or any other form of compensation not described in the first sentence of this Section 1.43, but his Pay shall include any amounts that would not otherwise be treated as his Pay solely by reason of the application of Code Section 125 (relating to cafeteria plans), 132(f)(4) (relating to qualified transportation fringe benefits),

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402(e)(3) (relating to cash or deferred arrangements as defined in Code Section 401(k)(2)), 402(h) (relating to simplified employee pensions), or 403(b) (relating to annuity contracts purchased by a Code Section 501(c)(3) organization or public school).

(b) The provisions of paragraph (e) of Subsection 2.1.10 of the Macy’s Defined Benefit Plan (other than the second sentence thereof) shall apply to the determination of an Associate’s Pay under this Plan as if each reference in such paragraph to “Subsection 2.1.10” or “Compensation” were a reference to “Section 1.43” or “Pay,” respectively.

(c) For the purpose of determining benefits, Pay for each year or fractional year of Credited Service is to be computed on a calendar year basis.

1.44 Permitted Leave means, with respect to any Associate, any leave of absence of the Associate approved by any member of the Group (including leaves pursuant to the Family and Medical Leave Act of 1993), provided that, any such Permitted Leave shall terminate at the time as of which the applicable member of the Group shall terminate such leave of absence. In approving and terminating a leave of absence, each member of the Group shall act in an equitable and non-discriminatory manner.

1.45 Plan means The May Department Stores Company Retirement Plan, as restated as of the Effective Amendment Date pursuant to the provisions of this Appendix 1. In addition, when the context permits, a reference to the Plan that involves any period prior to the Effective Amendment Date shall be deemed to refer to: (a) for any period prior to July 31, 2006, The May Department Stores Company Retirement Plan (which plan was merged into the Macy’s Defined Benefit Plan effective as of July 31, 2006) as in effect in such period; and (b) for any period between July 31, 2006 and December 31, 2006, the provisions of the plan document that was entitled The May Department Stores Company Retirement Plan and that represented a part of the Macy’s Defined Benefit Plan in such period. Further, where the context permits, any reference to the Plan that involves any period prior to July 31, 2006 includes a reference to any Prior Plan that was merged into or had assets and liabilities directly transferred to the Plan.

1.46 Plan Year refers to the year on which records of this Plan are maintained and means a calendar year ending each December 31.

1.47 PPA Applicable Interest Rate means, for any calendar month, the adjusted first, second, and third segment rates (as such terms are defined in Code Section 417(e)(3)(D)) applied under rules similar to the rules of Code Section 430(h)(2)(C) for such calendar month and as such rates are published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such calendar month.

1.48 PPA Applicable Mortality Table means, for any calendar year, the mortality table published by the Internal Revenue Service under Code Section 417(e)(3) for such calendar year. In accordance with the immediately preceding sentence, (a) the PPA Applicable Mortality Table for 2008 (but no later calendar year) shall be deemed to be the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67 and (b) the PPA Applicable Mortality Table for any calendar year later than 2008 shall be deemed to be the mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code Section 417(e)(3) for such later calendar year.

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1.49 Pre-Retirement Surviving Spouse Benefit means the benefit provided pursuant to Section 5.3.

1.50 Prior Plan means a plan that is described as a Prior Plan in Schedule A to this Plan.

1.51 Regular Service means, with respect to any Associate, a number of the Associate’s years of service for the Group determined under an elapsed time method. An Associate shall receive a year of Regular Service on each anniversary date of his commencement of employment with the Group.

(a) The determination of an Associate’s Regular Service shall include non-successive periods of service with the Group pursuant to Section 2.4. Such periods shall be aggregated and less than whole year periods of service (whether or not consecutive) shall be aggregated on the basis that twelve months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service equal a year of Regular Service.

(b) If an Associate terminates employment with the Group and thereafter is rehired by the Group and performs an Hour of Employment within twelve months of the termination, the period between the date of termination and the date of rehire shall be counted for the purposes of determining his Regular Service.

(c) If an Associate terminates employment with the Group at the end of a Permitted Leave, and thereafter is rehired by the Group and performs an Hour of Employment within twelve months of the date on which the Permitted Leave ceased, the period between the date on which the Permitted Leave ceased and the date of rehire shall be counted for the purposes of determining his Regular Service.

(d) The Regular Service of any Associate who was (i) an Active Member of this Plan on or before July 1, 1991 and who had an Effective Employment Date before January 1, 1990, or (ii) a Member who is reinstated in this Plan and had an Effective Employment Date prior to January 1, 1990 and who was a Member of this Plan on or before July 1, 1991, shall be at least as great as would be determined under the applicable provisions of the Plan as in effect immediately prior to January 1, 1990.

(e) Notwithstanding the foregoing, Regular Service (as otherwise determined pursuant to this Section 1.51 and as it is used to compute eligibility for vesting and Early Retirement) shall also include service with Payless Shoesource, Inc. after the date it ceased to be an Employer under the Plan.

1.52 Retired Member means a Member who has ceased to be an Associate and is entitled to a retirement or termination benefit under the Plan.

1.53 Retirement Pension means, with respect to any Member who becomes entitled to a retirement or termination benefit under the Plan, the monthly pension under the Plan that is accrued by the Member, determined as if it were payable in a single life annuity, provided for under this Plan, in equal installments of one-twelfth of the annual amount calculated in accordance with Article IV, and commencing as soon as practicable at or after the end of the

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calendar month in which occurs the Member’s Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, termination of employment, the date the Member elects to receive payment, the Member’s date of death, or the date of a payment required by Section 5.10 (each an “eligibility date”), as applicable under the subsequent provisions of the Plan, and ending with the payment for the month preceding the month in which occurs the date of the death of the Member (or, if applicable, his Contingent Annuitant).

1.54 Social Security Limit means, for a given calendar year, the maximum amount of “wages” of any Associate which with respect to such year are subject to the payment of Federal Insurance Contribution Act tax for Federal Old Age, Survivors and Disability Insurance.

1.55 Trust means the trust agreement which has been created by Macy’s to serve as the funding media for this Plan and the Macy’s Defined Benefit Plan. The Trust is hereby incorporated by reference and made a part of this Plan. Any reference to the Plan herein shall, where the context permits, be deemed to be a reference to the Plan and the Trust.

1.56 Trust Fund means any assets of the Plan which are held under the Trust.

1.57 Trustee means the persons or entity serving at any time as trustee of the Trust.

1.58 Uncovered Employer means any employer member of the Group that does not participate in the Plan and has no Associates who participate in the Plan with respect to their service for such employer member.

1.59 Update Pre-2005 Service means, with respect to any Member, the period of the Member’s service through December 31, 2004, determined as follows.

(a) With respect to service for calendar years beginning before January 1, 1995, Update Pre-2005 Service is the Member’s Credited Service that had been determined for the purpose of the Plan amendment that was effective July 1, 1995 (updating the Plan’s benefit formula).

(b) With respect to service for calendar years 1995 through 2004, other than the calendar year in which the Associate first became a Member, each calendar year during which the Member was paid for 1,000 or more Hours of Employment is a year of Update Pre-2005 Service. For the calendar year in which the Member became a Member, he shall receive a fractional year of Update Pre-2005 Service credit based on the number of the Member’s whole months of membership, provided that the Member was paid for 1,000 or more Hours of Employment in such calendar year.

1.60 Vesting Service means, with respect to any Member, a number of the Member’s years of service for the Group determined under subsections (a) through (c) of this Section 1.60, but subject to the requirements of subsections (d) and (e) of this Section 1.60.

(a) The Member shall be credited with a number of years of Vesting Service that is equal to the number of whole years of Regular Service that he completes as an Associate through the earlier of the latest date he ceases to be an Associate or August 31, 2008.

(b) The Member shall also be credited with an additional year of Vesting Service for the Plan Year that begins on January 1, 2008 if the sum of (i) the number of Hours of

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Employment he completes in the period from September 1, 2008 through December 31, 2008, and (ii) the number of Hours of Employment with which he would be credited under Subsection 3.1.4(c) of the Macy’s Defined Benefit Plan (if such Subsection 3.1.4(c) were applied to the following described period, whether or not the Member is exempt from the minimum wage and overtime pay requirements of the Federal Fair Labor Standards Act, and if each reference in such Subsection 3.1.4(c) to an “Hour of Service” were a reference to an “Hour of Employment”) with respect to the period represented by any fractional part of a year of Regular Service that is not credited to him under subsection (a) above but with which he was credited as of August 31, 2008, equaled at least 1,000 Hours of Employment.

(c) The Member shall also be credited with an additional year of Vesting Service for each Plan Year that begins on or after January 1, 2009 and for which the Member is credited with at least 1,000 Hours of Employment.

(d) Notwithstanding the foregoing, the Member shall never, as of any date, be deemed to have a lesser number of years of Vesting Service as the number of years of Regular Service with which he is credited as of such date.

ARTICLE II

MEMBERSHIP

2.1 Eligibility. Each Associate who was a Member immediately prior to the Effective Date and who is an Associate on the Effective Amendment Date shall continue to be a Member as of the Effective Amendment Date. Subject to the provisions of Sections 2.2, 2.3, and 2.4, each other Associate, excluding –

(a) any Associate of an Uncovered Employer,

(b) any Associate who is a Leased Employee or is employed and/or paid by a vendor in a leased or licensed department of an Employer, or who is employed and/or paid by a contractor which provides services to an Employer, or who in any event is not on an employee payroll of an Employer (such as when an Employer treats the person as an independent contractor and/or reports his compensation from the Employer on any type of Form 1099 or any successor form thereto, even if a court or administrative agency determines that such individual is a common law employee of the Employer),

(c) any individual who provides services under contract to an Employer and who acknowledges that he is not entitled to membership in this Plan,

(d) any individual who for other employment purposes is deemed to be a joint employee of an Employer, and

(e) any Associate who is covered under a collective bargaining agreement unless and until the Employer and the collective bargaining representatives agree that he or his class of employees shall participate in the Plan –

but including an Associate covered by Section 5.5(c), shall become a Member in the Plan as of the day specified in subsection (a) or (b) below, whichever is later and provided that he is an

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Associate (other than an excluded Associate under the foregoing provisions of this Section 2.1) on such day:

(a) The first day of the calendar quarter coinciding with or next following the first anniversary of his Effective Employment Date, if as of such anniversary he has been paid for at least 1,000 Hours of Employment, or, if he has not been paid for at least 1,000 Hours of Employment as of such anniversary, the January 1 next following the first calendar year in which he has been paid for at least 1,000 Hours of Employment, or

(b) The first day of the calendar quarter coinciding with or next following the day on which he attains the age of 21 years.

2.2 Special Membership Rules Applicable to Macy’s Merger. Notwithstanding any of the provisions of Section 2.1 or any other provision of the Plan, subsections (a) through (d) of this Section 2.2 shall apply under the Plan.

(a) Any person who on August 30, 2005 (the effective date of the Macy’s Merger) was a Macy’s Defined Benefit Plan Active Participant shall not ever be eligible to be a Member in this Plan (other than, if applicable, as a Retired Member with respect to benefits he accrued under the Plan before August 30, 2005).

(b) Further, any person who, on any date that occurred or occurs both (i) in the period beginning on August 31, 2005 and ending on August 31, 2008 and (ii) prior to such person becoming on or after August 30, 2005 either a May Company Defined Benefit Plan Active Participant or a Macy’s Defined Benefit Plan Active Participant, was or is a Macy’s Employee was not or shall not be eligible to be a Member in this Plan on such date (other than, if applicable, as a Retired Member with respect to benefits he accrued under the Plan before August 30, 2005).

(c) In addition, any person who was not a Macy’s Defined Benefit Plan Active Participant on August 30, 2005 but who became or becomes a Macy’s Defined Benefit Plan Active Participant on any date in the period beginning on August 31, 2005 and ending on August 31, 2008 (and has not on any prior date in such period become a May Company Defined Benefit Plan Active Participant) shall not ever be eligible to be a Member in this Plan (other than, if applicable, as a Retired Member with respect to benefits he accrued under the Plan before August 30, 2005).

(d) Finally (and notwithstanding any of the provisions of subsections (a), (b), and (c) above), any person who was not and is not a May Company Defined Benefit Plan Active Participant on any date that occurs in the period beginning on August 30, 2005 and ending on August 31, 2008 shall not ever be eligible to be a Member in this Plan (other than, if applicable, as a Retired Member with respect to benefits he accrued under the Plan before August 30, 2005).

(e) For purposes of subsections (a), (b), (c), and (d) above, the following terms shall have the meanings indicated below.

(i) “Macy’s Employer” means each of Macy’s and each corporation, partnership, or other organization other than Macy’s that, immediately prior to the Macy’s Merger, was in a chain of corporations, partnerships, and/or other organizations that began with

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Macy’s and in which at least 80% of the voting interests in such corporation, partnership, or other organization in such chain (other than Macy’s) was owned by Macy’s or another corporation, partnership, or other organization in such chain.

(ii) “Macy’s Merger” means the merger of The May Department Stores Company into a subsidiary of Macy’s, the effective date of which was August 30, 2005.

(iii) “Macy’s Employee” means, as of any date, a person who on such date (A) was or is a common law employee of the Employer or any other member of the Group and (B) was or is working at or assigned to an office, store, or other facility that had immediately prior to the Macy’s Merger been an office, store, or other facility of a Macy’s Employer.

(iv) “Macy’s Defined Benefit Plan Active Participant” means, as of any date, a person who on such date (A) was or is a Macy’s Employee and (B) met or meets all requirements of the Macy’s Defined Benefit Plan (including that plan’s minimum service, age, entry date, and employee classification requirements) to be a participant in that plan.

(v) “May Company Defined Benefit Plan Active Participant” means, as of any date, a person who on such date (A) was or is an Associate, (B) was or is not a Macy’s Employee, and (C) met or meets all requirements of this Plan (including this Plan’s minimum service, age, entry date, and employee classification requirements) to be a Member in this Plan (other than just as a Retired Member).

2.3 End of Membership. A person shall cease to be a Member when he is no longer an Associate of the Group and is not entitled to any benefits under the Plan.

2.4 Interruptions in Membership or Associate Status. Subject to the provisions of Section 2.2, the following subsections of this Section 2.4 shall apply in determining a rehired Associate’s status as a Member under the Plan.

(a) If an Associate is rehired as an Associate by the Group after having terminated employment as a Member of this Plan on or after January 1, 1980, and if he is not then an Associate who is excluded from being eligible to be a Member under the provisions of Section 2.1(a), (b), (c), (d), or (e) or under the provisions of Section 2.2, such Associate’s Effective Employment Date shall be his Effective Employment Date under the Plan in effect when he previously terminated employment.

(b) An Associate described in subsection (a) above shall also (i) have his Vesting Service include Vesting Service credited under the Plan in effect when he terminated, (ii) forthwith become an Active Member hereunder; (iii) have the Credited Service which he had accrued prior to his termination of service be reinstated; and (iv) accrue additional Credited Service from and after the date of his rehire; provided, however, that (v) with respect to service prior to such rehire, no increase in benefit levels due to Plan amendments during the period his service was terminated shall be given effect. Upon subsequent retirement or termination of employment, subject to subsection (d) or (e) below, his Retirement Pension shall be based upon his total years of Vesting Service prior to and subsequent to each interruption in membership to which this subsection (b) applies, and upon his total Credited Service.

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(c) Notwithstanding the preceding subsections of this Section 2.4, if a Member who is receiving a Retirement Pension under the Plan is re-employed by an Employer, his benefit payments shall continue during his re-employment. Upon the subsequent termination of employment of such Member, his Retirement Pension will be recomputed under the provisions of the Plan as then in effect (and reflect an actuarial increase to any additional accrued benefit earned, for any calendar month after the month he attained his Normal Retirement Age and during which he completed less than forty hours of employment).

(d) If an Associate is rehired as an Associate by the Group after having terminated employment as a Member of this Plan before January 1, 1980, such Associate shall be credited with prior service (that is applicable for any purpose under the Plan) if such service would have been recognized under the terms of this Plan in effect when he previously terminated employment.

(e) If an Associate is rehired as an Associate by the Group after having terminated employment as a participant in a Prior Plan, such Associate shall be credited with prior service (that is applicable for any purpose under the Plan) if such service would have been recognized under the terms of the Prior Plan in effect when he previously terminated employment.

(f) Notwithstanding any other provisions of the Plan, upon the subsequent retirement or termination of employment of a Member who had retired or terminated employment previously, if amounts determined under Section 4.1 reflect credit for employment in respect of which benefits have already been paid with respect to such Member, the Accrued Benefit of such Member shall be reduced by the Accrued Benefit previously paid.

2.5 Exclusion of Multiple Benefits. An Associate’s membership in the Plan (or membership eligibility, if an Associate has not become a Member) is suspended when his Employer is obligated, pursuant to an agreement with any group or association which represents such Associate, to contribute to any other plan involving pensions or other deferred compensation. When and as an Employer shall be so obligated as to such Associate under an agreement with any such group or association, such Associate shall accrue no additional Credited Service under this Plan and shall be deemed to have accepted the benefits provided under such group or association plan for service prior to participation thereunder, if benefits are so provided under such group or association plan, and to have waived an actuarially equivalent amount of the benefits, if any, provided by Article IV for such service. If such Associate subsequently qualifies for membership hereunder he will, for purposes of this Plan, again become an Active Member as of the date he shall again have qualified, with no credit for service prior thereto except with respect to the benefits, if any, provided under Articles IV and V, reduced by such aforementioned benefits to which he became entitled under such other plan.

ARTICLE III

CREDITED SERVICE

3.1 Credited Service. Credited Service shall be credited only for periods after the Associate’s date of membership in the Plan. Each Active Member shall be credited with Credited Service for calendar years in each of which he is credited with at least 1,000 Hours of Employment with the Group while an Active Member in the Plan.

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3.2 Computation of Credited Service. In computing Credited Service, calendar years and full completed calendar months during which the Associate is an Active Member shall be counted, each month being considered as one-twelfth of a year.

3.3 Military Service Credit. A member in military service shall receive such contributions, benefits, and service credit for the period of such military service, pursuant to Section 4.3.

ARTICLE IV

BENEFITS

4.1 Retirement Benefits.

(a) Normal Retirement. Any Member who attains his 65th birthday while in the employ of the Group as an Associate shall be 100% vested and upon retirement be entitled to a Retirement Pension, if any is determined pursuant to Section 4.1(b).

(b) Amount of Retirement Pension. The Retirement Pension payable upon a Member’s retirement, which commences as of or after Normal Retirement Date, shall consist of an amount per annum, not in excess of the Maximum Retirement Pension and subject to the other provisions of the Plan, equal to the sum of the following:

(i) Seven-tenths of one percent (.007) of his Average 2000-2004 Annual Pay multiplied by the number of years and fractional years of his Update Pre-2005 Service, plus

(ii) Six-tenths of one percent (.006) of his Average 2000-2004 Annual Pay in excess of his Average Social Security Wage Base for 2005, multiplied by the number of years and fractional years of his Update Pre-2005 Service, plus

(iii) Any additional amount required to provide his Minimum Past Service Benefit, plus

(iv) Seven-tenths of one percent (.007) of his Pay for each calendar year and/or fractional calendar year of Credited Service after December 31, 2004, provided that, if the Member is eligible for Early, Normal, or Deferred Retirement as of the January 1 of any such calendar year beginning after December 31, 2004, nine-tenths of one percent (.009) shall be substituted for seven-tenths of one percent (.007) for such calendar year in the preceding terms of this clause (iv), plus

(v) Six-tenths of one percent (.006) of his Pay in excess of his Average Social Security Wage Base for each calendar year and/or fractional calendar year of Credited Service after December 31, 2004.

(c) Other Provisions Affecting Benefit Amount. For the purposes of determining the amount of Retirement Pension under Section 4.1(b), such determination shall take into account benefits provided or to which a Member is entitled under any other provisions of the Plan (including Schedule A to the Plan) and any Accrued Benefit the liability for which has been transferred to another qualified pension plan.

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(i) Notwithstanding any other provision in this Plan, each Section 401(a)(17) Member’s Accrued Benefit under this Plan shall be the sum of: (A) the Member’s Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the U.S. Treasury Regulations; and (B) the Member’s Accrued Benefit determined under the benefit formula applicable for Plan Years beginning on or after January 1, 1994, as applied to the Member’s years of service credited to the Member for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

(ii) For purposes of paragraph (i) above, a “Section 401(a)(17) Member” means a Member whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on Pay for a year, beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

(d) Overall Permitted Disparity Limits. Notwithstanding the foregoing provisions of this Section 4.1, the overall permitted disparity limits of Section 1.401(l)-5 of the U.S. Treasury Regulations may not be exceeded, as follows. If in any Plan Year, a Member benefits under more than one qualified plan in which any employer member of the Group participates, his annual overall permitted disparity limit must be satisfied without reducing benefits under this Plan. Furthermore, no disparity will be provided under this Plan if the sum of a Member’s total annual disparity fractions reaches 35, taking into account the Member’s annual disparity fractions under all qualified plans in which any employer member of the Group participates and in which such Member has benefited. An annual disparity fraction is a plan’s disparity for the year over that plan’s maximum excess allowance for the year as determined under the above-noted regulation section.

(e) Deferred Retirement Pension. In the case of a Member’s Deferred Retirement:

(i) The amount of the Member’s Retirement Pension shall be determined in accordance with Section 4.1;

(ii) The Member’s Retirement Pension shall not begin until the Member retires from all employment with the Group;

(iii) The Committee shall notify the Member in accordance with Section 2530.203-3 of the U.S. Labor Regulations, as amended (or any successor thereto), that the Member’s Retirement Pension shall not begin until the Member retires from employment; and

(iv) Upon the Member’s retirement from employment, his Retirement Pension will be computed to reflect an actuarial increase for each calendar month after the month he attained his Normal Retirement Age and during which he completed less than forty Hours of Employment.

(f) Early Retirement Pension. The Retirement Pension payable with respect to a Member’s Early Retirement shall consist of the Retirement Pension otherwise payable for the Member on his Normal Retirement Date based on his Credited Service to the Early Retirement Date, reduced by six-tenths of one percent (.006) for each of the first sixty months by

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which such Early Retirement Date (or the date for which the benefit is determined, if later) precedes such Normal Retirement Date, and reduced by an additional nine-tenths of one percent (.009) for each month in excess of sixty by which such Early Retirement Date (or the date for which the benefit is determined, if later) precedes such Normal Retirement Date; provided, however, that the amount of such reduction shall not result in a Retirement Pension which shall be less than the Actuarial Equivalent of the Member’s Retirement Pension otherwise payable from Normal Retirement Date.

(g) Standard Form of Retirement Pension Payment. The standard form of Retirement Pension payment provided hereunder is a single life annuity.

(h) Options. The payment options in lieu of the single life annuity which may be elected by a Member and the time within which such election may be made are set forth in Article V.

4.2 Termination of Employment. No Member whose employment as an Associate is terminated for any reason other than Early, Normal, or Deferred Retirement (or his death) shall be entitled to any benefits under this Plan, except in accordance with the following subsections of this Section 4.2.

(a) Vested Termination Benefits. Any Member whose employment as an Associate with the Group is terminated after completing at least five years of Vesting Service shall be entitled to receive a Retirement Pension upon his Normal Retirement Date in an amount equal to his Accrued Benefit.

(i) Any Member whose employment with the Group is terminated after completing less than five years of Vesting Service and who was (i) an Active Member of this Plan on or before July 1, 1991 and who had an Effective Employment Date before January 1, 1990, or (ii) a Member who is reinstated in this Plan and had an Effective Employment Date before January 1, 1990 and who was a Member of this Plan on or before July 1, 1991, shall be entitled to receive a Retirement Pension upon his Normal Retirement Date in an amount equal to the following percentage of his Accrued Benefit:

Years of Vesting Service	Percentage
Less than 3 years	0%
3 years but less than 4 years	20%
4 years but less than 5 years	40%

(ii) A Member whose Accrued Benefit percentage is so determined shall be deemed to have made the election referred to in Code Section 411(a)(10).

(b) Alternative Time For Payment. A Member entitled to benefits under subsection (a) above may elect that his benefit commence to be paid prior to his Normal Retirement Date effective as of the last day of any month following his termination of employment, in an amount which is the Actuarial Equivalent of the Retirement Pension otherwise payable under subsection (a) above.

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4.3 USERRA - Military Service Credit. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE V

FORM OF BENEFIT PAYMENTS

5.1 Payment Options Available. Subject to the further provisions of Section 5.2 with respect to payment of benefits to a married Member, and subject to Section 5.4(b) with respect to permissible lump sum payments, a Member who has terminated from employment with the Group or in any event is entitled to begin payment of his Plan benefit may elect, under procedures prescribed by the Committee, to receive the Retirement Pension payable to him, determined at the commencement date of his benefit, in an amount which is the Actuarial Equivalent of his Retirement Pension if it were payable in the form of a single life annuity that commences as of such commencement date and as determined under Article IV, and in one of the optional forms described in the following subsections of this Section 5.1.

(a) Option 1. Lump Sum Option. This option is a single sum payment.

(b) Option 2. 100% Joint and Survivor Annuity. This option is a reduced Retirement Pension payable to such Member during his life and, after his death, payable for life to such person he shall have designated as his Contingent Annuitant. Election of Option 2 is conditional upon the inclusion in the election of the name and date of birth of such Contingent Annuitant and also upon the delivery to the Committee of a birth certificate or other proof satisfactory to the Committee of the age of such Contingent Annuitant.

(c) Option 3. 75% Joint and Survivor Annuity. This option is a reduced Retirement Pension payable to such Member during his life and, after his death, a Retirement Pension at three-quarters the rate of such reduced Retirement Pension payable for life to such person as he shall have designated as his Contingent Annuitant. Election of Option 3 is conditional upon the inclusion in the election of the name and date of birth of such Contingent Annuitant and also upon the delivery to the Committee of a birth certificate or other proof satisfactory to the Committee of the age of such Contingent Annuitant.

(d) Option 4. 50% Joint and Survivor Annuity. This option is a reduced Retirement Pension payable to such Member during his life and, after his death, a Retirement Pension at one-half the rate of such reduced Retirement Pension payable for life to such person as he shall have designated as his Contingent Annuitant. Election of Option 4 is conditional upon the inclusion in the election of the name and date of birth of such Contingent Annuitant and also upon the delivery to the Committee of a birth certificate or other proof satisfactory to the Committee of the age of such Contingent Annuitant.

(e) Option 5. Single Life Annuity. This option is the standard form of Retirement Pension payment pursuant to Section 4.1(g). Election of this option will result in a monthly payment equal to one-twelfth of the annual amount determined in accordance with Article IV payable to such Member during his life and ending with the monthly payment for the calendar month preceding his death.

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(f) Option 6. Deferred Payment. Such Member may elect to have his Retirement Pension paid or commence to be paid at a date following Early, Normal, or Deferred Retirement or other termination of employment, in one of the forms of payment described in Options 1 through 5 and 7 through 10, to be determined by such Member at such later date (provided that no such Option shall be available to the Member under a Deferred Payment election if he would not be eligible to choose such Option without regard to a Deferred Payment election). The Retirement Pension payable at such date shall be determined pursuant to either Section 4.1 or 4.2, as applicable.

(g) Option 7. Period Certain Annuity (10 years). This option is a reduced Retirement Pension payable to such Member during his life with periodic payments certain terminating at the end of ten years, with provision that, if the Member dies before receiving all the periodic payments for such ten year period, periodic payments for the remainder of such period shall be (i) paid to the Designated Beneficiary, if any, last nominated by the Member by written designation filed with the Committee on a form provided by it, or (ii) if there is no such Designated Beneficiary or if such Designated Beneficiary predeceases the Member, or upon the death of the survivor of the Retired Member and such Designated Beneficiary, as the case may be, commuted to an Actuarial Equivalent lump sum amount at a rate of interest which shall be the rate specified by Section 1.3(b) for the calculation of lump sums (with the remaining payments, if any, to be paid to the legal representatives of the survivor in a single sum).

(h) Option 8. Period Certain Annuity (15 years). This option is a reduced Retirement Pension payable to such Member during his life with periodic payments certain terminating at the end of fifteen years, with provision that, if the Member dies before receiving all the periodic payments for such fifteen year period, periodic payments for the remainder of such period shall be (i) paid to the Designated Beneficiary, if any, last nominated by the Member by written designation filed with the Committee on a form provided by it, or (ii) if there be no such Designated Beneficiary or if such Designated Beneficiary predeceases the Member, or upon the death of the survivor of the Retired Member and such Designated Beneficiary, as the case may be, (i) commuted to an Actuarial Equivalent lump sum amount at a rate of interest which shall be the rate specified by Section 1.3(b) for the calculation of lump sums (with the remaining payments, if any, to be paid to the legal representatives of the survivor in a single sum).

(i) Option 9. Cash Refund Annuity. This option is a reduced Retirement Pension payable to such Member during his life and, at his death, the excess, if any, of the Actuarial Value of the Retirement Pension at the date of actual retirement over the total of the Retirement Pension payments actually received shall be paid to his estate or his Designated Beneficiary in one sum.

(j) Option 10. Social Security Annuity. In the event that such Member’s Retirement Pension shall become payable under this Plan before the date on which old age retirement benefits, if any, under the Federal Old-Age and Survivors Insurance System (Social Security) become payable to the Member, such Member may elect to receive a Retirement Pension adjusted to provide level payments, so far as practicable, which give effect to the primary benefits payable under the said Federal Old-Age and Survivors Insurance System (as if such benefits were a part of the Retirement Pension). In computing such benefit, it shall be assumed that the Retired Member would be covered by the Federal Old-Age and Survivors Insurance System until such Member shall become entitled to old age retirement benefits under the Federal Old-Age and Survivors Insurance System in effect on the date of such Member’s

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retirement, at the annual rate of pay, not in excess of the Social Security Limit, in effect on the date of his retirement.

(k) Joint and Survivor Factor. This paragraph describes the factor which will be applied if the Member elects payment of his Retirement Pension under either Option 2 (100% Joint and Survivor Annuity), 3 (75% Joint and Survivor Annuity), or 4 (50% Joint and Survivor Annuity). Based upon the ages of the Member and his Contingent Annuitant as of the Annuity Starting Date and the continuation percentage specified by the Member in his option (or if such continuation percentage is deemed specified), the applicable joint and survivor factor shall be equal to (i) the Actuarial Value of a single life annuity providing a monthly payment to the Member during his lifetime divided by (ii) the Actuarial Value of a combined life annuity providing the same monthly payment to such Member during his lifetime and, if his Contingent Annuitant shall survive him, the specified percentage of such monthly payment to his spouse during such Contingent Annuitant’s remaining lifetime after his death that applies to the elected option.

(l) Other Conditions of Electing Options. Notwithstanding any of the foregoing provisions of this Section 5.1, the following paragraphs of this subsection (l) shall apply to the election of any payment Option under the Plan.

(i) Certain Options Available only to the Members who were Members on July 1, 1990. Option 7 (Period Certain Annuity (10 years)), Option 8 (Period Certain Annuity (15 years)), Option 9 (Cash Refund Annuity), and Option 10 (Social Security Annuity) may be elected only by Members who were Members of the Plan on July 1, 1990.

(ii) Options Available to Members with Vested Termination Benefits under Section 4.2(a). The only payment options which may be elected by Members entitled to a benefit under Section 4.2(a) are Option 1 (Lump Sum), Option 3 (75% Joint and Survivor Annuity), Option 4 (50% Joint and Survivor Annuity), and Option 5 (Single Life Annuity).

(iii) Change of Option or Beneficiary. A Member may elect, on a form provided by the Committee and filed with it, to change the option or Designation of Beneficiary (for purposes of this paragraph (iii), the “Designation”) then in effect, at any time, and such change when delivered shall supersede a previously filed option or designation. The notarized or witnessed consent of a spouse, if any, is required but that of a Designated Beneficiary (other than a spouse) is not required for any change made by a Member and such Designated Beneficiary has no rights whatsoever under the Plan except as specifically provided in the Plan. No change of an option or Designation may be made or shall become effective after the first pension payment under any option election has been made. Notwithstanding anything herein to the contrary, a Member who has separated from service with a Retirement Pension payable in accordance with the provisions of Article IV and who thereafter returns as an Associate and again becomes an Active Member shall thereafter be entitled to elect or change an option as if his employment had never been terminated.

(m) Conditions Applicable to Option 1 (Lump Sum Option). Notwithstanding any of the foregoing provisions of this Section 5.1, an election of Option 1 shall be subject to the following:

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(i) If a Member dies before his Annuity Starting Date, no payment under this option will be made; and

(ii) If a Member, who has elected Option 1 and whose option is then effective on the date of his death, dies on or after his Annuity Starting Date and before his payment is made, payment shall be made to the Beneficiary as soon as practicable.

(n) Conditions Applicable to Option 2 (100% Joint and Survivor Annuity), Option 3 (75% Joint and Survivor Annuity), and Option 4 (50% Joint and Survivor Annuity). Notwithstanding any of the foregoing provisions of this Section 5.1, an election of Option 2, Option 3, or Option 4 is subject to the following:

(i) If the Contingent Annuitant dies before the Annuity Starting Date of a Member, the election of Option 2, Option 3, or Option 4, as applicable, will be null and void;

(ii) If a Member dies before his Annuity Starting Date, no payments will be made to the Contingent Annuitant, subject to the further provisions of Section 5.3;

(iii) If a Member who has elected Option 2, Option 3, or Option 4, and whose election is then effective at the date of his death, dies on or after his Annuity Starting Date and before his first pension payment is made, payments to the Contingent Annuitant shall commence as soon as practicable; and

(iv) If the Contingent Annuitant predeceases a Retired Member on a date on or after his Annuity Starting Date, the Retired Member will continue to receive the reduced pension without change.

(o) Conditions Applicable to Option 7 (Period Certain Annuity (10 years)), Option 8 (Period Certain Annuity (15 years)), and Option 9 (Cash Refund Annuity). Notwithstanding any of the foregoing provisions of this Section 5.1, an election of Option 7, 8, or 9 shall be subject to the following:

(i) The Designated Beneficiary may be changed at any time by the Member by a notice in writing filed with the Committee;

(ii) If the Designated Beneficiary predeceases a Member, another Beneficiary may be designated by the Member. If such death occurs prior to the Annuity Starting Date of such Member, the applicable Option may be withdrawn;

(iii) If a Member dies on or before his Annuity Starting Date, no payments will be made to the Designated Beneficiary; and

(iv) If a Member, who has elected Options 7, 8, or 9, and whose option is then effective at the date of his death, dies on or after his Annuity Starting Date and before his first pension payment is made, payments shall be made to his Designated Beneficiary.

(p) Designation of Beneficiary For Option Only. The designation of a Beneficiary under any payment option under this Article V shall constitute a Designation of Beneficiary with respect only to the benefits provided by Article IV.

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(q) Other Limitation. Notwithstanding any provision of this Plan to the contrary, all benefits payable under the Plan will be paid in accordance with Code Section 401(a)(9) and the final U.S. Treasury Regulations issued thereunder, which Code section and regulations are incorporated herein by reference.

(r) Interest. If a Member’s Retirement Pension commences after the Member’s Annuity Starting Date, interest shall be credited on any payment for any month preceding the date on which the Retirement Pension commences. Interest shall be credited from the first day of the month for which the monthly payment is made until the last day of the month preceding the month in which the Retirement Pension commences. The interest credited for this purpose shall be the GATT Annuity Rate for the month in which the Retirement Pension commences.

5.2 Automatic Post-Retirement Surviving Spouse Benefit and Annuity Starting Date Elections. Subject to the conditions hereinafter set forth in this Section 5.2, if a Member is married on his Annuity Starting Date, he shall receive his Retirement Pension under Option 4 (the 50% Joint and Survivor Annuity Option) set forth in Section 5.1 and be deemed to have designated his spouse as the Contingent Annuitant.

(a) Certification. No payment of the benefit provided by this Section 5.2 shall be made unless and until the Member has certified to the Committee on a form furnished by the Committee either (i) that he is not legally married and does not expect to become married prior to his Annuity Starting Date or (ii) that he is legally married or expects to become married prior to such date and the name and date of birth of the person to whom he is or so expects to become married.

(b) Explanation. No less than 30 days and no more than 180 days before a Member’s Annuity Starting Date (except as otherwise provided in this Section 5.2), the Committee shall furnish to such Member a written explanation of (i) a description of each available form of benefit in which the Member’s Retirement Pension can be paid; (ii) a description of the eligibility conditions and any other material features of each such form of benefit; and (iii) any other items required to be contained in such explanation by regulations issued by the Secretary of the U.S. Treasury or his delegate, including, when and to the extent required by U.S. Treasury regulations and guidance, a description of the financial effect of electing any available form of benefit and the relative value of each optional form of benefit compared to the normal form in which the Member’s benefit will be paid in the absence of the Member electing out of such form (or, to the extent permitted by U.S. Treasury regulations, compared to a different form of benefit). Such explanation shall also set forth the Member’s right to make an election and the effect of an election to waive the automatic post-retirement surviving spouse benefit.

(c) Waiver of 30-Day Requirement. A Member may, under procedures prescribed by the Committee, waive the requirement that the written explanation referred to above be provided at least 30 days before the Member’s Annuity Starting Date, so long as all of the following requirements are met:

(i) Such latest written explanation clearly indicates that the Member has a right to at least 30 days to consider the form in which his Retirement Pension will be paid and elect a permitted form of benefit;

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(ii) The Member affirmatively elects the form in which he wants his Retirement Pension to be paid prior to the expiration of the 30-day period beginning on the date that immediately follows the date on which such written explanation is provided to him;

(iii) The Member is permitted to revoke an affirmative election he makes for payment of his Retirement Pension in any form at least until the later of the date as of which the Member’s Retirement Pension under the Plan will commence based on such election or the expiration of the seven-day period that begins on the date that immediately follows the date on which such written explanation is provided to the Member; and

(iv) The actual distribution of the Retirement Pension in accordance with the Member’s affirmative election does not begin before the expiration of the seven-day period that begins on the date that immediately follows the date on which such written explanation is provided to the Member.

(d) Retroactive Annuity Starting Date. A Member may elect that the Annuity Starting Date of his Plan benefit may occur prior to date that the written explanation referred to above is provided (in which case such commencement date shall be considered a “retroactive commencement date” under this subsection (d)) only if all of the following conditions are met:

(i) the Member makes the election for a retroactive commencement date in accordance with administrative processes established by the Committee, which, among other requirements, will generally require that the Member both request to have his benefit paid in the form of an Annuity within 90 days of the date he ceases to be an Associate and elect a retroactive commencement date for such Annuity within 90 days after his receipt of a form that provides for such election;

(ii) the Member’s benefit is paid in the form of an Annuity and not in the form of a lump sum cash payment pursuant to the Member’s election of the benefit form for his benefit (and the other provisions of this Plan);

(iii) the Member’s spouse as of the date the benefit actually begins to be paid (if any) is treated as the Member’s spouse as of the retroactive commencement date for all purposes of the rules of subsection (e) below (and, if the Member actually had a different spouse as of his retroactive commencement date, such former spouse is not treated for such purposes as the Member’s spouse as of such date except to the extent otherwise required by a qualified domestic relations order as defined in Section 414(p) of the Code);

(iv) the Member’s spouse as of the date the benefit actually begins to be paid (if any) consents to the form of the retirement benefit and the retroactive commencement date (even if the form is a Qualified Joint and Survivor Annuity when the spouse’s consent would not be required but for the retroactive commencement date applying) in a manner that would satisfy the requirements of the provisions of subsection (e) below;

(v) the Member receives a make-up payment to reflect any missed payments from the retroactive commencement date to the date of the actual make-up payment, with an appropriate adjustment for interest from the first day of the month to which any missed payment relates through the last day of the month that immediately precedes the month in which the actual make-up payment is made and with the interest adjustment to be based on the GATT

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Applicable Interest Rate for the month in which the make-up payment is made (or, if such month occurs on or after January 1, 2008, the PPA Applicable Interest Rate for such month);

(vi) in the event that the date the benefit actually commences to be paid is more than twelve months after the retroactive commencement date, the payment of the retirement benefit beginning as of the retroactive commencement date would satisfy the requirements of the plan’s provisions that are intended to meet the requirements of Section 415 of the Code if the date the benefit actually commences to be paid were substituted for the retroactive commencement date for all purposes of such sections;

(vii) the retroactive annuity starting date may not precede either the date on which the Member ceases to be an Associate or the earliest date on which his benefit could begin to be paid under the normal administrative procedures of the Plan (even if the Member had completed all applicable elections as to the payment of his benefit before he ceases to be an Associate) and, if the Member has attained at least age 65 by the time he elects to receive his benefit in the form of an Annuity, the retroactive commencement date may not occur earlier than his attainment of age 65; and

(viii) the date of the first actual payment of the benefit is substituted for the retroactive commencement date for purposes of the other subsections of this Section 5.2.

(e) Election Form. The written explanation described in subsection (b) above shall incorporate or be accompanied by an election form in which the Member shall certify his election in accordance with subsection (f) below.

(f) Election. In the election form specified in subsection (e) above, the Member shall certify: (i) that he elects not to be covered by the automatic post-retirement surviving spouse benefit (Option 4 of Section 5.1(a), in which case he can elect any other option for payment of his Retirement Pension), or (ii) that he elects to be covered by such option with 50% continuation to his surviving spouse. If the Member makes the election specified in clause (i) hereof, his spouse must also sign the election form and the signature of his spouse must be witnessed by a notary public. If the Member makes the election specified in clause (ii) hereof, he must submit proof satisfactory to the Committee of his spouse’s date of birth, if such proof has not previously been furnished to such Committee.

(g) Revocation of Election. A Member who has elected to be covered by the automatic post-retirement surviving spouse benefit and whose spouse is not deceased may elect at any time prior to the Annuity Starting Date to revoke such election by completing and filing with the Committee a form furnished by such Committee. Such form shall also be signed by the Member’s spouse (unless the Member provides evidence that he and the person named as his spouse have been divorced or legally separated (subject to the terms of a qualified domestic relations order, as defined by Code Section 414(p) or ERISA Section 206(d)) and the signature of the spouse shall be witnessed by a notary public. Such form shall be effective on the date filed.

(i) When a revocation becomes effective, the amount of the Retirement Pension thereafter payable to the Member shall be increased by dividing the reduced amount of pension payable to him under the option by a joint and survivor factor determined in accordance with Section 5.1(k).

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(ii) Notwithstanding any other requirements of this subparagraph, a change of election filed pursuant to subsection (i) below will be deemed a revocation of the prior election.

(h) Cancellation of Election. If a Member in his election under subsection (f) above has elected to be covered by the automatic post-retirement surviving spouse option and if the person named as his spouse in such election should die prior to his Annuity Starting Date, he shall be deemed to have elected not to be so covered. If the marriage of such person and the Member shall terminate after his election date but before his Annuity Starting Date, then unless the Member effectively revokes such option in accordance with subsection (g) above, or unless the Retirement Pension is subject to a qualified domestic relations order under Code Section 414(p) or ERISA 206(d), his Retirement Pension under the Plan shall continue to be payable pursuant to such option and such person shall continue to be covered thereunder as his spouse.

(i) Change of Election. A Member may change an election previously made under subsection (f) above only by completing and filing a new election form with the Committee at any time prior to his Annuity Starting Date. Thereafter, a Member may not change an election previously made, except that a Member who has elected coverage under the automatic post-retirement surviving spouse option may elect to revoke such option if such election to revoke is submitted in writing and with evidence that he and the person named as his spouse have been divorced or legally separated, and that his benefit under the Plan is not subject to the terms of a qualified domestic relations order as defined by Code Section 414(p) or ERISA Section 206(d).

(j) Valid Waiver Election. The Committee will accept as valid an election to waive the automatic post-retirement surviving spouse benefit which does not satisfy the spousal consent requirements if the Committee establishes the Member does not have a spouse, the Committee is not able to locate the Member’s spouse, the Member is legally separated or has been abandoned (within the meaning of state law), and the Member has a court order to such effect, or other circumstances exist under which the Secretary of the U.S. Treasury will excuse the consent requirement. If the Member’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Member) may give consent.

5.3 Member’s Death Before Annuity Starting Date and Death Benefit for Married Members.

(a) Pre-Retirement Surviving Spouse Benefit. If a Member dies prior to his Annuity Starting Date with a spouse who survives him, there shall be paid to such spouse a Pre-Retirement Surviving Spouse Benefit.

(i) The monthly amount of the Pre-Retirement Surviving Spouse Benefit shall be the amount which would have been payable to the Contingent Annuitant if the Member had elected to receive the Retirement Pension to which he was entitled as of his date of death under Option 4 (50% Joint and Survivor Annuity Option) of Section 5.1 and to begin the payment of such option as of the date as of which the Pre-Retirement Surviving Spouse Benefit commences to be paid.

(ii) The Pre-Retirement Surviving Spouse Benefit to be paid pursuant to this Section 5.3 shall commence to be paid as soon as practicable after the last day of the

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calendar month in which the Member would have attained age 65 (or, if later, after the last day of the calendar month after the Member dies) and shall be paid monthly for the remaining life of the Member’s surviving spouse, ending with the payment for the calendar month preceding the spouse’s death. However, notwithstanding the foregoing, the spouse may elect to begin payment of such monthly Pre-Retirement Surviving Spouse Benefit at any time earlier than the month in which the Member would have attained age 65 and/or to receive the Actuarial Equivalent of such monthly Pre-Retirement Surviving Spouse Benefit in the form of a lump sum payment.

(b) Definition. For the purposes of this Section 5.3, the term “spouse” means the husband or wife of a Member who is legally married to such Member at his date of death.

(c) Additional Death Benefit for Certain Prior Plan Members. In addition to the death benefit provided by this Section 5.3, a Member of a Prior Plan may be entitled to death benefits provided by the applicable provisions of Schedule A to the Plan.

5.4 General Provisions.

(a) Pay Data from Employer. Each Employer shall furnish to the Committee, on request, information showing the Pay of its Associates and any other data necessary for the proper administration of the Plan.

(b) Some Distributions Permissible Without Member Election or Spousal Consent.

(i) If the Actuarial Value of a Retirement Pension is $1,000 or less and monthly pension payments have not begun, distribution shall be made in the form of a lump sum without the Member electing a payment option and without the Member’s spouse’s consent.

(ii) If the actuarial value of a Retirement Pension as of any Annuity Starting Date is more than $1,000 but $5,000 or less, and monthly pension payments have not begun, distribution may be made as of such date only in the form of a lump sum cash payment, but such payment will require either the consent of the Member to make the payment or the benefit having to be made as of such date in order to meet the requirements of Code Section 401(a)(9). Such payment will, however, not require the Member’s spouse’s consent.

5.5 Transferred Associates.

(a) From One Employer to Another Employer. In the event that a Member, at the request of an Employer, leaves its employ to enter directly into the employ of another Employer, he shall not be deemed to have terminated his membership hereunder but shall thereafter be considered for all purposes of the Plan as an Associate of the succeeding Employer from the date of such transfer. A Member so transferred from one Employer to another Employer shall receive credit for Hours of Employment and Pay for his aggregate periods of employment with all his Employers (including periods of employment by two or more Employers at the same time), but a period of employment by two or more Employers at the same time shall not create more than one period of service for the purpose of Article III.

(b) From an Uncovered Employer or Another Entity in the Group to an Employer. An Associate of an Uncovered Employer who is not a Member, and who, by reason

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of a direct transfer, becomes an Associate of any unit or division of an Employer (other than an Uncovered Employer) shall become a Member of the Plan as of the date of such transfer or, if later, as of the date he qualifies under the terms of Section 2.1. For such a Member, Credited Service shall be counted only from the date on which he becomes a Member hereunder; provided, however, that the Retirement Pension of such Member from this Plan, when added to any retirement benefit under the plan or plans of such Uncovered Employer or company, shall not exceed the Maximum Retirement Pension.

(c) From an Employer to an Uncovered Employer. Except as provided in subsection (d) below, if a Member or an Associate eligible for membership hereunder becomes, by reason of direct transfer, an Associate of an Uncovered Employer, such transfer shall not effect a termination of membership in this Plan, so long as such Associate remains in the employ of the Uncovered Employer; provided however, for such a Member, Credited Service shall be counted only to the date on which he becomes an Associate of such Uncovered Employer.

(d) From Leased/Licensed Department to an Employer. In the event an Employer begins to operate a department previously operated by others under lease or license, an employee of such department who is not a Member shall become a Member of this Plan as of the first day of the calendar quarter coinciding with or next following the date he would qualify under the terms of Section 2.1. For the purpose of this subsection (d) and Section 1.52 (definition of Regular Service) only, the term “Effective Employment Date” shall mean the date on which the Member was last hired by the lessee or licensee at the department whose operation is assumed by an Employer (and, in determining whether such Member has performed an “Hour of Employment,” an hour worked while in the employment of the leased or licensed department shall be included).

(e) Crediting of Leased Employee Service. An Associate’s service as a Leased Employee shall be credited for the purposes of determining Regular Service (Section 1.51), Vesting Service (Section 1.60), and eligibility (Section 2.1) under the Plan.

5.6 Inclusion of Participating Employers. Each Associate of an employer which only becomes an Employer (that participates in the Plan) after the Effective Amendment Date shall, if otherwise eligible, become a Member on the date on which such Employer participation commences or as soon thereafter as such Associate meets the requirements of Section 2.1, with Credited Service from the date of membership, unless otherwise specifically provided by the Company.

5.7 Joint Employment. Any Associate employed by more than one Employer shall be considered to be an Associate of each such Employer for purposes of eligibility for membership in the Plan and for benefits under the Plan. Such an Associate, during the period of such joint employment, for the purpose of determining benefits in respect of his Pay not greater than the Average Social Security Wage Base for any calendar year, shall be considered as earning from each such Employer that portion of his Pay not greater than the Average Social Security Wage Base which is the same proportion of the Average Social Security Wage Base as his Pay from each such Employer bears to the total Pay received by him from all such Employers. Any earnings in excess of the Pay allocated in accordance with the preceding sentence shall be deemed to be Pay in excess of the Average Social Security Wage Base as to each respective Employer. If the total Pay of a Member from all his Employers during joint employment is not more than the Average Social Security Wage Base for any calendar year, the Pay from each

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Employer for such year shall be considered as Pay not greater than the Average Social Security Wage Base.

5.8 Merger. Unless otherwise required by applicable law, the merger of the Plan with any other retirement plan shall not by itself result in the termination of the Plan. In addition, the merger of any Employer into another Employer shall not be deemed a termination of employment with respect to any Associate of either merging Employer.

5.9 Required Distribution Provisions.

(a) If a Member dies after distribution of his Retirement Pension has commenced, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death.

(b) If a Member dies before distribution of his Retirement Pension commences, the Member’s entire benefit will be distributed in accordance with this Article V, but in no event later than five years after the Member’s death except to the extent that an election is made to receive distributions in accordance with paragraph (i) or (ii) below:

(i) If any portion of the Member’s Retirement Pension is payable to a Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary commencing no later than one year after the Member’s death; or

(ii) If the Beneficiary is the Member’s surviving spouse, the date distributions are required to begin in accordance with paragraph (i) above shall not be earlier than the date on which the Member would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Member.

(c) Except as otherwise required by the provisions at this Section 5.9, Plan distributions must be made in accordance with the other provisions of this Article V.

5.10 Commencement of Benefits.

(a) Except as provided in subsection (b) below, if a Member who is not a 5-percent owner attains age 70-1/2 after December 31, 1998, or if a Member was born after June 30, 1928, the Member’s Retirement Pension must be distributed, or begin to be distributed, no later than the April 1 next following the later of the calendar year in which the Member attains age 70-1/2 or the calendar year in which the Member terminates employment with the Group. If, in accordance with this subsection (a), a Member’s Retirement Pension is distributed or begins to be distributed after the April 1 next following the calendar year in which the Member attains age 70-1/2, the Member’s Retirement Pension shall be actuarially increased (based on the mortality assumption specified by Section 1.3(c)) to take into account the period during which the Member did not receive or begin to receive such Retirement Pension, starting on the April 1 next following the year in which the Member attains age 70-1/2 and ending on the Member’s Deferred Retirement Date; provided that the actuarial increase in the Member’s Retirement Pension shall reduce (but not below zero) any additional benefit that the Member accrues (in accordance with Article IV) on and after the April 1 next following the calendar year in which the Member attains age 70-1/2.

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(b) If a Member who is a 5-percent owner attains age 70-1/2 after December 31, 1998, or if a Member was born between July 1, 1917 and June 30, 1928, the Member’s Retirement Pension must be distributed, or begin to be distributed, no later than the April 1 next following the calendar year in which the Member attains age 70-1/2.

(c) For purposes of this Section 5.10, a Member shall be treated as a 5-percent owner if the Member is a 5-percent owner, as defined in Code Section 416, with respect to the Plan Year ending with or within the calendar year in which the Member attains age 70-1/2.

(d) Except as otherwise prescribed by this Section 5.10, a Member’s Retirement Pension shall be distributed in accordance with Code Section 401(a)(9) and the final U.S. Treasury regulations issued thereunder, including the incidental death benefit requirement imposed by Code Section 401(a)(9), which Code section and regulations are incorporated herein by reference.

(e) This Section 5.10 is designed to comply with Code Section 401(a)(9) and shall not be construed to impose on the Plan any obligations that are more stringent than those imposed by Code Section 401(a)(9).

5.11 Limitation on Distribution if Domestic Relations Order is Pending.

(a) No distribution may be made with respect to a Member’s Accrued Benefit or Retirement Pension during the period in which the Company is making a determination whether a domestic relations order affecting the benefit is a “qualified domestic relations order” (for purposes of this Section 5.11, a “QDRO”) within the meaning of Code Section 414(p) or ERISA Section 206(d).

(b) If the Company becomes aware that a QDRO affecting a Member’s benefit is being sought, it may prohibit such commencement of payment until it has determined that such distribution would not be inconsistent with any such order or that no such order will be submitted.

(c) If the Company is in receipt of a proposed QDRO with respect to any Member’s benefit, it may prohibit the Member from receiving a distribution until the proposed QDRO has been determined by the Plan Administrator to be qualified.

5.12 Applicable Benefit Provisions. Unless otherwise expressly noted in this Plan, this Plan only applies to benefits of Members that have not commenced to be paid by the Effective Amendment Date. Any benefits that commence prior to such date are subject to the provisions of the Plan in effect when such benefits commenced.

ARTICLE VI

INCORPORATED PROVISIONS OF

MACY’S DEFINED BENEFIT PLAN AND ATTACHED EXHIBITS AND SCHEDULE

The provisions of Articles 9, 10 (other than for the provisions of Section 10.5 thereof), 11, 12, 13, 14, 15, and 17 (other than the provisions of Sections 17.3, 17.8, and 17.18 thereof) of the Macy’s Defined Benefit Plan shall be deemed incorporated into this Plan and made a part hereof.

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In order to apply such Macy’s Defined Benefit Plan provisions under this Plan, any terms used in such Macy’s Defined Benefit Plan provisions shall be deemed modified to the extent necessary so that they refer to comparable terms used in this Plan. For example, each reference in such Macy’s Defined Benefit Plan provisions to the “Plan” shall be deemed a reference to this Plan (as defined in Section 1.45 hereof), each reference in such Macy’s Defined Benefit Plan provisions to a “Participant” shall be deemed a reference to a “Member,” and so forth.

Finally, the Exhibits and Schedule attached to the end of this Plan, including the attached Schedule A that provides certain special rules related to Prior Plans and acquired employers, also shall be deemed incorporated into this Plan and made a part hereof.

App-35

EXHIBIT A

PBGC MORTALITY TABLE FOR DETERMINING

VARIOUS ACTUARIAL EQUIVALENTS

Age	Probability of Dying During Year	Age	Probability of Dying During Year
20	.00131	66	.02485
21	.00127	67	.02723
22	.00122	68	.02963
23	.00117	69	.03207
24	.00115	70	.03474
25	.00113	71	.03767
26	.00111	72	.04087
27	.00108	73	.04450
28	.00106	74	.04850
29	.00108	75	.05291
30	.00111	76	.05777
31	.00114	77	.06314
32	.00117	78	.06863
33	.00121	79	.07465
34	.00130	80	.08126
35	.00140	81	.08852
36	.00151	82	.09622
37	.00164	83	.10431
38	.00179	84	.11282
39	.00195	85	.12208
40	.00212	86	.13217
41	.00233	87	.14318
42	.00256	88	.15515
43	.00282	89	.16821
44	.00309	90	.18246
45	.00341	91	.19803
46	.00377	92	.21503
47	.00418	93	.23298
48	.00463	94	.25254
49	.00510	95	.27388
50	.00562	96	.29715
51	.00620	97	.32255
52	.00685	98	.34950
53	.00754	99	.37886
54	.00828	100	.41087
55	.00903	101	.44577
56	.00987	102	.48383
57	.01081	103	.52430
58	.01186	104	.56836

App-36

59	.01295	105	.61638
60	.01416	106	.66870
61	.01551	107	.72574
62	.01701	108	.78649
63	.01868	109	.85266
64	.02052	110	.92467
65	.02256	111	1.00000

App-37

EXHIBIT B

MORTALITY TABLE FOR DETERMINING

VARIOUS ACTUARIAL EQUIVALENTS

	Probability of Dying During Year			Probability of Dying During Year
Age	Male	Female	Age	Male	Female
20	.000517	.000273	66	.024495	.011186
21	.000537	.000289	67	.027341	.012338
22	.000559	.000307	68	.030409	.013711
23	.000582	.000324	69	.033791	.015397
24	.000608	.000343	70	.037616	.017544
25	.000635	.000365	71	.041682	.020230
26	.000668	.000387	72	.045660	.023330
27	.000702	.000410	73	.049475	.026737
28	.000742	.000435	74	.053363	.030486
29	.000784	.000462	75	.057605	.034481
30	.000831	.000492	76	.062581	.038765
31	.000884	.000524	77	.068682	.043408
32	.000941	.000559	78	.075631	.048415
33	.001004	.000598	79	.083026	.053892
34	.001074	.000638	80	.091088	.059715
35	.001153	.000684	81	.099438	.065856
36	.001237	.000733	82	.108028	.072333
37	.001330	.000788	83	.117000	.079164
38	.001435	.000847	84	.126182	.086776
39	.001551	.000912	85	.135544	.094952
40	.001677	.000985	86	.145142	.103777
41	.001838	.001064	87	.154934	.113342
42	.002055	.001148	88	.165115	.123748
43	.002322	.001245	89	.175766	.135107
44	.002639	.001351	90	.186958	.147546
45	.003002	.001467	91	.198457	.160978
46	.003409	.001595	92	.210117	.175762
47	.003857	.001736	93	.222375	.192493
48	.004343	.001892	94	.237010	.211012
49	.004870	.002065	95	.252859	.231590
50	.005429	.002258	96	.269180	.254443
51	.006027	.002440	97	.286895	.277682
52	.006657	.002646	98	.306169	.302195
53	.007322	.002875	99	.326842	.329221
54	.008019	.003131	100	.349473	.359108
55	.008752	.003419	101	.374246	.392136
56	.009515	.003753	102	.401354	.428602

App-38

	Probability of Dying During Year			Probability of Dying During Year
Age	Male	Female	Age	Male	Female
57	.010313	.004145	103	.433111	.468957
58	.011186	.004607	104	.471738	.514891
59	.012249	.005145	105	.519510	.568148
60	.013477	.005763	106	.578720	.630487
61	.014834	.006463	107	.651687	.703676
62	.016297	.007242	108	.739187	.787851
63	.017888	.008097	109	.844683	.886054
64	.019765	.009063	110	1.000000	1.000000
65	.021965	.010097

App-39

EXHIBIT C

94 GAR MORTALITY TABLE

Age	Probability of Dying During Year	Age	Probability of Dying During Year
20	0.000368	71	0.020025
21	0.000381	72	0.022026
22	0.000396	73	0.024187
23	0.000418	74	0.026581
24	0.000441	75	0.029310
25	0.000468	76	0.032392
26	0.000500	77	0.036288
27	0.000523	78	0.040636
28	0.000543	79	0.045463
29	0.000564	80	0.050795
30	0.000588	81	0.056655
31	0.000612	82	0.063064
32	0.000633	83	0.069481
33	0.000649	84	0.076539
34	0.000661	85	0.084129
35	0.000675	86	0.092686
36	0.000695	87	0.103014
37	0.000727	88	0.114434
38	0.000768	89	0.126925
39	0.000819	90	0.140650
40	0.000879	91	0.154664
41	0.000944	92	0.170190
42	0.001014	93	0.186631
43	0.001083	94	0.203518
44	0.001151	95	0.222123
45	0.001224	96	0.240233
46	0.001312	97	0.259380
47	0.001422	98	0.278936
48	0.001554	99	0.297614
49	0.001699	100	0.316630
50	0.001869	101	0.338758
51	0.002065	102	0.358830
52	0.002302	103	0.380735
53	0.002571	104	0.404426
54	0.002854	105	0.427883
55	0.003197	106	0.449085
56	0.003614	107	0.466012

App-40

57	0.004124	108	0.478582
58	0.004712	109	0.488140
59	0.005345	110	0.494813
60	0.006062	111	0.498724
61	0.006912	112	0.500000
62	0.007846	113	0.500000
63	0.008958	114	0.500000
64	0.010151	115	0.500000
65	0.011441	116	0.500000
66	0.012870	117	0.500000
67	0.014291	118	0.500000
68	0.015614	119	0.500000
69	0.017000	120	1.000000
70	0.018396

App-41

SCHEDULE A TO MAY DEFINED BENEFIT PLAN

SERVICE COMPANY EMPLOYEES, PARTICIPANTS IN PRIOR PLANS,

AND OTHER SPECIAL PROVISIONS

This Schedule A governs the benefits of certain persons to benefits which may be in addition to the benefits provided under the foregoing provisions of the Plan.

A.1 Provisions Affecting Members Who upon Termination of Employment Become Employees of a Service Company.

(a) For purposes of this Schedule A, a “Service Company” means a company designated by the Committee as a “Service Company” and which is rendering or has contracted to render services to an Employer but which is not an employer member of the Group. All applicable provisions of the Plan and this Schedule shall apply to a Member whose employment is terminated at the request of an Employer to permit such Member to accept employment with a Service Company, except as and to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(b) (Reference: Section 1.37 and Article II) If a Member’s employment is terminated under the circumstances specified above, his membership in the Plan shall continue until and unless his employment with a Service Company (or, if such Member shall terminate his employment with such Service Company and return directly to employment with an Employer, his employment by an Employer) is terminated.

(c) (Reference: Sections 1.51 and 1.60) Employment with a Service Company shall not be included in Regular Service or Vesting Service.

(d) (Reference: Sections 4.1 and 4.2) Upon the retirement of a Member on his Normal Retirement Date, Deferred Retirement Date, or Early Retirement Date, or upon termination of his employment with such Service Company, or with an Employer if upon termination of his employment with such Service Company he shall have returned directly to employment with an Employer, he shall be entitled to receive the Retirement Pension, if any, provided in Section 4.1 or 4.2, whichever is applicable, excluding, in the computation of such Retirement Pension, any Pay received by such Member from a Service Company. Such Retirement Pension shall be in addition to any pension which he may receive under any pension plan of such Service Company.

(e) (Reference: Section 5.1) No death benefit shall be payable under this Plan in the event of death of a Member while in the employ of a Service Company, except the benefits, if any, otherwise required to be provided by Article V of the Plan.

A.2 Overview of Provisions Affecting Members in Prior Plans and Employees of Prior Businesses. Mainly due to pre-January 1, 2007 acquisitions of businesses by the employers maintaining the Plan, the Plan has several provisions that apply to Members who, before they participated in this Plan, had been employed in such acquired businesses and/or had participated in or were qualifying to participate in tax-qualified plans maintained by the employers of such acquired businesses (and many of which plans were merged into this Plan). Any such plan is referred to in this Schedule as a “Prior Plan.” The remaining sections of this Schedule generally

App-42

set forth the Plan’s special provisions that pertain to Members’ prior coverage or eligibility under Prior Plans and employment in the acquired businesses.

A.3 Pre-January 1, 2007 Service and Pay Credits. The Plan as in effect immediately before the Effective Amendment Date credited Associates and Members (in determining such persons’ periods as Associates and when employed by an Employer or the Group, Hours of Employment, Credited Service, Regular Service, Update Pre-2005 Service, Effective Employment Dates, Pay, Accrued Benefits, and similar items for purposes of this Plan) with certain pre-Effective Amendment Date service, pay, and minimum benefits and that pre-dated their service, pay, and benefits that would otherwise have been taken into account or accrued under the Plan, in order to reflect such persons’ service, pay, and benefits with the acquired businesses and/or credited under the Prior Plans. All of such pre-Effective Amendment Date provisions that credited pre-Effective Amendment Date service, pay, and benefits shall continue to apply under this Plan and are incorporated by reference into this Plan.

A.4 Employees’ Retirement Plan of The May Department Stores Company. This Section A.4 set forth special Plan provisions that apply to Members who were or would have become participants in the Prior Plan that was known as the Employees’ Retirement Plan of The May Department Stores Company, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 1.20) “Early Retirement” for an Active Member who was a participant in said Prior Plan, or who was an Employee on January 31, 1961 and upon completion of one full year of continuous Service (as defined in said Prior Plan) with the Company would have become a participant in said Prior Plan, includes retirement of the Member regardless of his years of Vesting Service, (i) with the consent of his Employer at any time after such Member shall have attained the 55th anniversary of his birth and before attaining the 60th anniversary of his birth, and (ii) without the consent of his Employer at any time within five years prior to his Normal Retirement Date.

(b) (Reference: Section 5.3(c)) Upon the death, prior to his Normal Retirement Date, of an Active Member who was a participant under said Prior Plan, after he shall have attained age 55 and shall have completed ten years of Credited Service, a sum equal to eighty-five percent of the reserve required at January 1, 1961 to provide the total benefit credited under said Prior Plan for such participant as of December 31, 1960 shall be credited under Section 5.3(c); provided, however, that the Minimum Retirement Allowance provided for in Section 4(b) of said Prior Plan shall not be included in the determination of such reserve; and provided further that, if such Member was also a participant in the Cohen Brothers Pension Trust Plan as of January 31, 1960, such credit shall, regardless of the age and years of Credited Service of such Member, be increased by the cash value as of April 30, 1960 of the insurance contracts held for such Member by the Cohen Brothers Trustee under the Cohen Brothers Pension Trust Plan on February 1, 1960.

A.5 Hecht Division Employees’ Retirement Program. This Section A.5 sets forth special Plan provisions that apply to Members who were participants in the Prior Plan that was known as The Hecht Division Employees’ Retirement Program, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

App-43

(a) (Reference: Section 4.1(g)) The standard form of Retirement Pension provided hereunder is a single life annuity. However, in the case of an Active Member who was a participant in said Prior Plan, the standard form of Retirement Pension is a single life annuity with a modified cash refund at death, providing at Normal Retirement Date a monthly retirement annuity payable until death but guaranteeing that payment shall be made to such Member, his Designated Beneficiary, or his legal representatives in an aggregate amount at least equal to:

(i) his Paid-Up Benefit under Part A and his Paid-Up Benefit under Part B of said Prior Plan, plus

(ii) the Member’s contributions under said Prior Plan from January 28, 1953, to January 31, 1961, plus

(iii) interest as credited under said Prior Plan to January 31, 1961, on paragraphs (i) and (ii) above, plus

(iv) interest at the rate of four percent per annum on the aggregate of paragraphs (i), (ii), and (iii) above from February 1, 1961, to the anniversary date preceding retirement or termination of employment with the Group.

(b) (Reference: Section 4.1) No provision of this Plan shall be construed as taking from a Member who was a participant in said Prior Plan (i) any benefits arising from Employer contributions which were vested in such Member prior to January 28, 1957, and (ii) the value of the contributions, if any, of the Member together with interest from the January 28th following the dates on which contributions were made at the rate of two percent compounded annually with respect to amounts contributed after January 27, 1953 and prior to January 27, 1957, and at the rate of three percent compounded annually with respect to balances and contributions on and after January 28, 1957.

(c) (Reference: Section 5.3(c)) Upon the death, prior to his Normal Retirement Date, of an Active Member who was a Participant in said Prior Plan, a sum equal to the amount that would have been payable under the Prior Plan if death had occurred on January 31, 1961, plus interest at the rate of four percent per annum to the anniversary date preceding the date of his death (using his 1959 Compensation to determine the Part B death benefit as of January 31, 1961, and based upon the actuarial assumptions in effect as of the Effective Date) shall be credited under Section 5.3(c).

A.6 Employees’ Retirement Plan of Eagle Stamp Company. This Section A.6 sets forth special Plan provisions that apply to Members who were or would have become participants in the Prior Plan that was known as the Employees’ Retirement Plan of Eagle Stamp Company, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 1.20) “Early Retirement” for an Active Member who was a participant in said Prior Plan, or who was an employee of Eagle Stamp Company on January 31, 1961 and upon completion of one full year of continuous Service (as defined in said Prior Plan) with Eagle Stamp Company would have become a participant in said Prior Plan, includes retirement of the Member regardless of his years of Vesting Service, (i) with the consent of his Employer at any time after such Member shall have attained the 55 th anniversary of his

App-44

birth and before attaining the 60th anniversary of his birth, and (ii) without the consent of his Employer at any time within five years prior to his Normal Retirement Date.

(b) (Reference: Section 5.3(c)) Upon the death, prior to his Normal Retirement Date, of an Active Member who was a participant under said Prior Plan, after he shall have attained age 55 and shall have completed ten years of Credited Service, a sum equal to eighty-five percent of the reserve required at January 1, 1961 to provide the total benefit credited under said Prior Plan for such participant as of December 31, 1960 shall be credited under Section 5.3(c).

A.7 Retirement Annuity Plan of The May Department Stores Company for Certain Salaried Employees of Kaufmann Department Stores. This Section A.7 sets forth special Plan provisions that apply to Members who were employees of the Kaufmann Division on January 31, 1964 and/or participants in the Prior Plan that was known as the Supplemental Retirement Annuity Plan of The May Department Stores Company for Certain Salaried Employees of Kaufmann Department Stores (including employees whose participation was suspended under Section 3.8 of said Prior Plan), to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 1.35) The Maximum Retirement Pension for a Member who was an active participant under the Kaufmann Group Annuity Plan, evidenced by Group Annuity Contract No. Ga-0292 issued by Aetna Life Insurance Company, shall be the Maximum Retirement Pension provided by Section 1.35 reduced to reflect the benefit payable to such Member under said Prior Plan.

(b) (Reference: Sections 4.1(b)) There shall be deducted, from the sum of amounts determined pursuant to Sections 4.1(b), the benefit payable to a Member under said Prior Plan at Normal Retirement Date on the basis of the normal form of benefit payment provided for thereunder.

A.8 Retirement Plan for Employees of Kaufmann Department Stores. This Section A.8 sets forth special Plan provisions that apply to Members who were participants in the Prior Plan that was known as the Retirement Plan for Employees of Kaufmann Department Stores, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 4.1) The Retirement Pension payable upon retirement at or after Normal Retirement Date for a Member who on December 31, 1988 was a participant in said Prior Plan shall be:

(i) the amount of the retirement benefit determined under said Prior Plan attributable to service through December 31, 1988; plus

(ii) the amount of the Retirement Pension determined under Section 4.1 attributable to Credited Service on and after January 1, 1989.

(b) (Reference: Section 4.1) A minimum benefit shall be payable upon retirement at or after Normal Retirement Date for a Member who on December 31, 1987 was a

App-45

participant in said Prior Plan. The minimum benefit shall be determined by applying the minimum benefit provisions of said Prior Plan as it existed December 31, 1987.

(c) (Reference: Section 4.1(f)) If a Member was a participant in said Prior Plan on December 31, 1987 and retires prior to his Normal Retirement Date under this Plan, and has attained age 60 and has at least 10 years of Regular Service at his Early Retirement Date, the reduction of his benefit accrued prior to December 31, 1987 shall be determined by applying the reduction factors set forth in said Prior Plan as it existed on December 31, 1987 unless applying the factors in this Plan to the benefit attributable to all Credited Service would result in a greater Retirement Pension.

A.9 Meier & Frank Division Profit Sharing Retirement Trust. This Section A.9 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Meier & Frank Division Profit Sharing Retirement Trust, to the extent hereinafter specified (the section reference below being to the designated section of this Plan).

(a) (Reference: Section 5.3(c)) Upon the death, prior to his Normal Retirement Date, of an Active Member who was a participant in said Prior Plan, a sum equal to the value of the assets credited to the Member’s account under said Prior Plan as of January 31, 1968, plus interest at the rate of four percent per annum to the anniversary date preceding the date of his death, shall be credited under Section 5.3(c).

A.10 Retirement Plan For Employees of the G. Fox & Co. Division of The May Department Stores Company. This Section A.10 set forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Retirement Plan for Employees of the G. Fox & Co. Division of The May Department Stores Company, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise noted).

(a) (Reference: Section 1.20) “Early Retirement” for an Active Member who was a participant in said Prior Plan on June 30, 1969 includes retirement of the Member without the consent of his Employer at any time after such Member shall have attained (i) the 55th anniversary of his birth, provided such Member became a member of said Prior Plan at least 32 years prior to his retirement, and, unless waived by his Employer in its sole discretion, provided also that the Member had, at least two years prior to his retirement, given his Employer written notice of such retirement, or (ii) the 62nd anniversary of his birth, provided such Member became a member of said Prior Plan at least twelve years prior to his retirement and, unless waived by his Employer in its sole discretion, provided also that the Member had, at least two years prior to his retirement, given his Employer written notice of such retirement.

(b) (Reference: Section 4.1) The Retirement Pension payable upon actual retirement at or after Normal Retirement Date to an Active Member who was a participant in said Prior Plan shall be not less than the benefit which would have been payable to such Member under all applicable provisions and limitations of said Prior Plan, excepting Section 5.5 thereof, and subject to subsection (f) below.

(c) (Reference: Section 4.1(f)) The Retirement Pension payable upon actual retirement at an Early Retirement Date included in subsection (a) above to an Active Member who was a participant in said Prior Plan shall be not less than the benefit based on the early

App-46

retirement requirements under all applicable provisions and limitations of said Prior Plan, excepting Section 5.5 thereof, and subject to subsection (f) below.

(d) (Reference: Section 4.1) No provision of this Plan shall be construed as taking from a Member who was a participant in said Prior Plan any benefits which were vested in such Member prior to July 1, 1969.

(e) (Reference: Section 4.1) An Active Member who was a participant in said Prior Plan and whose employment with the Group is terminated prior to meeting the requirements for Early Retirement but after completing at least ten years of Regular Service shall be entitled to receive a Retirement Pension upon his Normal Retirement Date of not less than the benefit which would have been payable to such Member under all applicable provisions and limitations of said Prior Plan at Normal Retirement Date, excepting Section 5.5 thereof; provided, however, that said benefit shall be based on:

(i) Average Final Compensation determined as provided in Section 1.3(m) of said Prior Plan, except that the calendar year of termination of employment shall be substituted for the calendar year of retirement for purposes thereof and the provisions of subsection (f) below shall apply; and

(ii) excluding from the number of years of his membership for purposes of Section 5.1 of said Prior Plan the period from the date of termination to Normal Retirement Date.

(f) (Reference: Section 4.1) For purposes of determining the benefit under said Prior Plan as required in subsections (b), (c), and (e) above:

(i) for years of employment after 1975, a Member shall be assumed to be receiving Compensation at the same rate as his Compensation for 1975;

(ii) no effect shall be given to said Prior Plan provisions for reduction on account of Social Security benefits; and

(iii) if a Member’s earnings in 1975 were reduced by reason of a Permitted Leave, then the Compensation of such Member in the latest prior calendar year in which his earnings were not so reduced shall be substituted for his Compensation for 1975, in paragraph (i) above, if greater.

A.11 Revised Associated Dry Goods Corporation Retirement Plan. This Schedule A.11 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Revised Associated Dry Goods Corporation Retirement Plan, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 4.1) The Retirement Pension payable upon retirement at or after Normal Retirement Date for a Member who on December 31, 1988 was a participant in said Prior Plan shall be:

(i) the amount of the retirement benefit determined under said Prior Plan attributable to service through December 31, 1988, plus

App-47

(ii) the amount of the Retirement Pension determined under Section 4.1 attributable to Credited Service on and after January 1, 1989.

(b) (Reference: Section 4.1) A minimum benefit shall be payable upon retirement at or after Normal Retirement Date for a Member who on December 31, 1988 was a participant in said Prior Plan. The minimum benefit shall be determined by applying the minimum benefit provisions of said Prior Plan as it existed December 31, 1988.

(c) (Reference: Section 4.1) If a Member was a participant in said Prior Plan on December 31, 1988, and retires prior to his Normal Retirement Date, the reduction of his benefit accrued prior to December 31, 1988 shall be determined by applying the reduction factors set forth in said Prior Plan as it existed on December 31, 1988, unless applying the factors of this Plan to the benefits attributable to all Credited Service would result in a greater Retirement Pension.

A.12 Federated Department Stores, Inc. Pension Plan. This Section A.12 sets forth special provisions that apply to Members who were participants in the Prior Plan known as the Federated Department Stores, Inc. Pension Plan, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Sections 4.1(b) and 5.1). For each Member who became a Member on May 1, 1988 and who on April 30, 1988 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.1(b) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) and the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988, such sum to be adjusted as provided in the Plan for any optional form of payments chosen, or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988 adjusted as provided in said Prior Plan for any optional form of payment chosen.

(b) (Reference: Sections 4.1(e) and 5.1). For each Member who became a Member on May 1, 1988 and who on April 30, 1988 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.1(e) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) and the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988, such sum to be adjusted as provided in the Plan for any optional form of payments chosen or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988 adjusted as provided in said Prior Plan for any optional form of payment chosen.

(c) (Reference: Sections 4.1(f) and 5.1). For each Member who became a Member on May 1, 1988 and who on April 30, 1988 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.1(f) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) based on Credited Service to the Member’s Early Retirement Date and the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988, such sum to be adjusted as provided in the Plan for any optional form of payments chosen and adjusted by applying the reduction factors specified in Section 4.1(e), or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988 adjusted as provided in said Prior Plan for any optional form of payment chosen and adjusted by applying the reduction factors specified in Section 4.5 of said Prior Plan.

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(d) (Reference: Sections 4.2(a) and 5.1). For each Member who became a Member on May 1, 1988 and who on April 30, 1988 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.2(a) shall be the greater of (i) the sum of the vested portion of the benefit provided by application of the formula set forth in Section 4.1(b) based on Credited Service to the date of termination of employment and the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988, such sum to be adjusted as provided in the Plan for any optional form of payments chosen and adjusted by applying the reduction factors specified in Section 4.2(b), or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of April 30, 1988 adjusted as provided in said Prior Plan for any optional form of payment chosen and adjusted by applying the reduction factors specified in Section 4.5 of said Prior Plan. The Retirement Pension benefit which the Member had accrued under said Prior Plan as of April 30, 1988 shall be 100% vested and the Retirement Pension benefit provided by application of the formula set forth in Section 4.1(b) shall be vested as provided in Section 4.2(a) but taking into account in such determination his years of service which the Member had earned as of April 30, 1988 under said Prior Plan.

(e) (Reference: Section 4.2) With respect to a Member who was a Participant in said Prior Plan on April 30, 1988 and who as of that date was deemed to be disabled for the purposes of said Prior Plan, credit for purposes of Section 4.2(a) will continue to be earned during the period of the Member’s disability. Each such Member shall be entitled to draw a benefit from the Plan at or after age 55 and after having been credited with 10 years of service on the vesting schedule. The benefit shall be the accrued benefit which the Member had earned in said Prior Plan as of April 30, 1988 and which shall be reduced applying the reduction factors specified in Section 4.5 of said Prior Plan.

A.13 Thalhimer Brothers, Incorporated Pension Plan. This Section A.13 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Thalhimer Brothers, Incorporated Pension Plan, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 4.1) The Retirement Pension payable upon retirement at or after Normal Retirement Date for a Member who on December 31, 1990 was a participant in said Prior Plan shall be:

(i) the amount of the retirement benefit determined under said Prior Plan attributable to service through December 31, 1990, plus

(ii) the amount of Retirement Pension determined under Section 4.1 attributable to Credited Service on and after January 1, 1991.

(b) (Reference: Section 4.1) If a Member was a participant in the said Prior Plan on December 31, 1990, and retires prior to his Normal Retirement Date, a minimum life annuity benefit shall be determined by applying the reduction factors set forth in said Prior Plan as it existed prior to December 31, 1990 to the benefit accrued prior to January 1, 1991.

(c) (Reference: Section 4.1) If a Member was a participant in said Prior Plan on December 31, 1990 and retires with an annuity in the form of Option 2, 3, 4, or 7 of Section 5.1, a minimum benefit shall be determined by applying (i) the reduction factors for early commencement, if applicable, and (ii) the reduction factors for converting the single life annuity

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form to the applicable Option selected under this Plan, in each case as such reduction factors are set forth in said Prior Plan as it existed prior to December 31, 1990 to the benefit accrued prior to January 1, 1991.

(d) (Reference: Section 5.1) If a Member was a participant in said Prior Plan on December 31, 1990, and receives a vested termination lump sum benefit under the Plan, an alternate lump sum benefit shall be determined by applying the actuarial basis as set forth in said Prior Plan as it existed prior to December 31, 1990 (except as modified in the remainder of this subsection) to the benefit accrued prior to January 1, 1991. The alternate lump sum described in the previous sentence shall be determined based on the Member’s age and the interest rate as of the date of distribution. However, if the distribution date is after the date on which the Member attains age 65, the alternate lump sum shall be determined based on the assumptions under either clause (i) or (ii), below, whichever produces the larger lump sum, but only if such lump sum is larger than the lump sum determined without regard to clause (i) or (ii): (i) the Member’s age is the later of the Member’s age at termination of employment or age 65; or (ii) the interest rate and Member’s age are determined as of the later of termination of employment or age 65. Any lump sum calculated under this subsection (d) that is determined as of a Member’s age on a date prior to the distribution date shall be credited with interest from the first day of the month in which the Member’s age is determined until the last day of the month preceding the distribution date. The interest credited for this purpose shall be the GATT Annuity Rate for the month of the distribution date. If the alternate lump sum is less than $3,500, the alternate lump sum shall be the minimum lump sum payable under the Plan.

A.14 Strawbridge & Clothier Employees Retirement Benefit Plan. This Section A.14 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Strawbridge & Clothier Employees Retirement Benefit Plan, to the extent hereinafter specified (the section references below being to sections of the Plan unless otherwise indicated).

(a) (Reference: Section 1.51). Each Member who had before July 19, 1996 been an employee of an employer then maintaining said Prior Plan and who first became an Associate on or after July 19, 1996 shall have his Regular Service deemed to be the greater of (i) Years of Vesting Service under said Prior Plan, determined by applying the provisions of said Prior Plan to both service under said Prior Plan and service under this Plan, without duplication, or (ii) years of Regular Service determined by applying the provisions of this Plan to both service under said Prior Plan and service under this Plan, without duplication.

(b) (Reference: Sections 4.1(a), 4.1(b), and 5.1). For each Member with an Accrued Benefit in said Prior Plan on December 31, 1999, the amount of Retirement Pension payable under Section 4.1(a) shall be the sum of (i) the benefits provided by applying the formula set forth in Section 4.1(b), and (ii) the benefit which the Member had accrued under said Prior Plan as of December 31, 1999, such sum to be adjusted as provided in said Prior Plan for any optional form of payment elected by the Member. If the Member elects an optional form of payment not available under said Prior Plan as of December 31, 1999 (including the lump sum option for benefits with a lump sum value greater than the Plan’s automatic lump sum payment level), the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

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(c) (Reference: Section 4.1(e) and 5.1). For each Member with an Accrued Benefit in said Prior Plan on December 31, 1999, the amount of Retirement Pension payable under Section 4.1(e) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b), and (ii) the benefit which the Member had accrued under said Prior Plan as of December 31, 1999, such sum to be adjusted as provided in said Prior Plan for any optional form of payment elected by the Member. If the Member elects an optional form of payment not available under said Prior Plan as of December 31, 1999 (including the lump sum option for benefits with a lump sum value greater than the Plan’s automatic lump sum payment level), the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

(d) (Reference: Section 4.1(f) and 5.1). For each Member who had an Accrued Benefit in said Prior Plan on December 31, 1999, and who is at least 60 years of age and has at least 15 Years of Credited Service (determined, solely for purposes of meeting the 15 years requirement, by applying the definition of Credited Service under said Prior Plan to both service under the Prior Plan and service under this Plan, without duplication) at his Early Retirement Date, the amount of Retirement Pension payable under Section 4.1(f) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) based on Credited Service to the Early Retirement Date, adjusted by applying the reduction factors specified in Section 4.1(f) of the Plan, and (ii) the benefit which the Member had accrued under the Prior Plan as of December 31, 1999, adjusted by applying the reduction factors specified in Section 5.01 of said Prior Plan, such sum to be further adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan and elected by the Member. If the Member elects an optional form of payment which was not available under said Prior Plan as of December 31, 1999 (including the lump sum option for benefits with a lump sum value greater than the Plan’s automatic lump sum payment level), the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

(e) (Reference: Sections 4.1(f), 4.2(a)(i), and 5.1). The vested percentage of the Accrued Benefit of each Member who is described in subsection (a) above and who had at least three Years of Vesting Service under said Prior Plan on December 31, 1999 shall be the greater of (i) the vested percentage determined by applying the vesting provisions of said Prior Plan on December 31, 1999 to both service under said Prior Plan and service under this Plan, without duplication, or (ii) the vested percentage determined under the vesting provisions of this Plan determined by applying the provisions of Sections 1.51 and 4.2(a)(i) to both service under said Prior Plan and service under this Plan, without duplication. In addition, for each Member who is described in subsection (a) above and who had an Accrued Benefit in said Prior Plan on December 31, 1999, has at least 15 Years of Credited Service (determined by applying the definition of Credited Service under said Prior Plan to both service under said Prior Plan and service under this Plan, without duplication) at the date he terminates employment, and who is at least 60 years of age at his Annuity Starting Date, the amount of Retirement Pension payable under Section 4.1(f) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) based on Credited Service to the Early Retirement Date, and (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of December 31, 1999, such sum to be adjusted by applying the reduction factors specified in Section 5.01 of said Prior Plan, and such sum to be further adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan and elected by the Member. If the Member elects an optional form of payment which was not available under said Prior Plan as of December 31, 1999

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(including the lump sum option for benefits with a lump sum value greater than the Plan’s automatic lump sum payment level), the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

A.15 Mercantile Stores, Inc. Pension Plan. This Section A.15 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the Mercantile Stores, Inc. Pension Plan, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 1.20). For the purposes of Section 1.20 of the Plan, each Member who first became an Associate on September 10, 1998 and who on the immediately preceding date was an associate of an employer then maintaining said Prior Plan shall be deemed to have at least five years of Regular Service.

(b) (Reference: Sections 4.1(a), 4.1(b), and 5.1). For each Member who became a member in the Plan on September 10, 1998 and who on September 9, 1998 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.1(a) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) and the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, such sum to be adjusted as provided in this Plan for the optional form of payments elected by the Member, or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, adjusted as provided in said Prior Plan for any optional form of payment available under said Prior Plan as of that date and elected by the Member.

(c) (Reference: Sections 4.1(e) and 5.1). For each Member who became a member in the Plan on September 10, 1998 and who on September 9, 1998 was a participant in said Prior Plan, the amount of Retirement Pension payable under Section 4.1(e) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) and the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, such sum to be adjusted as provided in this Plan for the optional form of payments elected by the Member, or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan as of that date and elected by the Member.

(d) (Reference: Sections 4.1(f) and 5.1). For each Member who became a member in the Plan on September 10, 1998 and who on September 9, 1998 was a participant in said Prior Plan, and who is at least 60 years old at his Early Retirement Date, the amount of Retirement Pension payable under Section 4.1(f) shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) based on Credited Service to the Early Retirement Date and the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, such sum to be adjusted as provided in this Plan for the optional form of payments elected by the Member, and further adjusted by applying the reduction factors specified in Section 4.1(f), or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan as of that date and elected by the Member, and further adjusted by applying the reduction factors specified in Section 4.2(a) of said Prior Plan.

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(e) (Reference: Sections 4.2(a) and 5.1). Each Member who became a member in the Plan on September 10, 1998, was a participant in said Prior Plan on September 9, 1998, and had three years of Service (as defined in said Prior Plan) as of September 9, 1998 shall be 100% vested in his Accrued Benefit. Each Member who is described in subsection (a) above and who became a member in the Plan on September 10, 1998 and was a participant in said Prior Plan on September 9, 1998, but who did not have three years of Service (as defined in said Prior Plan) as of September 9, 1998 shall be 100% vested in the portion of his Accrued Benefit which is the benefit he had accrued under said Prior Plan, and shall become 100% vested in his entire Accrued Benefit at such time as he has earned three years of service, taking into account Service under and as defined in said Prior Plan and Regular Service with the Group. In addition, for each Member who is described in subsection (a) above and who became a member in the Plan on September 10, 1998, who on September 9, 1998 was a participant in said Prior Plan, and who is at least 60 years of age at his Annuity Starting Date, the amount of Retirement Pension payable under Section 4.2 shall be the greater of (i) the sum of the benefit provided by application of the formula set forth in Section 4.1(b) based on Credited Service to the Early Retirement Date and the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, such sum to be adjusted as provided in this Plan for the optional form of payments elected by the Member, and further adjusted by applying the reduction factors specified in Section 4.2, or (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of September 9, 1998, adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan as of that date and elected by the Member, and further adjusted by applying the reduction factors specified in Section 4.2(a) of said Prior Plan.

A.16 ZCMI Retirement Plan. This Section A.16 sets forth special provisions that apply to Members who were participants in the Prior Plan that was known as the ZCMI Retirement Plan, to the extent hereinafter specified (the section references below being to the sections of this Plan unless otherwise indicated).

(a) (Reference: Section 1.51). Each Member who had before December 31, 1998 been an employee of an employer then maintaining said Prior Plan and who first became an Associate on or after December 31, 1999 shall have his Regular Service deemed to be the greater of (i) his Years of Vesting Service under said Prior Plan, determined under the Prior Plan by applying the provisions of said Prior Plan to both service under said Prior Plan and service under this Plan, without duplication, or (ii) his years of Regular Service determined by applying the provisions of this Plan to both service under said Prior Plan and service under this Plan, without duplication.

(b) (Reference: Sections 4.1(a), 4.1(b), and 5.1). For each Member with an Accrued Benefit in said Prior Plan on January 31, 2000, the amount of Retirement Pension payable under Section 4.1(a) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) and (ii) the benefit which the Member had accrued under said Prior Plan as of January 31, 2000, such sum to be adjusted as provided in the Prior Plan for any optional form of payment available under said Prior Plan and elected by the Member. If the Member elects an optional form of payment not available under said Prior Plan as of January 31, 2000, the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

(c) (Reference: Sections 4.1(e) and 5.1). For each Member with an Accrued Benefit in said Prior Plan on January 31, 2000, the amount of Retirement Pension payable under

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Section 4.1(e) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) and (ii) the benefit which the Member had accrued under the Prior Plan as of January 31, 2000, such sum to be adjusted as provided in said Prior Plan for any optional form of payment available under said Prior Plan and elected by the Member. If the Member elects an optional form of payment not available under said Prior Plan as of January 31, 2000, the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

(d) (Reference: Sections 4.1(f) and 5.1). For each Plan Member who had an Accrued Benefit in said Prior Plan on January 31, 2000, and who is at least 50 years of age and has at least five Years of Vesting Service (determined, solely for purposes of meeting the five years requirement, by applying the definition of Year of Vesting Service under said Prior Plan to both service under said Prior Plan and service under this Plan, without duplication) at his Early Retirement Date, the amount of Retirement Pension payable under Section 4.1(f) shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) based on Credited Service to the Early Retirement Date and (ii) the benefit which the Member had accrued under said Prior Plan as of January 31, 2000, such sum to be adjusted in accordance with either Section 4.1(f) or Section 6.01 of said Prior Plan, whichever is more favorable to the Member, such sum to be further adjusted as provided in said Prior Plan for an optional form of payment available under said Prior Plan and elected by the Member. If the Member elects an optional form of payment which was not available to the Member under said Prior Plan as of January 31, 2000, the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

(e) (Reference: Sections 4.2(a) and 5.1). The vested percentage of the Accrued Benefit of each Member who is described in subsection (a) above and who had at least three Years of Vesting Service under said Prior Plan on January 31, 2000 shall be the greater of (i) the vested percentage determined by applying the vesting provisions of said Prior Plan on January 31, 2000 to both service under said Prior Plan and service under this Plan, without duplication, or (ii) the vested percentage determined under the vesting provisions of this Plan determined by applying the provisions of Sections 1.51 and 4.2(a)(i) to both service under the Prior Plan and service under the Plan, without duplication. In addition, for each Member who is described in subsection (a) above and who had an Accrued Benefit in said Prior Plan on January 31, 2000, has at least five Years of Vesting Service (determined by applying the definition of Year of Vesting Service under said Prior Plan to both service under said Prior Plan and service under this Plan, without duplication) at the date he terminates employment, and who is at least 50 years of age at his Annuity Starting Date, the amount of Retirement Pension payable under Section 4.2 shall be the sum of (i) the benefit provided by applying the formula set forth in Section 4.1(b) based on Credited Service to the date he terminates employment and (ii) the benefit, if any, which the Member had accrued under said Prior Plan as of January 31, 2000, such sum to be adjusted in accordance with either Section 4.2 or Section 8.02 of said Prior Plan, whichever is more favorable to the Member, and such sum to be further adjusted as provided in said Prior Plan for an optional form of payment available to the Member under said Prior Plan and elected by the Member. If the Member elects an optional form of payment which was not available under said Prior Plan as of January 31, 2000 (including the lump sum option for benefits with a lump sum value greater than the Plan’s automatic lump sum payment level), the sum of clauses (i) and (ii) hereof shall be adjusted in accordance with the optional form of payment provisions of this Plan.

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(g) (Reference: Section 5.10). The Retirement Pension of each Member with an Accrued Benefit in said Prior Plan on January 31, 2000, and who attained age 70-1/2 in calendar year 2000 or earlier, shall be distributed as specified in Section 10.06 of said Prior Plan.

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